PROSPECTUS SUPPLEMENT
(To Prospectus dated June 10, 1997)

                               (CITYSCAPE LOGO)

                    CITYSCAPE HOME LOAN OWNER TRUST 1997-3
             $50,100,000  CLASS  A-1 VARIABLE  RATE  HOME  LOAN ASSET  BACKED
              NOTES
             $28,400,000 CLASS A-2 7.37% HOME LOAN ASSET BACKED NOTES $22,000,000 CLASS A-3 7.31% HOME LOAN ASSET BACKED NOTES $22,900,000 CLASS A-4 7.57% HOME LOAN ASSET BACKED NOTES $13,600,000 CLASS A-5 7.89% HOME LOAN ASSET BACKED NOTES $14,000,000 CLASS A-6 7.41% HOME LOAN ASSET BACKED NOTES $22,500,000 CLASS M-1 7.68% HOME LOAN ASSET BACKED NOTES $15,500,000 CLASS M-2 7.84% HOME LOAN ASSET BACKED NOTES
             $ 9,000,000 CLASS B   8.17% HOME LOAN ASSET BACKED NOTES
                         HOME LOAN ASSET BACKED NOTES
 DISTRIBUTIONS PAYABLE ON THE 25TH DAY OF EACH MONTH, COMMENCING IN JULY 1997
                      FINANCIAL ASSET SECURITIES CORP.,
                                 as Depositor
                               CITYSCAPE CORP.,
                                 as Servicer
                                  ---------
         The Cityscape Home Loan Owner Trust 1997-3 (the "Trust") will be formed pursuant to a trust agreement to be dated as of June 2, 1997 (the "Trust Agreement") and entered into by Financial Asset Securities Corp., as depositor (the "Depositor"), Wilmington Trust Company, as owner trustee (the "Owner Trustee"), First Bank National Association, as co-owner trustee (in such capacity, the "Co-Owner Trustee") and Cityscape Funding Corporation V (the "Transferor"). The Trust will issue $198,000,000 aggregate principal amount of Home Loan Asset Backed Notes (the "Notes") pursuant to an indenture to be dated as of June 2, 1997 (the "Indenture"), between the Trust and First Bank National Association, as indenture trustee (in such capacity, the "Indenture Trustee"). The Trust will also issue instruments evidencing the residual interest in the Trust (the "Residual Interest"). Only the Notes are offered hereby.



                                                                    Underwriting      Proceeds to
                                             Price to Public        Discount          Depositor(2)

Class A-1 Notes . . . . . . . . . . . . .     100.000000%              0.205%         99.7950000%
Class A-2 Notes(1)  . . . . . . . . . . .     101.000000%              0.250%        100.7500000%
Class A-3 Notes(1)  . . . . . . . . . . .     101.015625%              0.300%         99.7156250%
Class A-4 Notes(1)  . . . . . . . . . . .     101.531250%              0.350%        101.1812500%
Class A-5 Notes(1)  . . . . . . . . . . .     101.531250%              0.400%        101.1312500%
Class A-6 Notes(1)  . . . . . . . . . . .     101.031250%              0.350%        100.6812500%
Class M-1 Notes(1)  . . . . . . . . . . .     100.000000%              0.500%         99.5000000%
Class M-2 Notes(1)  . . . . . . . . . . .      99.953125%              0.600%         99.9353125%
Class B Notes(1)  . . . . . . . . . . . .      99.968750%              0.750%         99.2187500%
Total   . . . . . . . . . . . . . . . . .
                                          $199,200,640.63         $696,255.00     $198,504,385.63




(1)  Plus accrued interest, if any, at the applicable rate from June 3, 1997.
(2)  Before deducting expenses, estimated to be $550,000.

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE NOTES, SEE THE INFORMATION HEREIN UNDER "RISK FACTORS" BEGINNING ON PAGE S-12 AND IN THE PROSPECTUS BEGINNING ON PAGE 11.

                             ____________________

THE NOTES REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, TRANSFEROR, SERVICER, OWNER TRUSTEE, INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE
EXTENT PROVIDED HEREIN.   NEITHER THE LOANS NOR THE  NOTES ARE INSURED OR
GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             ____________________

GREENWICH CAPITAL MARKETS, INC.                      BEAR, STEARNS & CO. INC.

June 10, 1997



    THE YIELDS TO MATURITY OF ANY NOTES MAY VARY FROM THE ANTICIPATED YIELDS TO THE EXTENT SUCH NOTES ARE PURCHASED AT A DISCOUNT OR PREMIUM AND TO THE EXTENT THE RATE AND TIMING OF PAYMENTS THEREOF ARE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE LOANS. THE YIELD TO INVESTORS ON THE CLASS A-1 NOTES ALSO WILL BE SENSITIVE TO, AMONG OTHER THINGS, THE LEVEL OF THE LONDON INTERBANK OFFERED RATE FOR ONE-MONTH UNITED STATES DOLLAR DEPOSITS ("ONE-MONTH LIBOR"). NOTEHOLDERS SHOULD CONSIDER, IN THE CASE OF ANY NOTES PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY NOTES PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD.

    The Trust will primarily consist of a pool (the "Pool") of home loans (the "Loans") secured by either mortgages, deeds of trust or other similar security instruments (the "Mortgages") as described herein under "The Pool." Loans having an aggregate unpaid principal balance as of June 2, 1997 (the "Initial Cut-Off Date") of approximately $152,698,011.80 (the "Initial
Loans") have been designated for inclusion in the Pool. On or prior to August 31, 1997, the Trust may purchase additional loans (the "Subsequent Loans") having an aggregate unpaid principal balance of up to $47,301,988.20 with amounts on deposit in an account (the "Pre-Funding Account") established for such purpose on the Closing Date.

    Distributions on the Notes will be made to the holders of the Notes (the "Noteholders") on the 25th day of each month or, if such day is not a Business Day (as defined herein), the next succeeding Business Day (each, a "Distribution Date"), beginning in July 1997. The Notes are secured by the assets of the Trust pursuant to the Indenture. On each Distribution Date, the Noteholders will be entitled to receive, from and to the extent that funds are available therefor in the Note Distribution Account, distributions with respect to interest and principal calculated as described herein under "Description of the Notes--Distributions on the Notes." Distributions of
interest on the Class B Notes will be subordinated in priority to distributions of interest on the Class M-1 and Class M-2 Notes (together, the "Mezzanine Notes") which, in turn, will be subordinated in priority to distributions of interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Notes (the "Senior Notes") as described herein. Distributions of principal on the Class B Notes will be subordinated in priority to distributions of principal on the Mezzanine Notes which, in turn, will be subordinated in priority to distributions of principal of the Senior Notes as described herein.

    Greenwich Capital Markets, Inc. and Bear, Stearns & Co. Inc. (together, the "Underwriters") intend to make a secondary market in the Notes but have no obligation to do so. There is currently no secondary market for the Notes and there can be no assurance that such a market will develop or, if it does develop, that it will continue.
                             ____________________

    The Notes are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel. It is expected that delivery of the Notes will be made in book-entry form only through the facilities of The Depository Trust Company (the "Depository") on or about June 13, 1997.
                             ____________________

    Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Notes. Such transactions may include stabilizing and the purchase of Notes to cover syndicate short positions. For a description of these activities, see "Method of Distribution" herein.

    This Prospectus Supplement does not contain complete information about the offering of the Notes. Additional information is contained in the Prospectus dated June 10, 1997 (the "Prospectus") which accompanies this Prospectus Supplement and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Notes may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

    Upon written request, Cityscape Corp. ("Cityscape") will make available its most recent audited financial statements. Requests should be directed to Cityscape Corp., 565 Taxter Road, Elmsford, New York 10523, Attention: Cheryl
P. Carl, Senior Vice President.

    UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the distributions to be made on, or the yield of, the Notes, which risks and uncertainties are discussed under "Risk Factors" and "Prepayment and Yield Considerations." As a consequence, no assurance can be given as to the actual distributions on, or the yield of, any Class of Notes.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    There are incorporated herein by reference all documents filed by the Depositor with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes. The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be made in writing to Peter McMullin, Vice President of Financial Asset Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830.




                                   SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in the Prospectus Supplement or in the Prospectus.

  Trust . . . . . . . . . . . . . . .     Cityscape  Home  Loan  Owner   Trust
                                          1997-3    (the   "Trust"    or   the
                                          "Issuer"),   a   Delaware   business
                                          trust, will be established  pursuant
                                          to a  trust agreement to be dated as
                                          of   June  2,   1997   (the   "Trust
                                          Agreement"),  among  the  Depositor,
                                          the  Owner  Trustee,  the   Co-Owner
                                          Trustee and the Transferor.

  Depositor . . . . . . . . . . . . .     Financial   Asset  Securities  Corp.
                                          (the   "Depositor"),   a    Delaware
                                          corporation.   The  Depositor is  an
                                          indirect   limited  purpose  finance
                                          subsidiary  of National  Westminster
                                          Bank   Plc  and   an  affiliate   of
                                          Greenwich   Capital   Markets,  Inc.
                                          ("Greenwich").  See "The  Depositor"
                                          in  the Prospectus  and  "Method  of
                                          Distribution" herein.   None of  the
                                          Depositor,   National    Westminster
                                          Bank Plc or any of  their affiliates
                                          or  any other  person or entity will
                                          insure or guarantee or  otherwise be
                                          obligated   with   respect  to   the
                                          Notes.

  Servicer  . . . . . . . . . . . . .     Cityscape Corp. (the "Servicer"),  a
                                          New   York   corporation,   in   its
                                          capacity as servicer of the Loans.

  Transferor  . . . . . . . . . . . .     Cityscape   Funding   Corporation  V
                                          (the   "Transferor"),   a   Delaware
                                          corporation,  in  its  capacity   as
                                          transferor  of  the  Loans   to  the
                                          Depositor.

  Indenture Trustee . . . . . . . . .     First  Bank National  Association, a
                                          national  banking  association,   as
                                          the   indenture  trustee   (in  such
                                          capacity,  the  "Indenture Trustee")
                                          under  an indenture  to be  dated as
                                          of  June 2,  1997 (the  "Indenture")
                                          between the Trust and  the Indenture
                                          Trustee.


  Owner Trustee and Co-Owner Trustee      Wilmington    Trust    Company,    a
                                          Delaware   banking  corporation,  as
                                          owner   trustee   under  the   Trust
                                          Agreement (the "Owner Trustee")  and
                                          First Bank National Association,  as
                                          co-owner  trustee  under  the  Trust
                                          Agreement  (in  such  capacity,  the
                                          "Co-Owner Trustee").

  Custodian . . . . . . . . . . . . .     First Bank National Association,  as
                                          the   custodian   (the  "Custodian")
                                          under the Custodial Agreement  to be
                                          dated  as  of June  2,  1997 by  and
                                          among the Trust, the  Depositor, the
                                          Transferor,   the   Servicer,    the
                                          Indenture     Trustee    and     the
                                          Custodian.

  Closing Date  . . . . . . . . . . .     On or about June 13, 1997.

  Cut-Off Date  . . . . . . . . . . .     With respect  to the Initial  Loans,
                                          June 2,  1997 (the "Initial  Cut-Off
                                          Date").     With   respect  to   the
                                          Subsequent    Loans,    the     date
                                          specified  as such  in  the  related
                                          Subsequent  Transfer  Agreement  (as
                                          defined herein).

  Distribution Date . . . . . . . . .     The 25th day  of each  month or,  if
                                          such day is not a  Business Day, the
                                          next   succeeding   Business    Day,
                                          commencing  in July  1997  (each,  a
                                          "Distribution Date").

  Due Period  . . . . . . . . . . . .     With respect to a  Distribution Date
                                          (other  than the  first Distribution
                                          Date),     the    calendar     month
                                          immediately      preceding      such
                                          Distribution  Date  (each,  a   "Due
                                          Period").    With  respect   to  the
                                          first Distribution Date, the  period
                                          from  June 3,  1997 through June 30,
                                          1997.

  Determination Date  . . . . . . . .     The fourteenth calendar day  of each
                                          month  or,  if  such day  is  not  a
                                          Business   Day,   the    immediately
                                          preceding  Business  Day  (each,   a
                                          "Determination Date").

  Record Date . . . . . . . . . . . .     With  respect  to each  Distribution
                                          Date    (other   than    the   first
                                          Distribution  Date),  the  close  of
                                          business  on the  last Business  Day
                                          of  the month  immediately preceding
                                          the    month    in    which     each
                                          Distribution  Date  occurs (each,  a
                                          "Record Date").

  The Notes . . . . . . . . . . . . .     The Trust will issue the Classes  of
                                          Notes pursuant  to the Indenture  in
                                          the  respective  aggregate   initial
                                          principal  amounts specified  on the
                                          cover  hereof  (each such  aggregate
                                          principal    amount    being     the
                                          "Original  Class  Principal Balance"
                                          for the related  Class).   The Notes
                                          will  be secured  by the  assets  of
                                          the Trust pursuant to  the Indenture
                                          and  will  be  senior  in  right  of
                                          payment  to  the Residual  Interest.
                                          In  addition,  as described  herein,
                                          the Class A-1,  Class A-2,  Class A-
                                          3, Class  A-4, Class  A-5 and  Class
                                          A-6 Notes (the "Senior  Notes") will
                                          also  be  senior  in  the  right  to
                                          receive  certain  payments  relative
                                          to  the  Class  M-1  and  Class  M-2
                                          Notes   (together,  the   "Mezzanine
                                          Notes"),  which will  be  senior  in
                                          the   right   to   receive   certain
                                          payments  relative to  the  Class  B
                                          Notes.    Payments  in   respect  of
                                          interest  on the  Notes will be made
                                          prior  to payments  of principal  of
                                          the Notes.  Interest will  accrue on
                                          the Class A-1 Notes with respect  to
                                          each  Distribution  Date  at  a  per
                                          annum rate  equal to  the lesser  of
                                          (a)  One-Month LIBOR  plus 0.13%  or
                                          (b)  12.00% (with  respect  to  such
                                          Class,  the  "Note Interest  Rate").
                                          Interest will  accrue on each  Class
                                          of  Notes other  than the  Class A-1
                                          Notes  at the  applicable per  annum
                                          rate   set   forth   herein    under
                                          "Description  of the  Notes--Related
                                          Definitions"   (as   to  each   such
                                          Class,  the  "Note Interest  Rate").
                                          Interest  on  the  Class  A-1  Notes
                                          with  respect  to  any  Distribution
                                          Date  will   accrue  based  on   the
                                          actual  number of  days included  in
                                          the   period   commencing   on   the
                                          immediately  preceding  Distribution
                                          Date (or  the  Closing  Date in  the
                                          case   of  the   first  Distribution
                                          Date)   and  ending   on   the   day
                                          immediately      preceding      such
                                          Distribution   Date   and  will   be
                                          calculated based on a  360-day year.
                                          Interest  on the  Notes  other  than
                                          the Class  A-1 Notes will accrue  on
                                          the   basis  of   a   360-day   year
                                          consisting of twelve 30-day  months.
                                          See  "Description  of  the   Notes--
                                          Distributions on the Notes" herein.

  Priority of Distributions

  Regular Distribution Amount . . . .     The Regular Distribution Amount  (as
                                          defined herein) will be  distributed
                                          on  each Distribution  Date  in  the
                                          following    order    of   priority:
                                          (i) to   pay   accrued  and   unpaid
                                          interest  on the  Senior Notes,  pro
                                          rata,   based  on   the  amount   of
                                          interest  distributable  in  respect
                                          of  each such  Class  calculated  at
                                          the  related  Note  Interest   Rate;
                                          (ii)  to  pay  accrued   and  unpaid
                                          interest,  first, on  the Class  M-1
                                          Notes and, second, on  the Class M-2
                                          Notes;  (iii)  to  pay  accrued  and
                                          unpaid  interest  on  the   Class  B
                                          Notes; (iv) first, to pay the  Class
                                          A-6 Priority Principal  Distribution
                                          Amount  (as defined  herein) on  the
                                          Class  A-6  Notes  until  the  Class
                                          Principal    Balance   thereof    is
                                          reduced to zero and, second,  to pay
                                          as  principal  of  the   Class  A-1,
                                          Class  A-2, Class  A-3,  Class  A-4,
                                          Class A-5  and Class  A-6 Notes,  in
                                          that  order,  until  the  respective
                                          Class  Principal  Balances   thereof
                                          are  reduced  to  zero, the   amount
                                          necessary  to  reduce the  aggregate
                                          Class   Principal  Balance   of  the
                                          Senior Notes  to the Senior  Optimal
                                          Principal    Balance   (as   defined
                                          herein); (v) to pay as  principal of
                                          the Class  M-1 and Class M-2  Notes,
                                          in that order, the  amount necessary
                                          to   reduce   the  Class   Principal
                                          Balances  thereof to  the Class  M-1
                                          and  Class  M-2  Optimal   Principal
                                          Balances, respectively; (vi) to  pay
                                          as principal  of the Class B  Notes,
                                          the amount  necessary to reduce  the
                                          Class  Principal Balance  thereof to
                                          zero;   (vii)   to   pay    to   the
                                          Class M-1,  Class  M-2  and  Class B
                                          Notes,   in   that   order,    their
                                          respective    Loss     Reimbursement
                                          Deficiencies  (as  defined  herein),
                                          if  any;   and  (viii)  to  pay  any
                                          remaining  amount  to  the  Residual
                                          Interest.

    Excess Spread . . . . . . . . . .     The   Excess   Spread  (as   defined
                                          herein) will be distributed  on each
                                          Distribution  Date in  the following
                                          order  of  priority  (after   giving
                                          effect    to    all    distributions
                                          specified  above  under   "--Regular
                                          Distribution  Amount"):  (i)  in  an
                                          amount       equal       to      the
                                          Overcollateralization     Deficiency
                                          Amount (as defined herein),  if any,
                                          as  follows: (A) (1)  to pay  to the
                                          Class  A-6   Notes  the  Class   A-6
                                          Priority Excess Spread  Distribution
                                          Amount  (as  defined herein),  until
                                          the Class Principal Balance  thereof
                                          is reduced  to zero  and (2) to  pay
                                          as   principal  of   the  Class A-1,
                                          Class  A-2, Class  A-3,  Class  A-4,
                                          Class A-5  and Class  A-6 Notes,  in
                                          that  order,  until  the  respective
                                          Class  Principal  Balances   thereof
                                          are  reduced  to  zero,  the  amount
                                          necessary  to  reduce the  aggregate
                                          Class   Principal  Balance   of  the
                                          Senior Notes  to the Senior  Optimal
                                          Principal  Balance; (B)  to  pay  as
                                          principal  of  the  Class   M-1  and
                                          Class M-2 Notes, in that  order, the
                                          amount   necessary  to   reduce  the
                                          respective Class Principal  Balances
                                          thereof to  the Class M-1 and  Class
                                          M-2   Optimal   Principal  Balances,
                                          respectively;  and  (C) to  pay   as
                                          principal of the Class B  Notes, the
                                          amount   necessary  to   reduce  the
                                          Class  Principal Balance  thereof to
                                          zero; (ii) to pay to  the Class M-1,
                                          Class  M-2  and  Class B  Notes,  in
                                          that  order,  their respective  Loss
                                          Reimbursement Deficiencies, if  any;
                                          and   (iii) to  pay   any  remaining
                                          amount to the Residual Interest.

  Final Maturity Date . . . . . . . .     The Class Principal Balance  of each
                                          Class  of Notes,  to the  extent not
                                          previously paid, will be  payable in
                                          full  on the  Distribution  Date  in
                                          July   2018  (the   "Final  Maturity
                                          Date"),  although it  is anticipated
                                          that  the actual  final Distribution
                                          Date for  each such Class will occur
                                          significantly   earlier   than   the
                                          Final Maturity Date.

  Form and Registration of the Notes      The  Notes  will  be   available  in
                                          book-entry  form.  Persons acquiring
                                          beneficial  ownership  interests  in
                                          the Notes ("Note Owners")  will hold
                                          such  Notes through  the book  entry
                                          facilities  of The  Depository Trust
                                          Company  ("DTC").   Transfers within
                                          DTC  will be  in accordance with the
                                          usual     rules    and     operating
                                          procedures of  DTC.  So long as each
                                          Class  of  Notes  is  in  book-entry
                                          form,  each   such  Class  will   be
                                          evidenced    by    one    or    more
                                          certificates registered in the  name
                                          of   the  nominee   of  DTC.     The
                                          interests  of the  Note Owners  will
                                          be  represented  by book-entries  on
                                          the     records    of     DTC    and
                                          participating  members thereof.   No
                                          Note  Owner  will  be   entitled  to
                                          receive  a  definitive   certificate
                                          representing      such      person's
                                          interest, except  in the event  that
                                          Definitive  Securities  are   issued
                                          under   the  limited   circumstances
                                          described  herein.   All  references
                                          in  this  Prospectus  Supplement  to
                                          any  Class  of  Notes   reflect  the
                                          rights  of the  Note Owners  of such
                                          Class only  as  such  rights may  be
                                          exercised   through   DTC  and   its
                                          participating  members  so  long  as
                                          such Class of  Notes is held by DTC.
                                          See   "Risk   Factors--   Book-Entry
                                          Registration"  and  "Description  of
                                          the           Securities--Book-Entry
                                          Registration  of Securities"  in the
                                          Prospectus.      The  Note   Owners'
                                          interests  in each  Class  of  Notes
                                          will   be  held   only  in   minimum
                                          denominations    of   $100,000   and
                                          integral  multiples  of  $1,000   in
                                          excess thereof.

  Assets of the Trust . . . . . . . .     On the  Closing Date, the Trust will
                                          purchase from  the Depositor a  pool
                                          (the  "Pool")  of  home  loans  (the
                                          "Initial    Loans")    having     an
                                          aggregate  unpaid principal  balance
                                          of  approximately $152,698,011.80 as
                                          of  the Initial  Cut-Off  Date  (the
                                          "Original  Pool Principal  Balance")
                                          pursuant  to a  Sale  and  Servicing
                                          Agreement to be dated as  of June 2,
                                          1997   (the   "Sale  and   Servicing
                                          Agreement")  among  the  Trust,  the
                                          Depositor,   the   Transferor,   the
                                          Servicer, the Indenture Trustee  and
                                          the  Co-Owner Trustee.   On or prior
                                          to  August 31,  1997, the  Trust may
                                          purchase   additional   loans   (the
                                          "Subsequent   Loans,"  and  together
                                          with   the   Initial   Loans,    the
                                          "Loans") having an aggregate  unpaid
                                          principal    balance   of    up   to
                                          $47,301,988.20  (the "Original  Pre-
                                          Funded Amount").  The Loans  will be
                                          secured   by  mortgages,   deeds  of
                                          trust  or  other  similar   security
                                          instruments (the "Mortgages").

                                          The   assets  of   the  Trust   will
                                          consist  primarily  of  the   Loans.
                                          The  assets of  the Trust  will also
                                          include  (i)  payments  of  interest
                                          and  principal  received in  respect
                                          of the Loans after the related  Cut-
                                          Off  Date; (ii)  amounts on  deposit
                                          in  the  Collection  Account,   Note
                                          Distribution  Account,   Pre-Funding
                                          Account,    Capitalized     Interest
                                          Account       and        Certificate
                                          Distribution   Account;   and  (iii)
                                          certain    other    ancillary     or
                                          incidental    funds,   rights    and
                                          properties     related     to    the
                                          foregoing.      See   "The   Trust--
                                          General"  herein.   The  Trust  will
                                          include    the    unpaid   principal
                                          balance  of  each  Loan  as  of  its
                                          applicable  Cut-Off Date  (the "Cut-
                                          Off Date Principal Balance").   With
                                          respect  to  any  date,   the  "Pool
                                          Principal Balance" will be  equal to
                                          the   aggregate  of   the  Principal
                                          Balances  of  all  Loans  as  of the
                                          last   day   of   the    immediately
                                          preceding  Due  Period  (as  defined
                                          herein).   The Principal Balance  of
                                          any  Loan  will  be   calculated  as
                                          described herein under "The  Trust--
                                          General."

                                          The   Trust  will   also  issue   an
                                          instrument  evidencing  the residual
                                          interest in  the assets of the Trust
                                          (the "Residual Interest"), which  is
                                          not  being  offered  hereby.     The
                                          Residual Interest is subordinate  in
                                          right of payment to the Notes.

  The Loans . . . . . . . . . . . . .     All of the Loans will  be home loans
                                          (i.e., not insured or  guaranteed by
                                          a  governmental  agency)  for  which
                                          the  related proceeds  were used  to
                                          finance  (i) property  improvements,
                                          (ii) the   acquisition  of  personal
                                          property such as home  appliances or
                                          furnishings,              (iii) debt
                                          consolidation,   (iv) the    partial
                                          refinancing  of  one- to  two-family
                                          residential  properties  (which  may
                                          include  cash-out  to the  borrower)
                                          or  (v) a  combination  of  property
                                          improvements,   debt   consolidation
                                          and    other    consumer   purposes.
                                          Substantially  all of  the Mortgages
                                          for the Loans will be  junior (i.e.,
                                          second, third, etc.) in  priority to
                                          one  or  more  senior  liens  on the
                                          related     mortgaged     properties
                                          ("Mortgaged   Properties"),    which
                                          will  consist  primarily  of  owner-
                                          occupied  single-family  residences.
                                          Substantially all of the  Loans will
                                          be  secured by  liens  on  Mortgaged
                                          Properties  in  which the  borrowers
                                          have little or no equity (i.e.,  the
                                          related    Combined    Loan-to-Value
                                          Ratios exceed  100%) at the time  of
                                          origination.   See "Risk Factors  --
                                          Adequacy     of    the     Mortgaged
                                          Properties   as  Security   for  the
                                          Loans"  and "The  Pool"  herein  and
                                          "The Trust  Fund --The Loans" in the
                                          Prospectus.

                                          "Combined    Loan-to-Value    Ratio"
                                          means,  with respect  to  any  Loan,
                                          the   fraction,   expressed   as   a
                                          percentage,  the numerator  of which
                                          is  the principal  balance  of  such
                                          Loan  at origination  plus,  in  the
                                          case  of  a  junior  lien  Loan, the
                                          aggregate   outstanding    principal
                                          balance of the related  senior liens
                                          on the date  of origination  of such
                                          Loan, and  the denominator of  which
                                          is  the   appraised  value  of   the
                                          related  Mortgaged  Property at  the
                                          time  of origination  of  such  Loan
                                          (determined   as   described  herein
                                          under       "Cityscape       Corp.--
                                          Underwriting Criteria").

                                          The Pool  will initially consist  of
                                          3,866   loans  and   will  have   an
                                          Original  Pool Principal  Balance of
                                          $152,698,011.80.    See  "The  Pool"
                                          herein.

                                          The  Servicer   has  an  option   to
                                          repurchase  any  Loan  incident   to
                                          foreclosure,  default  or   imminent
                                          default   thereof   (a    "Defaulted
                                          Loan")  (up to  an aggregate  amount
                                          of  Loans representing  10%  of  the
                                          Maximum   Collateral   Amount,    as
                                          defined herein).  Cityscape  and the
                                          Transferor  will  also be  obligated
                                          either to repurchase any Loan  as to
                                          which  a representation  or warranty
                                          has  been  breached,  which   breach
                                          remains uncured  for a period of  60
                                          days  and has  a materially  adverse
                                          effect  on  the  interests   of  the
                                          Noteholders  in such  Loan (each,  a
                                          "Defective Loan") or to  remove such
                                          Defective  Loan  and  substitute   a
                                          Qualified Substitute Loan.   As used
                                          herein,   a   "Qualified  Substitute
                                          Loan"   will  have   characteristics
                                          that  are  substantially similar  to
                                          the  characteristics  of  the   Loan
                                          which it  replaces.  The  repurchase
                                          of   any  Loan   (rather  than   the
                                          replacement     thereof      through
                                          substitution)    will   result    in
                                          accelerated  payments  of  principal
                                          distributions  on the  Notes.    See
                                          "Cityscape   Corp.--Repurchase    or
                                          Substitution of Loans" herein.

                                          With  respect   to  any  date,   the
                                          "Maximum  Collateral  Amount"  shall
                                          equal   the  sum   of  the  (i)  the
                                          Original Pool Principal Balance  and
                                          (ii)  the  aggregate  Cut-Off   Date
                                          Principal Balance of all  Subsequent
                                          Loans  transferred to  the Trust  on
                                          or prior to such date.

  Credit Enhancement  . . . . . . . .     Credit  enhancement with  respect to
                                          the Notes  will be  provided by  (i)
                                          the  subordination  of distributions
                                          in respect of the  Residual Interest
                                          (as  well as  the  subordination  of
                                          certain  Classes of  Notes to  other
                                          Classes   of  Notes,   as  described
                                          herein)         and         (ii) the
                                          Overcollateralization   Amount   (as
                                          defined  below), which  results from
                                          the  limited  acceleration  of   the
                                          principal amortization of the  Notes
                                          relative to the amortization  of the
                                          Loans by  the application of  Excess
                                          Spread, as described herein.

    Subordination . . . . . . . . . .     The  rights of  the holders  of  the
                                          Class M-1     Notes    to    receive
                                          distributions  of  interest on  each
                                          Distribution     Date    will     be
                                          subordinated to  such rights of  the
                                          holders  of the  Senior  Notes,  the
                                          rights   of  the   holders  of   the
                                          Class M-2     Notes    to    receive
                                          distributions  of  interest on  each
                                          Distribution     Date    will     be
                                          subordinated to  such rights of  the
                                          holders of  the Class M-1 Notes  and
                                          the Senior Notes, and the  rights of
                                          the holders of the Class B Notes  to
                                          receive  distributions  of  interest
                                          on  each Distribution  Date will  be
                                          subordinated to  such rights of  the
                                          holders  of  all  other  Classes  of
                                          Notes.   In addition, the rights  of
                                          the  holders of  the Class M-1 Notes
                                          to    receive    distributions    of
                                          principal on each Distribution  Date
                                          generally  will  be subordinated  to
                                          such  rights of  the holders  of the
                                          Senior Notes, and the rights  of the
                                          holders  of the  Class M-2  Notes to
                                          receive  distributions of  principal
                                          on each Distribution Date  generally
                                          will be subordinated to  such rights
                                          of the holders  of the  Senior Notes
                                          and  the  Class  M-1  Notes.     The
                                          rights  of the  holders of the Class
                                          B Notes to receive  distributions of
                                          principal on each Distribution  Date
                                          generally  will  be subordinated  to
                                          such  rights of  the holders  of all
                                          other   Classes  of   Notes.      In
                                          addition, the rights of  the holders
                                          of the Residual Interest  to receive
                                          any   distributions   from   amounts
                                          available on each Distribution  Date
                                          will be subordinated to  such rights
                                          of  the holders  of all  Classes  of
                                          Notes.  The subordination  described
                                          above  is intended  to  enhance  the
                                          likelihood  of  regular  receipt  by
                                          the  holders  of  the Notes  of  the
                                          full   amount   of   interest    and
                                          principal distributions due to  such
                                          holders and  to afford such  holders
                                          protection  against  losses  on  the
                                          Loans.   See "Description of  Credit
                                          Enhancement--Subordination       and
                                          Allocation of Losses" herein.

    Overcollateralization . . . . . .     As  of any  date  of  determination,
                                          the  "Overcollateralization  Amount"
                                          will equal  the  excess  of (A)  the
                                          sum  of   (i)  the  Pool   Principal
                                          Balance  and  (ii)  the   Pre-Funded
                                          Amount  over (B)  the  aggregate  of
                                          the Class Principal Balances  of the
                                          Notes.    On the  Closing Date,  the
                                          Overcollateralization  Amount   will
                                          be $2,000,000, which is equal  to 1%
                                          of  the  sum  of the  Original  Pool
                                          Principal  Balance and  the Original
                                          Pre-Funded Amount.   As a result  of
                                          the application of Excess  Spread in
                                          reduction  of  the  Class  Principal
                                          Balances    of   the    Notes,   the
                                          Overcollateralization   Amount    is
                                          expected   to  increase   over  time
                                          until such  amount is  equal to  the
                                          Overcollateralization         Target
                                          Amount.

                                          Except    as    otherwise   provided
                                          herein,  the  "Overcollateralization
                                          Target  Amount"  (A)  prior  to  the
                                          Stepdown  Date  (as defined  herein)
                                          will be  equal to the greater of (x)
                                          8.0%   of  the   Maximum  Collateral
                                          Amount and  (y) the Net  Delinquency
                                          Calculation   Amount   (as   defined
                                          herein); and  (B) on  and after  the
                                          S t e p d o w n   D a t e ,    t h e
                                          Overcollateralization Target  Amount
                                          will be  equal to the greater of (x)
                                          16.0% of the Pool  Principal Balance
                                          as  of the end of  the preceding Due
                                          Period and  (y) the Net  Delinquency
                                          Calculation  Amount;  provided, how-
                                          e v e r ,       t h a t        t h e
                                          Overcollateralization Target  Amount
                                          will in  no event be less than 0.50%
                                          of the Maximum Collateral Amount.

                                          While  the  distribution  of  Excess
                                          Spread  to holders  of the  Notes in
                                          reduction of their respective  Class
                                          Principal    Balances    has    been
                                          designed to  produce and maintain  a
                                          given   level  of   overcollaterali-
                                          zation  with respect  to the  Notes,
                                          there  can  be  no   assurance  that
                                          Excess Spread  will be generated  in
                                          sufficient  amounts  to ensure  that
                                          such   overcollateralization   level
                                          will  be achieved  or maintained  at
                                          all  times.    See  "Description  of
                                          Credit    Enhancement--Subordination
                                          and Allocation of Losses"  and "Risk
                                          Factors--Adequacy     of      Credit
                                          Enhancement" herein.

  Application of Allocable Loss
    Amounts . . . . . . . . . . . . .     In the  event that (a) the aggregate
                                          of the  Class Principal Balances  of
                                          all   Classes  of   Notes   on   any
                                          Distribution   Date  (after   giving
                                          effect to all distributions  on such
                                          date)  exceeds  (b) the  sum of  the
                                          Pool Principal Balance and  the Pre-
                                          Funded Amount,  each as  of the  end
                                          of  the  immediately  preceding  Due
                                          Period  (such excess,  an "Allocable
                                          Loss  Amount"), such  Allocable Loss
                                          Amount  will  be  applied,   sequen-
                                          tially,  in reduction  of the  Class
                                          Principal Balances  of the Class  B,
                                          Class  M-2 and  Class M-1  Notes, in
                                          that  order,  until  the  respective
                                          Class  Principal  Balances   thereof
                                          have    been   reduced    to   zero.
                                          Allocable Loss  Amounts will not  be
                                          applied  to  the  reduction  of  the
                                          Class   Principal  Balance   of  any
                                          Class  of Senior  Notes.   Allocable
                                          Loss   Amounts   applied   to    any
                                          applicable   Class  of   Notes  will
                                          entitle such Class to  reimbursement
                                          (such    entitlement,    a     "Loss
                                          Reimbursement   Deficiency")   under
                                          the circumstances and to  the extent
                                          provided  herein.   See "Description
                                          of    the    Notes--Application   of
                                          Allocable Loss Amounts" herein.

  Fees and Expenses of the Trust  . .     As  compensation  for  its  services
                                          pursuant to  the Sale and  Servicing
                                          Agreement,  the  Servicer  will   be
                                          entitled  to the  Servicing Fee  and
                                          the     additional      compensation
                                          described   under  "Description   of
                                          Transfer and Servicing  Agreements--
                                          Servicing"      (together,       the
                                          "Servicing   Compensation").      As
                                          compensation   for  their   services
                                          pursuant to the applicable  Transfer
                                          and   Servicing   Agreements,    the
                                          Indenture  Trustee will  be entitled
                                          to  its accrued  and unpaid fee (the
                                          "Indenture  Trustee  Fee")  and  the
                                          Owner  Trustee will  be entitled  to
                                          its  accrued  and  unpaid  fee  (the
                                          "Owner Trustee  Fee").  The  Servic-
                                          ing   Compensation,  the   Indenture
                                          Trustee  and the  Owner Trustee  Fee
                                          are collectively referred to  as the
                                          "Trust Fees and Expenses."

  Pre-Funding Account . . . . . . . .     On the Closing Date,  $47,301,988.20
                                          (the  "Original Pre-Funded  Amount")
                                          will  be  deposited  in  an  account
                                          (the  "Pre-Funding Account"),  which
                                          account will  be in the  name of the
                                          Indenture  Trustee and  is  part  of
                                          the  Trust   and  will  be  used  to
                                          acquire  Subsequent  Loans.   During
                                          the  Pre-Funding Period  (as defined
                                          below),  the amount  on  deposit  in
                                          the  Pre-Funding  Account  (net   of
                                          investment  earnings  thereon)  (the
                                          "Pre-Funded    Amount")   will    be
                                          reduced by  the amount thereof  used
                                          to  purchase  Subsequent  Loans   in
                                          accordance   with   the   Sale   and
                                          Servicing  Agreement.    The   "Pre-
                                          Funding   Period"   is  the   period
                                          commencing on  the Closing Date  and
                                          ending generally  on the earlier  to
                                          occur of (i)  the date on  which the
                                          amount  on   deposit  in  the   Pre-
                                          Funding   Account   (net   of    any
                                          investment   earnings   thereon)  is
                                          less than  $100,000 and (ii)  August
                                          31, 1997.  On the  Distribution Date
                                          following  the Due  Period in  which
                                          the  termination of  the Pre-Funding
                                          Period  occurs,  if  the  Pre-Funded
                                          Amount  at  the  end  of  the   Pre-
                                          Funding   Period   is   less    than
                                          $100,000,   any   such    Pre-Funded
                                          Amount   will   be  distributed   to
                                          holders  of  the  Classes  of  Notes
                                          then  entitled to  receive principal
                                          on   such   Distribution   Date   in
                                          reduction   of  the   related  Class
                                          Principal  Balances, thus  resulting
                                          in  a  partial  redemption   of  the
                                          related Notes  on such date.  On the
                                          Distribution Date following the  Due
                                          Period in  which the termination  of
                                          the  Pre-Funding  Period occurs,  if
                                          the Pre-Funded Amount at the  end of
                                          the  Pre-Funding  Period is  greater
                                          than  or  equal  to  $100,000  (such
                                          event,   a  "Pre-Funding   Pro  Rata
                                          Distribution  Trigger"),  such  Pre-
                                          Funded  Amount  will be  distributed
                                          to  the holders  of all  Classes  of
                                          Notes  and  the  Residual   Interest
                                          (which  initially is  represented by
                                          the Overcollateralization Amount  on
                                          the Closing  Date), pro rata,  based
                                          on  the  Original  Class   Principal
                                          Balances  thereof  and the  Residual
                                          Interest  in relation  to the sum of
                                          the Original Pool Principal  Balance
                                          and the Original Pre-Funded Amount.

  Capitalized Interest Account  . . .     On  the Closing  Date, a  portion of
                                          the  sales  proceeds  of  the  Notes
                                          will  be  deposited  in  an  account
                                          (the      "Capitalized      Interest
                                          Account")  for  application  by  the
                                          Indenture     Trustee     on     the
                                          Distribution  Dates  in  July  1997,
                                          August  1997 and  September 1997  to
                                          cover shortfalls in interest  on the
                                          Notes  that  may  arise  due  to the
                                          utilization   of   the   Pre-Funding
                                          Account  as described  herein.   Any
                                          amounts     remaining     in     the
                                          Capitalized Interest Account at  the
                                          end of  the Pre-Funding Period  will
                                          be paid to Cityscape.

  Optional Termination  . . . . . . .     The  holders  of Residual  Interests
                                          exceeding  in the  aggregate  a  50%
                                          percentage  interest (the  "Majority
                                          Residual  Interestholders")  may, at
                                          their   option,   effect  an   early
                                          termination  of  the  Trust   on  or
                                          after   any  Distribution   Date  on
                                          which  the  Pool  Principal  Balance
                                          declines  to  10%  or  less  of  the
                                          Maximum    Collateral   Amount,   by
                                          purchasing all  of  the  Loans at  a
                                          price equal  to or greater than  the
                                          Termination    Price   (as   defined
                                          herein).    The  proceeds  from  any
                                          such  sale will  be  distributed  in
                                          the  amounts  and  subject   to  the
                                          priorities  described  herein  under
                                          "Description    of    the    Notes--
                                          Distributions  on the  Notes."   See
                                          "Description of the  Notes--Optional
                                          Termination of the Trust" herein.

  Tax Status  . . . . . . . . . . . .     In  the opinion  of Tax  Counsel (as
                                          defined  herein) for  Federal income
                                          tax  purposes,  the  Notes  will  be
                                          characterized as debt and  the Trust
                                          will  not  be  characterized  as  an
                                          association  (or  a publicly  traded
                                          partnership)     taxable    as     a
                                          corporation.    Each Noteholder,  by
                                          the  acceptance  of  a   Note,  will
                                          agree   to  treat   the   Notes   as
                                          indebtedness for Federal income  tax
                                          purposes.                Alternative
                                          characterizations  of the  Trust are
                                          possible,  but would  not result  in
                                          materially  adverse tax consequences
                                          to   Noteholders.     See   "Certain
                                          Federal  Income  Tax   Consequences"
                                          herein    and    "Certain   Material
                                          Federal  Income Tax  Considerations"
                                          in  the  Prospectus  for  additional
                                          information      concerning      the
                                          application  of  Federal income  tax
                                          laws to the Trust and the Notes.

  ERISA . . . . . . . . . . . . . . .     Generally,  plans  that are  subject
                                          to the requirements of  the Employee
                                          Retirement  Income  Security Act  of
                                          1974, as  amended ("ERISA") and  the
                                          Code   are  permitted   to  purchase
                                          instruments like the Notes  that are
                                          debt under applicable state  law and
                                          have    no    "substantial    equity
                                          features"  without reference  to the
                                          prohibited transaction  requirements
                                          of  ERISA  and  the  Code.    In the
                                          opinion   of   ERISA   Counsel   (as
                                          defined herein),  the Notes will  be
                                          classified  as indebtedness  without
                                          substantial   equity   features  for
                                          ERISA  purposes.   However,  if  the
                                          Notes  are   deemed  to  be   equity
                                          interests    and    no    statutory,
                                          regulatory     or     administrative
                                          exemption  applies,  the Trust  will
                                          hold  plan  assets  by reason  of  a
                                          Plan's  investment  in  the   Notes.
                                          Accordingly,   any  Plan   fiduciary
                                          considering whether to purchase  the
                                          Notes on  behalf  of  a Plan  should
                                          consult  with its  counsel regarding
                                          the applicability of the  provisions
                                          of  ERISA   and  the  Code  and  the
                                          availability of any exemptions.

                                          See  "ERISA  Considerations"  herein
                                          and in the Prospectus.

  Servicing of the Loans  . . . . . .     The Servicer  will perform the  loan
                                          servicing functions with respect  to
                                          the  Loans pursuant  to the Sale and
                                          Servicing  Agreement  and  will   be
                                          entitled  to  receive  a   fee  (the
                                          "Servicing     Fee")    and    other
                                          servicing               compensation
                                          (collectively,    the     "Servicing
                                          Compensation"),  payable monthly, as
                                          described  herein (see  "Description
                                          of   the   Transfer  and   Servicing
                                          Agreements--Servicing"      herein).
                                          The  Servicer  may  subcontract  its
                                          servicing  obligations  and   duties
                                          with  respect to  certain  Loans  to
                                          certain     qualified      servicers
                                          pursuant    to    a     subservicing
                                          agreement  (each  such servicer,  in
                                          this  capacity,  a   "Subservicer").
                                          However,  the Servicer  will not  be
                                          relieved     of     its    servicing
                                          obligations and duties with  respect
                                          to  any   subserviced  Loans.     In
                                          addition,   the  Servicer   will  be
                                          responsible for  paying the fees  of
                                          any such Subservicer.

  Legal Investment  . . . . . . . . .     The   Notes   will  not   constitute
                                          "mortgage  related  securities"  for
                                          purposes  of the  Secondary Mortgage
                                          Market   Enhancement  Act   of  1984
                                          ("SMMEA"),   because  some   of  the
                                          Mortgages  securing  the  Loans  are
                                          not  first mortgages.   Accordingly,
                                          many    institutions   with    legal
                                          authority  to  invest in  comparably
                                          rated  securities  based  solely  on
                                          first mortgages  may not be  legally
                                          authorized to  invest in the  Notes.
                                          See   "Legal   Investment   Matters"
                                          herein  and  "Legal  Investment"  in
                                          the Prospectus.

  Ratings of the Notes  . . . . . . .     It is  a condition  to the  issuance
                                          of  the  Notes  that  each  of   the
                                          Senior  Notes  be  rated   "AAA"  by
                                          Standard & Poor's Ratings  Services,
                                          a   division   of  The   McGraw-Hill
                                          Companies,    Inc.   ("Standard    &
                                          Poor's")  and Duff  & Phelps  Credit
                                          Rating Co. ("DCR" and  together with
                                          Standard   &  Poor's,   the  "Rating
                                          Agencies"), and  that the Class  M-1
                                          Notes  be rated  "AA" by  Standard &
                                          Poor's and  DCR, the Class M-2 Notes
                                          be rated  "A" by  Standard &  Poor's
                                          and  "A-" by  DCR  and the  Class  B
                                          Notes be  rated "BBB+" by Standard &
                                          Poor's  and   "BBB"  by   DCR.     A
                                          security  rating  does  not  address
                                          the    frequency    of     principal
                                          prepayments  or  the   corresponding
                                          effect  on yield  to holders  of the
                                          Notes.   The  security  rating  does
                                          not  address  the  ability   of  the
                                          Trust  to acquire  Subsequent Loans,
                                          any   potential   redemption    with
                                          respect  thereto or  the  effect  on
                                          yield resulting therefrom.   None of
                                          the      Depositor,      Transferor,
                                          Servicer,  Indenture Trustee,  Owner
                                          Trustee,  Co-Owner  Trustee  or  any
                                          other   person   is   obligated   to
                                          maintain the rating on any  Class of
                                          Notes.





                                 RISK FACTORS

    Prospective investors in the Notes should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Notes. These factors are intended to identify the significant sources of risk affecting an investment in the Notes. Unless the context indicates otherwise, any numerical or statistical information presented is based upon the characteristics of the Initial Loans included in the Pool as of the Closing Date.

PREPAYMENT AND YIELD CONSIDERATIONS

    All of the Loans may be prepaid in whole or in part at any time; however, with respect to certain Loans, a prepayment charge, as permitted by applicable law, may apply to full and partial prepayments during the first three years after origination as described below under "Prepayment and Yield Considerations." Home loans, such as the Loans, have been originated in significant volume only during the past few years and neither the Depositor nor the Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing, homeowner mobility and the Combined Loan-to-Value Ratios of the Loans. In addition, substantially all of the Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) the Servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related Mortgaged Property to assume the Loan or (ii) such enforcement is not permitted by applicable law. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Loan. See "Certain Legal Aspects of the Loans--`Due-on-Sale' Clauses" in the Prospectus.

    The extent to which the yield to maturity of a Note may vary from the anticipated yield will depend upon (i) the degree to which it is purchased at a premium or discount, (ii) the degree to which the timing of distributions to holders thereof is sensitive to scheduled payments, prepayments, liquidations, defaults, delinquencies, substitutions, modifications and repurchases of Loans and to the distribution of Excess Spread and (iii) to the application of Allocable Loss Amounts to certain Classes of Notes as specified herein. In the case of any Note purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal distributions to the holders of such Note (including without limitation principal prepayments on the Loans) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Note purchased at a premium, the risk that a faster than anticipated rate of principal distributions to the holders of such Note (including without limitation principal prepayments on the Loans) could result in an actual yield to such investor that is lower than the anticipated yield. On each Distribution Date, until the Overcollateralization Amount is at least equal to the Overcollateralization Target Amount, the allocation of the Excess Spread for such Distribution Date as an additional distribution of principal of the Notes will accelerate the amortization of the Notes relative to the amortization of the Loans. Further, in the event that significant distributions of principal are made to holders of the Notes as a result of prepayments, liquidations, repurchases and purchases of the Loans or distributions of Excess Spread, there can be no assurance that holders of the Notes will be able to reinvest such distributions in a comparable alternative investment having a comparable yield. See "Prepayment and Yield Considerations" herein.


ADEQUACY OF CREDIT ENHANCEMENT

    Credit enhancement with respect to the Notes will be provided by (i) the subordination of distributions in respect of the Residual Interest (as well as the subordination of certain Classes of Notes to other Classes of Notes, as described herein) and (ii) the Overcollateralization Amount, which results from the limited acceleration of the principal amortization of the Notes relative to the amortization of the Loans by the application of Excess Spread, as described herein. If the Loans experience higher rates of delinquencies, defaults and losses than initially anticipated in connection with the ratings of the Notes, the amounts available from the credit enhancement may not be adequate to cover the delays or shortfalls in distributions to the holders of the Notes that result from such higher delinquencies, defaults and losses. If the amounts available from the credit enhancement are inadequate, the holders of the Notes will bear the risk of any delays and losses resulting from the delinquencies, defaults and losses on the Loans.

    The rights of the holders of the Class M-1 Notes to receive distributions of interest on each Distribution Date generally will be subordinated to such rights of the holders of the Senior Notes, the rights of the holders of the Class M-2 Notes to receive distributions of interest on each Distribution Date generally will be subordinated to such rights of the holders of the Class M-1 Notes and the Senior Notes, and the rights of the holders of the Class B Notes to receive distributions of interest on each Distribution Date generally will be subordinated to such rights of the holders of all other Classes of Notes. In addition, the rights of the holders of the Class M-1 Notes to receive distributions of principal on each Distribution Date generally will be subordinated to such rights of the holders of the Senior Notes, and the rights of the holders of the Class M-2 Notes to receive distributions of principal on each Distribution Date generally will be subordinated to such rights of the holders of the Senior Notes and the Class M-1 Notes. Further, distributions of principal of the
Class B Notes generally will be subordinated in priority of payment to all other Classes of Notes. See "Description of Credit Enhancement-- Subordination and Allocation of Losses" herein.

    While the distribution of Excess Spread to the holders of the Notes in the manner specified herein has been designed to produce and maintain a given level of overcollateralization with respect to the Notes, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In particular, as a result of delinquencies on the Loans during any Due Period, the amount of interest received on the Loans during such Due Period may be less than the amount of interest distributable on the Notes on the related Distribution Date. Such an occurrence will cause the Class Principal Balances of the Classes of Notes to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount.

    The holders of the Residual Interest will not be required to refund any amounts previously distributed to such holders pursuant to the Transfer and Servicing Agreements, including any distributions of Excess Spread, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of the Notes.

ADEQUACY OF THE MORTGAGED PROPERTIES AS SECURITY FOR THE LOANS

    As of the Initial Cut-Off Date, the Combined Loan-to-Value Ratios for the Initial Loans ranged from approximately 25.0% to 125.86%, with approximately 96.32% of the Original Pool Principal Balance consisting of Loans having Combined-Loan-to-Value Ratios in excess of 100%. As of the Initial Cut-Off Date the weighted average Combined Loan-to-Value Ratio of the Initial Loans was 117.80%. As a result of the foregoing, the Mortgaged Properties may not provide adequate security for the Loans. Even assuming that a Mortgaged Property provides adequate security for the related Loan, substantial delays could be encountered in connection with the liquidation of a Loan that would result in current shortfalls in distributions to the Noteholders to the extent such shortfalls are not covered by the credit enhancement described herein. In addition, liquidation expenses relating to any Liquidated Loan (such as legal fees, real estate taxes, and maintenance and preservation expenses) would reduce the liquidation proceeds otherwise payable to the Noteholders. In the event that any Mortgaged Property fails to provide adequate security for the related Loan, any losses in connection with such Loan will be borne by Noteholders as described herein to the extent that the credit enhancement described herein is insufficient to absorb all such losses.

RECENT ORIGINATION OF LOANS

    Initial Loans representing approximately 0.45% of the Original Pool Principal Balance were 30 days or more delinquent in their scheduled monthly payments of principal and interest as of the Initial Cut-Off Date; however, approximately 53.11% of the Original Pool Principal Balance consists of Initial Loans that have a first scheduled monthly payment due date occurring after May 2, 1997 and, therefore, it was not possible for such Initial Loans to have had a scheduled monthly payment that was 30 days or more delinquent as of the Initial Cut-Off Date.


UNDERWRITING GUIDELINES

    Pursuant  to  the  underwriting  guidelines  of  Cityscape's  Sav*-A-Loan program, the assessment of the creditworthiness of the related borrower is the primary consideration in underwriting the Loans. See "Cityscape Corp.-- Underwriting Criteria" herein. Although the creditworthiness of the related borrower is the primary consideration in the underwriting of the Loans, no assurance can be given that such creditworthiness of the borrower will not deteriorate as a result of future economic and social factors, which deterioration may result in a delinquency or default by such borrower on the related Loan. In general, the credit quality of the Loans is lower than that of mortgage loans conforming to the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. Accordingly, the Loans are likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those rates that would be experienced by similar types of loans underwritten in a manner which is more similar to the FNMA or FHLMC underwriting guidelines.

PURCHASED LOANS

    Substantially all of the Loans will have been either originated by or on behalf of Cityscape or purchased and re-underwritten by Cityscape in accordance with Cityscape's Sav*-A-Loan program. As described herein, Cityscape will make certain representations and warranties regarding all of the Loans and, in the event of a breach of any such representation or warranty that materially and adversely affects the Noteholders, Cityscape will be required either to cure such breach, repurchase the related Loan or Loans or substitute one or more Qualified Substitute Loans therefor.

GEOGRAPHIC CONCENTRATION

    Approximately 16.34%, 9.90%, 9.03%, 8.24%,  7.05%, 6.25%, 5.67% and 5.02%
of the Original Pool Principal Balance will consist of Initial Loans that are secured by Mortgaged Properties located in the States of Maryland, Virginia, New York, California, Georgia, Illinois, Florida and North Carolina, respectively. Because of the relative geographic concentration of the Loans within these States, delinquencies and losses on the Loans may be higher than would be the case if the Loans were more geographically diversified. Adverse economic conditions in these States or geographic regions (which may or may not affect real property values) may affect the ability of the related borrowers to make timely payments of their scheduled monthly payments of principal and interest and, accordingly, the actual rates of delinquencies, defaults and losses on such Loans could be higher than those currently experienced in the home lending industry for similar types of loans. In addition, with respect to the Loans in these States, certain of the Mortgaged Properties may be more susceptible to certain types of special hazards that are not covered by any casualty insurance, such as earthquakes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In general, declines in one or more of the related residential real estate markets may adversely affect the values of the Mortgaged Properties securing such Loans such that the outstanding principal balances of such Loans, together with the outstanding principal amount of any senior lien mortgage loans on such Mortgaged Properties, will exceed the value of such Mortgaged Properties to an increasing degree. Accordingly, the actual rates of delinquencies, foreclosures and losses on such Loans could be higher than those currently experienced in the home lending industry in general.

SUBSEQUENT LOANS

    The ability of Cityscape to acquire or originate loans subsequent to the date hereon and on or prior to August 31, 1997 that meet the requirements for transfer during the Pre-Funding Period under the Sale and Servicing Agreement is and will be affected by a variety of factors, including interest rates, employment levels, the rate of inflation and consumer perception of economic conditions generally. On the Distribution Date following the Due Period in which the termination of the Pre-Funding Period occurs, if the Pre-Funded Amount at the end of the Pre-Funding Period is less than $100,000, any such Pre-Funded Amount will be distributed to holders of the Classes of Notes then entitled to receive principal on such Distribution Date in reduction of the related Class Principal Balances, thus resulting in a partial redemption of the related Notes on such date. On the Distribution Date following the Due Period in which the termination of the Pre-Funding Period occurs, if the Pre-Funded Amount at the end of the Pre-Funding Period is greater than or equal to $100,000 (such event, a "Pre-Funding Pro Rata
Distribution Trigger"), such Pre-Funded Amount will be distributed to the holders of all Classes of Notes and the Residual Interest (which initially is represented by the Overcollateralization Amount on the Closing Date), pro rata, based on the Original Class Principal Balances thereof and the Residual Interest in relation to the sum of the Original Pool Principal Balance and the Original Pre-Funded Amount.

NO SERVICER DELINQUENCY ADVANCES

    In the event of a delinquency or a default with respect to a Loan, the Servicer will have no obligation to advance scheduled monthly payments of principal or interest with respect to such Loan. As a result of the foregoing, the amount of interest received on the Loans during any Due Period may be less than the amount of interest distributable on the Notes on the related Distribution Date. Such an occurrence will cause the Class Principal Balances of the Classes of Notes to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. However, the Servicer will make such reasonable and customary expense advances with respect to the Loans as generally would be required in accordance with its servicing practices. See "Description of the Transfer and Servicing Agreements--Servicing" herein.

DEPENDENCE ON SERVICER FOR SERVICING LOANS

    Pursuant to the Sale and Servicing Agreement, the Servicer will perform the daily loan servicing functions for the Loans that include, without limitation, the collection of payments from the Loans, the remittance of funds from such collections for distribution to the holders of the Notes, the bookkeeping and accounting for such collections, all other servicing activities relating to the Loans, the preparation of the monthly servicing and remittance reports pursuant to the Sale and Servicing Agreement and the maintenance of all records and files pertaining to such servicing activities. Upon the Servicer's failure to remedy an Event of Default under the Sale and Servicing Agreement, a majority of the holders of the Notes or the Indenture Trustee or the Owner Trustee on behalf of the Trust may remove the Servicer and appoint a successor servicer pursuant to the terms of the Sale and Servicing Agreement. Absent such a replacement, the holders of the Notes will be dependent upon the Servicer to adequately and timely perform its servicing obligations and remit to the Indenture Trustee the funds from the payments of principal and interest received on the Loans. The manner in which the Servicer, and each Subservicer, as applicable, performs its servicing obligations will affect the amount and timing of the principal and interest payments received on the Loans. The principal and interest payments received on the Loans are the sole source of funds for the distributions due to the holders of the Notes under the Sale and Servicing Agreement. Accordingly, the holders of the Notes will be dependent upon the Servicer to adequately and timely perform its servicing obligations and such performance will affect the amount and timing of distributions to the holders of the Notes. See "Cityscape Corp.--Servicing Experience" herein.

REALIZATION UPON DEFAULTED LOANS

    Substantially all of the Loans are secured by junior liens, and the related loans secured by senior liens are not included in the Pool. The primary risk with respect to any Loan secured by a junior lien is the possibility that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both of the loan(s) secured by senior lien(s) and the Loan. In accordance with the loan servicing practices of the Servicer for home loans secured by junior liens, the Servicer may, in connection with any Defaulted Loan, (i) pursue the foreclosure of a Defaulted Loan, (ii) satisfy the senior mortgage(s) at or prior to the foreclosure sale of the Mortgaged Property, or (iii) advance funds to keep the senior mortgage(s) current. The Trust will have no source of funds to satisfy the senior mortgage(s) or make payments due to the senior mortgagee(s), and, therefore, holders of the Notes should not expect that any senior mortgage(s) will be kept current by the Trust for the purpose of protecting any junior lien Loan. See "Certain Legal Aspects of the Loans-- Junior Mortgages; Rights of Senior Mortgagees" in the Prospectus. Furthermore, it is unlikely that any of the foregoing methods of realizing upon a defaulted junior lien Loan will be an economically viable alternative with respect to any Loans having a Combined Loan-to-Value Ratio that exceeds 100% at the time of default. As a result, the Servicer may, in accordance with accepted servicing procedures, pursue alternative methods of servicing Defaulted Loans to maximize proceeds therefrom, including without limitation, the modification of Defaulted Loans, which, among other things, may include the abatement  of accrued interest or  the reduction of a  portion of the outstanding Principal Balance of such Defaulted Loans. The costs incurred in the collection and liquidation of Defaulted Loans in relation to the smaller Principal Balances thereof are proportionately higher than first-lien single-family mortgage loans, and because substantially all of the Loans will have Combined Loan-to-Value Ratios at the time of origination that exceed 100%, losses sustained from Defaulted Loans are likely to be more severe (and could be total losses) in relation to the outstanding Principal Balance of such Defaulted Loans. In fact, no assurance can be given that any proceeds, or a significant amount of proceeds, will be recovered from the liquidation of Defaulted Loans.

LEGAL CONSIDERATIONS

    The Initial Loans have been transferred from Cityscape Corp. to the Transferor, an affiliate of Cityscape Corp. and transferred from the Transferor to the Depositor. Each such transfer will be treated by Cityscape Corp., the Transferor and the Depositor, as applicable, as a sale of the Initial Loans. Cityscape Corp. has warranted that its transfer to the
Transferor is a sale of Cityscape Corp.'s interest in the Loans. The Transferor has warranted that its transfer to the Depositor is a sale of the Transferor's interest in the Initial Loans. In the event of an insolvency of Cityscape Corp. or the Transferor, the receiver or bankruptcy trustee of such entity may attempt to recharacterize the related sale of the Initial Loans as a borrowing by such entity secured by a pledge of the Initial Loans and possible reductions could occur in the amounts thereof available for distribution on the Notes. The Depositor has warranted in the Sale and Servicing Agreement that the transfer of the Initial Loans to the Trust is a valid transfer of all of the Depositor's right, title and interest in the Initial Loans to the Trust.

CERTAIN OTHER LEGAL CONSIDERATIONS

    The underwriting, origination, servicing and collection of the Loans are subject to a variety of State and Federal laws, public policies and principles of equity. For example, the Federal District Court for the Eastern District of Virginia recently announced a decision indicating that Federal law prohibited lenders from paying independent mortgage brokers a premium for loans with above-market interest rates. Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies or principles may limit the ability of the Servicer to collect all or part of the principal or interest on the Loans, may entitle the borrower to a refund of amounts previously paid, and, in addition, could subject the Servicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on any Loans because of a violation of the aforementioned laws, public policies or general principles of equity, then the Trust may be delayed or unable to make all distributions owed to the holders of the Notes to the extent any related losses are not otherwise covered by amounts available from the credit enhancement provided for the Notes. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or the Transferor, such violations may materially impact (i) the financial ability of the Servicer to continue to act in such capacity or (ii) the ability of the Transferor or Cityscape to repurchase or replace Defective Loans. See "Risk Factors--Certain Other Legal Considerations Regarding the Loans" in the Prospectus. Cityscape will be required to repurchase or replace any Loan which did not comply with applicable State and Federal laws and regulations as of the Closing Date. See "--Limitations on Repurchase or Replacement of Defective Loans" below.

LIMITATIONS ON REPURCHASE OR REPLACEMENT OF DEFECTIVE LOANS

    Pursuant to the Sale and Servicing Agreement, the Transferor and Cityscape each has agreed to cure in all material respects any breach of the Transferor's or Cityscape's representations and warranties set forth in the Sale and Servicing Agreement with respect to Defective Loans. If the Transferor or Cityscape cannot cure such breach within a specified period of time, the Transferor or Cityscape is required to repurchase such Defective Loans from the Trust or substitute other loans for such Defective Loans. Although a significant portion of the Loans will have been acquired from unaffiliated correspondent lenders, the Transferor and Cityscape will make the representations and warranties for all such Loans. For a summary description of the Transferor's or Cityscape's representations and warranties, see "The Agreements--Assignment of the Trust Fund Assets" in the Prospectus.

    No assurance can be given that, at any particular time, the Transferor or Cityscape will be capable, financially or otherwise, of repurchasing or replacing any Defective Loan(s) in the manner described above. If the Transferor or Cityscape repurchases, or is obligated to repurchase, any defective home loan(s) from any other series of asset backed securities, the financial ability of the Transferor or Cityscape to repurchase any Defective Loan(s) from the Trust may be adversely affected. In addition, other events relating to the Transferor or Cityscape and its home lending can occur that would adversely affect the financial ability of the Transferor or Cityscape to repurchase Defective Loans from the Trust, including, without limitation, the sale or other disposition of all or any significant portion of its assets. If the Transferor or Cityscape is unable to repurchase or replace a Defective Loan, then the Servicer, on behalf of the Trust, will utilize customary servicing practices to recover the maximum amount possible with respect to such Defective Loan, and any resulting loss will be borne by the holders of the Notes to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Notes. Cityscape Corp., in its capacity as seller of the Loans to the Transferor, has agreed to be bound by the same requirements as the Transferor with respect to Defective Loans. See "Cityscape Corp." herein.


                                  THE TRUST

GENERAL

    The Trust, Cityscape Home Loan Owner Trust 1997-3, will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Residual Interest,
(iii)  making   payments  on  the   Notes  and  the  Residual   Interest  and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith.

    The Residual Interest represents the residual interest in the assets of the Trust. The Residual Interest, together with the Notes, will be delivered by the Trust to the Depositor as consideration for the Initial Loans pursuant to the Sale and Servicing Agreement.

    On the Closing Date, the Trust will purchase Initial Loans having an aggregate principal balance of approximately $152,698,011.80 as of the Initial Cut-Off Date (the "Original Pool Principal Balance") from the Depositor pursuant to a sale and servicing agreement dated as of June 2, 1997 (the "Sale and Servicing Agreement"), among the Trust, the Depositor, the Transferor, the Servicer, the Indenture Trustee and the Co-Owner Trustee. On or prior to August 31, 1997, the Trust may purchase additional loans (the "Subsequent Loans" and together with the Initial Loans, the "Loans") having an aggregate unpaid principal balance of up to $47,301,988.20 (the "Original Pre-Funded Amount").

    The assets of the Trust will consist primarily of the Pool of Loans, which will be secured by Mortgages. See "The Pool" herein. The assets of the Trust will also include (i) payments of interest and principal received after the applicable Cut-Off Date in respect of the Loans; (ii) amounts on deposit in the Collection Account (excluding investment earnings thereon), Note Distribution Account, Pre-Funding Account, Capitalized Interest Account and Certificate Distribution Account; and (iii) certain other ancillary or incidental funds, rights and properties related to the foregoing.

    The Trust will include the unpaid Principal Balance of each Loan as of its applicable Cut-Off Date (the "Cut-Off Date Principal Balance"). With respect to any date, the "Pool Principal Balance" will be equal to the aggregate of the Principal Balances of all Loans as of the last day of the preceding Due Period. The "Principal Balance" of a Loan on any day is equal the outstanding unpaid principal balance of the Loan as of the last day of the preceding Due Period (after giving effect to all payments received thereon and the allocation of any Net Loan Losses thereto pursuant to clause
(B) of the definition thereof); provided, however, that any Loan that became a Liquidated Loan during the preceding Due Period shall have a Principal Balance of zero. With respect to any Distribution Date, any Loans repurchased in the month of such Distribution Date prior to the related Determination Date in such month shall be deemed (i) to have been repurchased during the related Due Period and (ii) to have a Principal Balance of zero as of the end of such related Due Period.

     The Servicer will service the Loans pursuant to the Sale and Servicing Agreement (collectively with the Indenture, the Administration Agreement and the Trust Agreement, the "Transfer and Servicing Agreements") and will be compensated for such services as described under "Description of the Transfer and Servicing Agreements--Servicing" herein.

    The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "--The Owner Trustee and Co-Owner Trustee."

THE OWNER TRUSTEE AND CO-OWNER TRUSTEE

    Wilmington Trust Company will act as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

    Certain functions of the Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement will be performed by First Bank National Association, in its capacity as Co-Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement, including maintaining the Certificate Distribution Account and making distributions therefrom.


                                   THE POOL

GENERAL

    The Pool initially will consist of the Initial Loans to be conveyed to the Trust on the Closing Date. All of the Loans will be home loans (i.e., not insured or guaranteed by a governmental agency) for which the related proceeds were used to finance (i) property improvements, (ii) the acquisition of personal property such as home appliances or furnishings, (iii) debt consolidation, (iv) the refinancing of one- to two-family residential properties (which may include cash-out to the borrower) or (v) a combination of property improvements, debt consolidation and other consumer purposes. Substantially all of the Mortgages for the Loans will be junior (i.e., second, third, etc.) in priority to one or more senior liens on the related Mortgaged Properties, which will consist primarily of owner-occupied single-family residences. Substantially all of the Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity therein (i.e., the related Combined Loan-to-Value Ratios exceed 100%) at the time of origination of such Loans. The Subsequent Loans are not expected to vary materially from the Initial Loans.

    Cityscape originates and purchases loans principally through two channels: (i) originations through an extensive network of independent mortgage brokers and (ii) purchases on a flow basis through its wholesale loan acquisition program from selected financial institutions and mortgage bankers known as loan correspondents.

    For a description of the underwriting criteria applicable to the Loans, See "Cityscape Corp.--Underwriting Criteria" herein. All of the Initial Loans will be sold by Cityscape to the Transferor and by the Transferor to the Depositor, whereupon the Depositor will sell the Loans to the Trust pursuant to the Sale and Servicing Agreement. Pursuant to the Indenture, the Trust will pledge and assign the Loans to the Indenture Trustee for the benefit of the holders of the Notes. The Trust will be entitled to all payments of interest and principal received after the applicable Cut-Off Dates in respect of the Loans.

PAYMENTS ON THE LOANS

    The Loans generally provide for a schedule of payments which, if timely paid, will be sufficient to amortize fully the principal balance of the related Loan on or before its maturity date. The Loans have scheduled monthly payment dates which occur throughout a month. Each Loan bears interest at a fixed rate of interest (the "Loan Rate"). Interest with respect to the Loans will accrue on an "actuarial interest" method. No Loan provides for deferred interest or negative amortization.

    The actuarial interest method provides that interest is charged and payments are due as of a scheduled day of each month which is fixed at the time of origination, and payments received after a grace period following such scheduled day are subject to late charges. For example, a scheduled payment on a Loan received either earlier or later (other than delinquent) than the scheduled due date thereof will not affect the amortization schedule or the relative application of such payment to principal and interest in respect of such Loan.

CHARACTERISTICS OF LOANS

    The  following is  a brief  description of  certain terms  of the Initial
Loans  to be included  in the Pool  as of the  Closing Date.   The Subsequent
Loans are not expected to vary materially from the Initial Loans. In addition, the Transferor and Cityscape each has the option, and in some cases, the obligation, to repurchase or replace certain Loans under certain circumstances as set forth herein under "Cityscape Corp.--Repurchase or Substitution of Loans." A schedule of the Initial Loans included in the Pool as of the Closing Date will be attached to the Sale and Servicing Agreement to be delivered to the Indenture Trustee upon delivery of the Notes.

    The   Initial  Loans   to  be  included   in  the  Pool   will  have  the
characteristics set forth below and in the tables that follow.

INITIAL LOAN STATISTICS

    The Initial Loans will consist of 3,866 Loans secured by mortgages or deeds of trust on Mortgaged Properties located in 35 States and the District of Columbia. As of the Initial Cut-Off Date, Initial Loans representing 0.36% of the Original Pool Principal Balance are secured by first liens, Initial Loans representing 96.78% of the Original Pool Principal Balance are secured by second liens, and the remaining Initial Loans are secured by third liens on the related Mortgaged Properties. As of the Initial Cut-Off Date, the aggregate Principal Balance of the Initial Loans was approximately $152,698,011.80 (the "Original Pool Principal Balance"). The Initial Loans bear interest at fixed Loan Rates which ranged from approximately 10.50% to approximately 17.59% per annum as of the Initial Cut-Off Date. The weighted average Loan Rate for the Initial Loans was approximately 14.17% per annum as of the Initial Cut-Off Date. The lowest Cut-Off Date Principal Balance of any Initial Loan was approximately $9,862.87 and the highest was approximately $75,000.00. The average Cut-Off Date Principal Balance of the Initial Loans was approximately $39,497.68. The weighted average remaining term to stated maturity of the Initial Loans as of the Initial Cut-Off Date was approximately 217 months. As of the Initial Cut-Off Date, the weighted average number of months that have elapsed since origination of the Initial Loans was approximately 2 months. The lowest and highest Combined Loan-to-Value Ratios of the Initial Loans at origination were approximately 25.00% and 125.86%, respectively. The weighted average Combined Loan-to-Value Ratio of the Initial Loans as of the Initial Cut-Off Date was approximately 117.80%.

    All of the Initial Loans are fully amortizing loans having original stated maturities of not more than 20 years. No Initial Loan is scheduled to mature later than June 2017.

    As of the Initial Cut-Off Date, Initial Loans representing approximately 0.45% of the Original Pool Principal Balance were between 30 and 59 days past due, and no Loan was 60 or more days past due.

    As of the Initial Cut-Off Date, 100% of the Mortgaged Properties were owner-occupied. As of the Initial Cut-Off Date, the obligors on Initial Loans representing approximately 86.64% of the Original Pool Principal
Balance had "A" credit ratings and approximately 13.36% had "B" credit ratings under Cityscape's "Sav*-A-Loan" program.

    The  following tables  are based  on certain  statistical characteristics
with  respect to  the  Initial Loans.   The  sum  of the  percentages  in the
following tables may not equal the total due to rounding.


             GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                                              % of
                                                                                            Original
                                                Number of         Aggregate Cut-Off           Pool
                                                 Initial            Date Principal         Principal
State                                             Loans                Balance              Balance
----------------------------------         ----------------       ------------------       -----------

Arizona . . . . . . . . . . . . . . . .                 5           $     143,025.72            0.09%
California  . . . . . . . . . . . . . .               288              12,581,786.97            8.24
Colorado  . . . . . . . . . . . . . . .                60               2,447,534.42            1.60
Connecticut . . . . . . . . . . . . . .                88               3,611,643.02            2.37
Delaware  . . . . . . . . . . . . . . .                31               1,107,560.77            0.73
District of Columbia  . . . . . . . . .                 8                 315,247.02            0.21
Florida . . . . . . . . . . . . . . . .               253               8,656,515.80            5.67
Georgia . . . . . . . . . . . . . . . .               298              10,768,112.94            7.05
Illinois  . . . . . . . . . . . . . . .               218               9,539,312.14            6.25
Indiana . . . . . . . . . . . . . . . .                93               3,327,761.62            2.18
Iowa  . . . . . . . . . . . . . . . . .                 7                 219,604.30            0.14
Kansas  . . . . . . . . . . . . . . . .                13                 484,850.85            0.32
Kentucky  . . . . . . . . . . . . . . .                44               1,650,199.74            1.08
Maine . . . . . . . . . . . . . . . . .                 1                  35,577.82            0.02
Maryland  . . . . . . . . . . . . . . .               589              24,956,705.21           16.34
Massachusetts . . . . . . . . . . . . .               133               5,305,765.61            3.47
Michigan  . . . . . . . . . . . . . . .                53               2,062,789.91            1.35
Minnesota . . . . . . . . . . . . . . .                89               3,073,961.72            2.01
Mississippi . . . . . . . . . . . . . .                11                 334,073.06            0.22
Missouri  . . . . . . . . . . . . . . .                21                 669,047.12            0.44
Nebraska  . . . . . . . . . . . . . . .                 8                 184,828.52            0.12
New Hampshire . . . . . . . . . . . . .                11                 369,623.44            0.24
New Jersey  . . . . . . . . . . . . . .                71               3,285,375.67            2.15
New Mexico  . . . . . . . . . . . . . .                 5                 172,322.98            0.11
New York  . . . . . . . . . . . . . . .               323              13,786,960.22            9.03
North Carolina  . . . . . . . . . . . .               210               7,667,148.50            5.02
Ohio  . . . . . . . . . . . . . . . . .                10                 399,598.29            0.26
Oregon  . . . . . . . . . . . . . . . .                 2                  89,981.25            0.06
Pennsylvania  . . . . . . . . . . . . .               176               7,070,520.45            4.63
Rhode Island  . . . . . . . . . . . . .                31               1,225,740.39            0.80
South Carolina  . . . . . . . . . . . .               223               7,587,031.11            4.97
Tennessee . . . . . . . . . . . . . . .                 1                  39,474.75            0.03
Utah  . . . . . . . . . . . . . . . . .                29               1,197,632.92            0.78
Virginia  . . . . . . . . . . . . . . .               377              15,114,615.95            9.90
Washington  . . . . . . . . . . . . . .                 1                  29,979.93            0.02
Wisconsin . . . . . . . . . . . . . . .                85               3,186,101.67            2.09
                                                ----------            --------------          ------

     Total  . . . . . . . . . . . . . .             3,866            $152,698,011.80          100.00%
                                                ----------           ----------------         -------
                                                ----------           ----------------         -------





                          MORTGAGED PROPERTY TYPES
                                                                                             % of
                                                Number of        Aggregate Cut-Off       Original Pool
                                                 Initial               Date                Principal
Mortgaged Property Types                          Loans          Principal Balance          Balance
---------------------------------------        ------------      -------------------      --------------
Single Family . . . . . . . . . . . . .            3,791            $149,718,813.52            98.05%
Two-Family  . . . . . . . . . . . . . .               75               2,979,198.28             1.95
                                               ------------      -------------------      --------------
     Total  . . . . . . . . . . . . . .            3,866            $152,698,011.80           100.00%
                                               ============      ===================      ==============


                        COMBINED LOAN-TO-VALUE RATIOS
                                                                                              % of
                                                                                            Original
                                                Number of         Aggregate Cut-Off           Pool
                                                 Initial                Date               Principal
Range of Combined Loan-to-Value Ratios            Loans           Principal Balance         Balance
---------------------------------------         -----------       --------------------     ---------------
 25.00%  -  25.00%  . . . . . . . . . .                 1          $       25,858.34            0.02%
 65.01%  -  70.00%  . . . . . . . . . .                 2                  67,383.25            0.04
 75.01%  -  80.00%  . . . . . . . . . .                 1                  44,918.06            0.03
 80.01%  -  85.00%  . . . . . . . . . .                 1                  12,991.30            0.01
 85.01%  -  90.00%  . . . . . . . . . .                14                 375,004.12            0.25
 90.01%  -  95.00%  . . . . . . . . . .                38               1,099,879.71            0.72
 95.01%  - 100.00%  . . . . . . . . . .               111               4,000,439.33            2.62
100.01%  - 105.00%  . . . . . . . . . .               212               7,710,561.29            5.05
105.01%  - 110.00%  . . . . . . . . . .               367              13,219,011.80            8.66
110.01%  - 115.00%  . . . . . . . . . .               477              18,178,849.27           11.91
115.01%  - 120.00%  . . . . . . . . . .               707              28,952,173.39           18.96
120.01%  - 125.00%  . . . . . . . . . .             1,901              77,701,115.98           50.89
125.01%  - 125.86%  . . . . . . . . . .                34               1,309,825.96            0.86
                                                -----------       --------------------     ---------------
     Total  . . . . . . . . . . . . . .             3,866            $152,698,011.80          100.00%
                                                ===========       ====================     ===============



As of the Cut-Off Date, the Weighted Average Combined Loan-to-Value Ratio of the Loans was 117.80%.


                                  LOAN RATES

                                                                                             % of
                                                                                           Original
                                              Number of          Aggregate Cut-Off           Pool
                                               Initial                 Date                Principal
Range of Loan Rates                              Loans           Principal Balance          Balance
-------------------------------------        ------------        ---------------------     ------------
10.5000%-10.5000% . . . . . . . . . .                 1           $       19,382.87             0.01%
10.7501%-11.0000% . . . . . . . . . .                 1                   60,000.00             0.04
12.5001%-12.7500% . . . . . . . . . .                 1                   18,000.00             0.01
12.7501%-13.0000% . . . . . . . . . .               228                8,718,213.94             5.71
13.2501%-13.5000% . . . . . . . . . .               830               32,918,494.00            21.56
13.5001%-13.7500% . . . . . . . . . .                 5                  170,133.74             0.11
13.7501%-14.0000% . . . . . . . . . .             1,459               60,180,058.10            39.41
14.0001%-14.2500% . . . . . . . . . .                11                  545,064.42             0.36
14.2501%-14.5000% . . . . . . . . . .               430               14,660,646.60             9.60
14.5001%-14.7500% . . . . . . . . . .               135                5,609,831.89             3.67
14.7501%-15.0000% . . . . . . . . . .               360               13,584,757.68             8.90
15.0001%-15.2500% . . . . . . . . . .                41                1,762,335.00             1.15
15.2501%-15.5000% . . . . . . . . . .               149                6,067,726.91             3.97
15.5001%-15.7500% . . . . . . . . . .                16                  697,216.33             0.46
15.7501%-16.0000% . . . . . . . . . .               144                5,767,546.78             3.78
16.2501%-16.5000% . . . . . . . . . .                11                  413,867.45             0.27
16.5001%-16.7500% . . . . . . . . . .                 7                  252,618.91             0.17
16.7501%-17.0000% . . . . . . . . . .                36                1,234,137.92             0.81
17.5001%-17.5900% . . . . . . . . . .                 1                   17,979.26             0.01
                                           ------------        ---------------------     ------------
     Total  . . . . . . . . . . . . .             3,866             $152,698,011.80           100.00%
                                           ============        =====================     ============


As of the Cut-Off Date, the Weighted Average Mortgage Rate of the Loans was 14.17% per annum.

                                LOAN SEASONING

                                                                                        % of Original
                                            Number of           Aggregate Cut-Off            Pool
                                             Initial                  Date                 Principal
Months Elapsed Since Origination              Loans             Principal Balance           Balance
--------------------------------------    ------------        -----------------------    --------------
 0 Months . . . . . . . . . . . . .                613             $  24,048,441.32            15.75%
 1 Months . . . . . . . . . . . . .              1,456                57,050,538.92            37.36
 2 Months . . . . . . . . . . . . .              1,313                52,982,828.78            34.70
 3 Months . . . . . . . . . . . . .                337                13,387,216.67             8.77
 4 Months . . . . . . . . . . . . .                 52                 2,191,791.50             1.44
 5 Months . . . . . . . . . . . . .                 18                   665,789.97             0.44
 6 Months . . . . . . . . . . . . .                 19                   571,299.79             0.37
 7 Months . . . . . . . . . . . . .                  7                   284,632.47             0.19
 8 Months . . . . . . . . . . . . .                 11                   278,797.13             0.18
 9 Months . . . . . . . . . . . . .                  9                   334,656.07             0.22
10 Months . . . . . . . . . . . . .                 11                   294,633.71             0.19
11 Months . . . . . . . . . . . . .                  8                   253,818.53             0.17
12 Months . . . . . . . . . . . . .                  5                   158,023.02             0.10
13 Months . . . . . . . . . . . . .                  5                   143,823.22             0.09
14 Months . . . . . . . . . . . . .                  1                    29,632.06             0.02
17 Months . . . . . . . . . . . . .                  1                    22,088.64             0.01
                                          ------------        -----------------------    --------------
     Total  . . . . . . . . . . . .              3,866              $152,698,011.80           100.00%
                                          ============        =======================    ==============


As of the Cut-Off Date, the Weighted Average Months Since Origination of the Loans was 2 months.

                       CUT-OFF DATE PRINCIPAL BALANCES
                                                                                              %  of
                                                                                            Original
                                                Number of         Aggregate Cut-Off           Pool
Range of Cut-Off Date Principal                  Initial                 Date              Principal
Balances                                          Loans           Principal Balance         Balance
-----------------------------------------     -------------      ----------------------    -----------
$ 9,862.87 - $10,000.00 . . . . . . . .                10          $       99,683.38            0.07%
$10,000.01 - $15,000.00 . . . . . . . .                77               1,057,826.57            0.69
$15,000.01 - $20,000.00 . . . . . . . .               252               4,604,060.49            3.02
$20,000.01 - $25,000.00 . . . . . . . .               444              10,325,056.43            6.76
$25,000.01 - $30,000.00 . . . . . . . .               498              13,953,751.82            9.14
$30,000.01 - $35,000.00 . . . . . . . .               489              16,126,981.48           10.56
$35,000.01 - $40,000.00 . . . . . . . .               448              17,021,567.49           11.15
$40,000.01 - $45,000.00 . . . . . . . .               384              16,467,001.46           10.78
$45,000.01 - $50,000.00 . . . . . . . .               354              16,996,570.31           11.13
$50,000.01 - $55,000.00 . . . . . . . .               240              12,686,376.08            8.31
$55,000.01 - $60,000.00 . . . . . . . .               320              18,802,556.76           12.31
$60,000.01 - $65,000.00 . . . . . . . .                84               5,297,637.50            3.47
$65,000.01 - $70,000.00 . . . . . . . .                74               4,986,963.14            3.27
$70,000.01 - $75,000.00 . . . . . . . .               192              14,271,978.89            9.35
                                              -------------      ----------------------    -----------
     Total  . . . . . . . . . . . . . .             3,866            $152,698,011.80          100.00%
                                              =============      ======================    ===========

As of the Cut-Off Date, the Average Cut-Off Date Principal Balance of the Loans was $39,497.68.

                          ORIGINAL TERMS TO MATURITY


                                                                                         % of Original
                                            Number of           Aggregate Cut-Off            Pool
                                             Initial                   Date                Principal
Original Terms to Maturity                    Loans             Principal Balance           Balance
-----------------------------------         ----------          ------------------       ---------------
180 Months  . . . . . . . . . . . .              1,580              $ 55,375,431.52            36.26%
240 Months  . . . . . . . . . . . .              2,286                97,322,580.28            63.74
                                            ----------          ------------------       ---------------
     Total  . . . . . . . . . . . .              3,866              $152,698,011.80           100.00%
                                            ==========          ==================       ===============

As of the Cut-Off Date, the Weighted Average Original Term to Maturity of the Loans was 218 months.

                         REMAINING TERMS TO MATURITY
                                                                                         % of Original
                                            Number of           Aggregate Cut-Off            Pool
Range of Remaining Terms to                  Initial                   Date                Principal
Maturity                                      Loans             Principal Balance           Balance
-----------------------------------        ------------         --------------------      ---------------
163 - 168 Months  . . . . . . . . .                  3            $       86,263.81             0.06%
169 - 180 Months  . . . . . . . . .              1,577                55,289,167.71            36.21
217 - 228 Months  . . . . . . . . .                  9                   267,303.13             0.18
229 - 240 Months  . . . . . . . . .              2,277                97,055,277.15            63.56
                                           ------------         --------------------      ---------------
     Total  . . . . . . . . . . . .              3,866              $152,698,011.80           100.00%
                                           ============         ====================      ===============


As of the Cut-Off Date, the Weighted Average Remaining Term to Maturity of the Loans was 217 Months.

                                LIEN PRIORITY

                                                                                             % of
                                            Number of           Aggregate Cut-Off        Original Pool
                                             Initial                   Date                Principal
Lien Position                                 Loans             Principal Balance           Balance
-----------------------------------         ------------        -------------------      --------------
First Lien  . . . . . . . . . . . .                 10             $     544,546.13             0.36%
Second Lien . . . . . . . . . . . .              3,755               147,787,940.26            96.78
Third Lien  . . . . . . . . . . . .                101                 4,365,525.41             2.86
                                            ------------        -------------------      --------------
     Total  . . . . . . . . . . . .              3,866              $152,698,011.80           100.00%
                                            ============        ===================      ==============


                              DELINQUENCY STATUS

                                                                                              % of
                                            Number of           Aggregate Cut-Off        Original Pool
                                             Initial                   Date                Principal
Delinquency Status                            Loans             Principal Balance           Balance
-----------------------------------        -----------         --------------------     ----------------
0 to 29 Days  . . . . . . . . . . .              3,849              $152,016,275.06            99.55%
30 to 59 Days . . . . . . . . . . .                 17                   681,736.74             0.45
                                           -----------         --------------------     ----------------
     Total  . . . . . . . . . . . .              3,866              $152,698,011.80           100.00%
                                           ===========         ====================     ================

                            JUNIOR LIEN RATIOS(1)

                                                                                             % of
                                                                                           Original
                                              Number of          Aggregate Cut-Off           Pool
                                               Initial             Date Principal          Principal
Range of Junior Lien Ratios                     Loans                 Balance               Balance
-------------------------------------         -----------         ------------------       ------------
         0.00%  . . . . . . . . . . .                10            $     544,546.13             0.36%
 0.01%   -   10.00%   . . . . . . . .                13                  257,244.74             0.17
10.01%   -   20.00%   . . . . . . . .               631               17,134,743.46            11.22
20.01%   - 30.00% . . . . . . . . . .             1,714               64,393,523.96            42.17
30.01%   - 40.00% . . . . . . . . . .             1,004               45,158,946.40            29.57
40.01%   - 50.00% . . . . . . . . . .               355               17,801,379.21            11.66
50.01%   - 60.00% . . . . . . . . . .               105                5,552,648.62             3.64
60.01%   - 70.00% . . . . . . . . . .                27                1,454,483.94             0.95
70.01%   - 80.00% . . . . . . . . . .                 5                  312,211.67             0.20
80.01%   - 90.00% . . . . . . . . . .                 1                   53,400.00             0.03
90.01%   - 97.48% . . . . . . . . . .                 1                   34,883.67             0.02
                                              -----------         ------------------       ------------
     Total  . . . . . . . . . . . . .             3,866             $152,698,011.80           100.00%
                                              ===========         ==================       ============

---------------
(1) Calculated as the ratio of the initial principal balance of the junior lien to the aggregate loan balances of all liens on the related Mortgaged Property at the time of origination of the junior lien.

As of the Cut-Off Date, the Weighted Average Junior Lien Ratio of the Loans was 30.64%.

CONVEYANCE OF SUBSEQUENT LOANS

    The Sale and Servicing Agreement permits the Trust to purchase from Cityscape, subsequent to the date hereof and prior to August 31, 1997, Subsequent Loans in an amount not to exceed $47,301,988.20 in aggregate principal balance for inclusion in the Trust. Accordingly, the statistical characteristics of the Pool after giving effect to the acquisition of any Subsequent Loans will likely differ from the information specified above (which are based exclusively on the Initial Loans). The date or dates on which the Trust acquires the Subsequent Loans are referred to herein as "Subsequent Transfer Dates." Any Subsequent Loans conveyed to the Trust Fund will be subject to the approval of the Rating Agencies and are not expected to vary materially in the aggregate from the Initial Loans.


                               CITYSCAPE CORP.

GENERAL

    Cityscape Corp. ("Cityscape"), the Servicer under the Sale and Servicing Agreement, is a New York corporation that is a wholly-owned subsidiary of Cityscape Financial Corp., a publicly-traded Delaware corporation, and is a full service mortgage banker engaged in the business of originating, selling and servicing mortgage loans on one- to four-family residential properties and small mixed-use properties, with an emphasis on non-conforming first and second mortgages. Cityscape was incorporated in New York in 1985 and currently is licensed as a mortgage banker or registered, as required, in 44 States (including New York, Illinois, Maryland, New Jersey, Indiana, Pennsylvania, Massachusetts, Connecticut, California and Virginia) and the District of Columbia.

    Cityscape has its principal offices at 565 Taxter Road, Elmsford, New York 10523 (telephone number (914) 592-6677). It currently has approximately 914 employees including professionals and support staff. For the years ended December 31, 1994, 1995 and 1996, Cityscape originated or purchased $154 million, $418 million and $1.3 billion of loans, respectively. Cityscape's net worth as of December 31, 1991, 1992, 1993, 1994, 1995 and 1996 was
$1,993,330, $2,083,076, $2,398,279,  $3,176,738, $50,657,221 and $83,476,527,
respectively.

    As of March 31, 1997, the Servicer was servicing a loan portfolio (including loans it has retained for its own account, but excluding those master serviced on behalf of others) of approximately $1,788,360,359. This loan portfolio consisted of 30,053 loans with an average principal balance of approximately $59,507.

    As a publicly-traded company, Cityscape Financial Corp. is required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Cityscape Financial Corp. will furnish without charge to each person to whom this Prospectus Supplement is delivered, upon written or oral request, a copy of the most recent periodic filings made with the Securities and Exchange Commission. Requests should be directed to Cheryl P. Carl, Senior Vice President, Cityscape Financial Corp., 565 Taxter Road, Elmsford, New York 10523 (telephone number
(914) 592-6677).

    The Servicer may resign only in accordance with the terms of the Sale and Servicing Agreement. No removal or resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's responsibilities and obligations in accordance therewith.

    The Servicer may not assign its obligations under the Sale and Servicing Agreement unless it first obtains the written consent of the Indenture Trustee; provided, however, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Sale and Servicing Agreement. Notwithstanding anything in the preceding sentence to the contrary, the Servicer may delegate certain of its obligations to a sub-servicer pursuant to a sub-servicing agreement. A sub-servicer must meet certain eligibility requirements, as set forth in the Sale and Servicing Agreement, and each sub-servicing agreement shall require servicing of the Loans consistent with the terms of the Sale and Servicing Agreement.

SERVICING EXPERIENCE

    The Servicer commenced servicing home loans in 1994. Since 1996, the Servicer has substantially increased the volume of home equity loans, as well as other types of home loans (e.g., Sav*-A-Loans), that it has originated and serviced. Accordingly, the Servicer has no representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Loans.

UNDERWRITING CRITERIA

    All Loans underwritten by Cityscape will have been underwritten pursuant to Cityscape's "Sav*-A-Loan" underwriting requirements. Generally, the "Sav*-A-Loan" underwriting standards of Cityscape place a greater emphasis on the creditworthiness of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay a Loan.

    UNDERWRITING GUIDELINES FOR SAV*-A-LOANS. Cityscape's "Sav*-A-Loan" program is designed for homeowners who may have little or no equity in their property, but who possess good to excellent credit histories and provable income, who use the proceeds for home improvements or debt consolidation. Under the "Sav*-A-Loan" program, Cityscape obtains credit information with respect to each applicant from two sources and generally does not permit the ratio of total monthly debt obligations to monthly gross income to exceed 45%. The applicant must generally fall within one of the two highest credit classifications established by Cityscape. The principal amount of the "Sav*- A-Loans" purchased or originated by Cityscape generally ranges from a minimum of $10,000 to a maximum of $75,000. None of the loans originated under the "Sav*-A-Loan" program will have Combined Loan-to-Value Ratios in excess of approximately 125%. Each such home loan must be secured by a first, second or third lien on the related property. The property must be a completed and owner-occupied one- or two-family property and must have been occupied for at least six months.

    Cityscape considers factors pertaining to the applicant's current employment, stability of employment and income, financial resources, and analysis of credit, reflecting not only the ability to pay, but also the willingness to repay contractual obligations. The property's age, condition, location, value and continued marketability are additional factors considered in each risk analysis.

    Cityscape's underwriting standards are designed to provide a program for all qualified applicants in an amount and for a period of time consistent with their ability to repay. All of Cityscape's underwriting determinations are made without regard to sex, marital status, race, color, religion, age or national origin. Each application is evaluated on its individual merits, applying the guidelines set forth below, to ensure that each application is considered on an equitable basis.

    Cityscape has put into place a credit policy that provides a number of guidelines to assist the underwriters in the credit review and decision process. Cityscape's underwriting guidelines provide for the evaluation of a loan applicant's creditworthiness through the use of a FICO score, verification of employment and a review of the debt service-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written verifications with employers, receipt and review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements.

    In response to changes and developments in the consumer finance area as well as the refinement of the Company's credit evaluation methodology, Cityscape's underwriting requirements for the Sav*-A-Loan program may change from time to time, which in certain instances may result in more stringent and in other instances less stringent underwriting requirements. Depending upon the date on which the Loans were originated or purchased by Cityscape, such Loans included in the Pool may have been originated or purchased by Cityscape under different underwriting requirements, and accordingly, certain Loans included in the Pool may have different loan characteristics from other Loans. Furthermore, to the extent that certain Loans were originated or purchased by Cityscape under less stringent underwriting requirements, such Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Loans originated or purchased under more stringent underwriting requirements.

    Cityscape generally requires one of the following to be obtained for each home loan: (i) a Uniform Residential Appraisal Report in compliance with FNMA or FHLMC guidelines (a "Full Appraisal"), or (ii) a Second Mortgage Property Value Analysis Report, typically referred to as a "Drive-By Appraisal Report" which consists exclusively of an exterior inspection of the property without examination of the interior. A Drive-By Appraisal Report is required if the borrower has held the Mortgaged Property for more than one year and the related Mortgage is a first or second mortgage; if the Mortgage is a third mortgage, a Full Appraisal is required. Cityscape does not require an appraisal if the borrower has owned the Mortgaged Property for one year or less; however, Cityscape uses the purchase price set forth on the HUD-1 form relating to the purchase of the Mortgaged Property to ascertain the value of the Mortgaged Property.

    A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's complete credit history is required. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. An applicant's recent credit performance weighs heavily in the evaluation of risk by Cityscape. The credit report is used to evaluate the borrower's payment record and must be current at the time of application. A lack of credit history will not necessarily preclude a loan if the borrower has sufficient equity in the property.

    Cityscape requires title insurance coverage issued by an approved ALTA title insurance company on all property securing loans it originates or purchases which are greater than or equal to $25,000. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect Cityscape against loss if the title or lien position is not as indicated. With respect to loans of less than $25,000, Cityscape requires that a title report be completed. The applicant is also required to secure hazard and, in certain instances, flood insurance in an amount sufficient to cover the replacement costs of the Mortgaged Property.

    Cityscape has established classifications with respect to the credit profiles of loans based on certain of the borrower's characteristics. Each loan applicant is placed into one of two letter ratings ("A" and "B",), depending upon a number of factors including the applicant's credit history, based on credit bureau reports and employment status. Terms of loans made by Cityscape, as well as the maximum Combined Loan-to-Value Ratio and debt service to income ratios (calculated by dividing fixed monthly debt payments by gross monthly income), vary depending upon the classification of the borrower. The criteria currently used by Cityscape in classifying loan applicants can be generalized as follows:

    "A" Risk.     Under  the "A"  risk category,  a  loan applicant  must have generally repaid installment or revolving debt according to its terms.

             - Existing mortgage loans: required to be current at the time the application is submitted, with a maximum of one (or two on a case-by-case basis) 30-day late payment(s) within the last 24 months being acceptable.

             - Non-mortgage credit: minor derogatory items are allowed, but a letter of explanation is required; any recent open collection accounts or open charge-offs, judgments or liens would generally disqualify a loan applicant from this category.

             -    Bankruptcy filings:   No prior  bankruptcy generally allowed
                  (or, on a case-by-case basis, must have been discharged more than 5 years prior to closing).

             -    Maximum Combined Loan-to-Value Ratio:  up to 125%.

             -    Debt service-to-income ratio:  generally 45% or less.

    "B" Risk.     Under the  "B" risk  category,  a loan  applicant must  have generally repaid installment or revolving debt according to its terms.

             - Existing mortgage loans: required to be current at the time the application is submitted, with a maximum of two 30-day late payments within the last 24 months being acceptable.

             - Non-mortgage credit: some prior defaults may have occurred, but major credit paid or installment debt paid as agreed may offset some delinquency; any open charge-offs, judgments or liens would generally disqualify a loan applicant from this category.

             -    Bankruptcy  filings:   must have  been discharged  more than
                  three years prior to closing with credit re-established.

             -    Maximum Combined Loan-to-Value Ratio:  up to 125%.

             -    Debt service-to-income ratio:  generally 45% or less.

REPURCHASE OR SUBSTITUTION OF LOANS

    The Servicer has an option either to repurchase any Loan incident to foreclosure, default or imminent default thereof (a "Defaulted Loan") or to remove such Defaulted Loan and substitute a Qualified Substitute Loan; provided that the aggregate of the Loan Balances of such Loans may not exceed 10% of the Maximum Collateral Amount. See "Loan Program--Representations by Sellers; Repurchases or Substitutions" in the Prospectus.

    Each of Cityscape and the Transferor is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to any Loan or as to which a document deficiency exists (each, a "Defective Loan") or (ii) on or before the Determination Date next succeeding the end of such 60-day period, to repurchase such Defective Loan at a price (the "Purchase Price") equal to the Principal Balance of such Defective Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Loan to but not including the due date in the Due Period relating to the Distribution Date on which such Purchase Price is to be distributed, computed at the Loan Rate. In lieu of repurchasing a Defective Loan, each of Cityscape and the
Transferor may replace such Defective Loan with one or more Qualified Substitute Loans. If the aggregate outstanding principal balance of the Qualified Substitute Loan(s) is less than the outstanding Principal Balance of the Defective Loan(s), either Cityscape or the Transferor will also remit for distribution to the holders of the Notes an amount (a "Substitution Adjustment") equal to such shortfall which will result in a prepayment of principal on the Notes for the amount of such shortfall. As used herein, a "Qualified Substitute Loan" is a home loan that (i) has an interest rate which differs from the Loan Rate for the Defective Loan which it replaces (each, a "Deleted Loan") by no more than two percentage points, (ii) has a principal balance (after application of all payments received on or prior to the date of such substitution) equal to or less than the Principal Balance of the Deleted Loan as of such date, (iii) has a lien priority no lower than the Deleted Loan, (iv) complies as of the date of substitution with each representation and warranty set forth in the Sale and Servicing Agreement with respect to the Loans, and (v) has a borrower with a comparable credit grade classification than the borrower with respect to the Deleted Loan.

    No assurance can be given that, at any particular time, Cityscape will be capable, financially or otherwise, of repurchasing Defective Loans or substituting Qualified Substitute Loans for Defective Loans in the manner described above. If Cityscape repurchases, or is obligated to repurchase, Defective Loans from any additional series of asset backed securities, the financial ability of Cityscape to repurchase Defective Loans from the Trust may be adversely affected. In addition, other events relating to Cityscape and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of Cityscape to repurchase Defective Loans from the Trust, including without limitation the sale or other disposition of all or any significant portion of its assets. If Cityscape is unable to repurchase or replace a Defective Loan, the Servicer, on behalf of the Trust, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Loan. If the Servicer is unable to collect all amounts due to the Trust with respect to such Defective Loan, the resulting loss will be borne by the holders of the Notes to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Notes. See "Risk Factors--Adequacy of Credit Enhancement" and "--Limitations on Repurchase or Replacement of Defective Loans" herein.


                      DESCRIPTION OF CREDIT ENHANCEMENT

    Credit enhancement with respect to the Notes will be provided by (i) the subordination of distributions in respect of the Residual Interest (as well as the subordination of certain Classes of Notes to other Classes of Notes, as described herein) and (ii) the Overcollateralization Amount, which results from the limited acceleration of the principal amortization of the Notes relative to the amortization of the Loans by the application of Excess Spread, as described herein.

SUBORDINATION AND ALLOCATION OF LOSSES

    Distributions of interest on the Notes will be made first to the Senior Notes and then to the Class M-1, Class M-2 and Class B Notes, in that order, such that no interest will be paid on the Class B Notes until all required interest payments have been made on the Mezzanine and Senior Notes and no interest will be paid on the Mezzanine Notes until all required interest payments have been made on the Senior Notes. In addition, distributions of principal of the Notes will be made first to the Senior Notes, then to the Class M-1, Class M-2 Notes and Class B Notes, in that order. Any distributions of principal to the Classes of Senior Notes will be made sequentially in the order of increasing numerical Class designations (other than the Class A-6 Notes, which will be entitled to receive principal in the priorities set forth below under "Description of the Notes--Distributions on the Notes"). All Allocable Loss Amounts applied in reduction of the Class Principal Balances of the Mezzanine Notes will be applied first to the Class M-2 Notes and then to the Class M-1 Notes, until their respective Class Principal Balances have been reduced to zero. In addition, no Allocable Loss Amounts will be applied in reduction of the Class Principal Balance of any Class of Mezzanine Notes until the Class Principal Balance of the Class B Notes has been reduced to zero. Further, no Allocable Loss Amounts will be applied in reduction of the Class Principal Balance of the Class B Notes until the Overcollateralization Amount has been reduced to zero. No Allocable Loss Amounts will be applied to the Classes of Senior Notes. The rights of the holders of the Residual Interest to receive any distributions on any Distribution Date generally will be subordinated to the rights of the holders of the Notes. The subordination described above is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of the Classes of Notes and to afford such holders protection against losses on the Loans, with the greatest amount of such enhancement and protection being provided to the Classes of Senior Notes, a lesser amount of such enhancement and protection being provided to the Class M-1 and, in particular, the Class M-2 Notes, and the least amount of such enhancement and protection being provided to the Class B Notes. See "Risk Factors--Adequacy of Credit Enhancement Limitations" herein.

    On each Distribution Date, the "Allocable Loss Amount" will be equal to the excess, if any, of (a) the aggregate of the Class Principal Balances of all Classes of Notes (after giving effect to all distributions on such Distribution Date) over (b) the Pool Principal Balance and the Pre-Funded Amount, each as of the end of the preceding Due Period.

    On each Distribution Date, the "Net Loan Losses" will be equal to the sum of (A) with respect to the Loans that become Liquidated Loans during the immediately preceding Due Period, an amount (but not less than zero) determined as of the related Determination Date equal to: (i) the aggregate uncollected Principal Balances of such Liquidated Loans as of the last day of such Due Period, minus (ii) the aggregate amount of any recoveries attributable to principal from whatever source received during any Due Period, with respect to such Liquidated Loans, including any Due Period subsequent to the Due Period wherein such Loan became a Liquidated Loan, and including without limitation any Net Liquidation Proceeds, any Insurance Proceeds, any Released Mortgaged Property Proceeds, any post liquidation proceeds, any payments from the related Obligor and any payments made in connection with the repurchase of or substitution for a Defective Loan, less the amount of any expenses incurred in connection with such recoveries; and
(B) any reduction to the Principal Balances of any Loans resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding.

OVERCOLLATERALIZATION

    As of any Distribution Date, the "Overcollateralization Amount" will equal the excess of the sum of the Pool Principal Balance and the Pre-Funded Amount, each as of the end of the previous Due Period, over the aggregate of the sum of the Class Principal Balances of all Classes of Notes (after giving effect to all distributions on the Classes of Notes and the Residual Interest on such Distribution Date). On the Closing Date, the Overcollateralization Amount will be equal to $2,000,000. A limited acceleration of the principal amortization of the Notes relative to the principal amortization of the Loans has been designed to increase the Overcollateralization Amount over time by making additional distributions of principal to the holders of the Notes from the distribution of Excess Spread until the Overcollateralization Amount is at least equal to the Overcollateralization Target Amount. The "Overcollateralization Target Amount" equals (A) with respect to any Distribution Date occurring prior to the Stepdown Date, the greater of (x) 8.0% of the Maximum Collateral Amount and (y) the Net Delinquency Calculation Amount, and (B) with respect to any other Distribution Date, the greater of
(x) 16.0% of the Pool Principal Balance as of the end of the related Due Period and (y) the Net Delinquency Calculation Amount; provided, however, that the Overcollateralization Target Amount will in no event be less than 0.50% of the Maximum Collateral Amount.

    If on any Distribution Date an Overcollateralization Deficiency (as defined herein) exists, distributions of Excess Spread, if any, will be made as an additional distribution of principal to the holders of the Notes, to be allocated among the Classes of Notes in the order of priority set forth under "Description of the Notes--Distributions on the Notes" herein. Such distributions of Excess Spread are intended to accelerate the amortization of the Class Principal Balances of all Classes of Notes relative to the amortization of the Loans, thereby increasing the Overcollateralization Amount. The relative percentage of the aggregate of the Class Principal Balances of the Classes of Notes to the Pool Principal Balance will decrease as a result of the application of Excess Spread to reduce such Class Principal Balances.

    On any Distribution Date with respect to which the Overcollateralization Deficiency Amount is equal to zero, all or a portion of the Excess Spread may be distributed to the holders of the Residual Interest rather than as principal to the holders of the Notes, thereby ceasing the acceleration of principal amortization of the Notes in relation to the principal amortization of the Pool, until such time as the Overcollateralization Deficiency Amount is greater than zero (i.e., due to a reduction in the Overcollateralization Amount as a result of Net Loan Losses or delinquencies or due to an increase in the Overcollateralization Target Amount as a result of the failure to satisfy certain delinquency criteria).

    While the application of Excess Spread in the manner specified above has been designed to produce and maintain a given level of overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In particular, a high rate of delinquencies on the Loans during any Due Period could cause the amount of interest received on the Loans during such Due Period to be less than the amount of interest distributable on the Notes on the related Distribution Date. In such a case, the Class Principal Balances of the Classes of Notes would decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. In addition, Net Loan Losses will reduce the
Overcollateralization Amount to zero before Allocable Loss Amounts are applied in reduction of the Class Principal Balances of certain Classes of Notes. See "Risk Factors--Adequacy of Credit Enhancement" herein.


                           DESCRIPTION OF THE NOTES

GENERAL

    The Cityscape Home Loan Owner Trust 1997-3 (the "Trust") will issue nine Classes of Home Loan Asset Backed Notes (collectively, the "Notes") having the designations and aggregate initial principal amounts specified on the cover hereof pursuant to an Indenture to be dated as of June 2, 1997 (the "Indenture"), between the Trust and the Indenture Trustee. The Trust will also issue an instrument representing the residual interest (the "Residual Interest") in the Trust pursuant to the terms of a Trust Agreement dated as of June 2, 1997 (the "Trust Agreement"), among the Depositor, the Transferor, the Co-Owner Trustee and the Owner Trustee. The Notes are secured by the assets of the Trust pursuant to the Indenture.

    On the 25th day of each month or, if such day is not a Business Day, the first Business Day immediately following, commencing in July 1997 (each such date, a "Distribution Date"), the Indenture Trustee or its designee will distribute to the persons in whose names the Notes are registered on the related Record Date, the portion of the aggregate distribution to be made to each Noteholder as described below. The "Record Date" with respect to any Distribution Date shall be the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. Prior to any termination of the book-entry provisions, distributions on the Book Entry Securities will be made to Beneficial Owners only through DTC and its DTC Participants. See "Description of the Securities--Book-Entry Registration of Securities" in the Prospectus.

    Beneficial ownership interests in each Class of Notes will be held in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

DISTRIBUTIONS ON THE NOTES

    For the definitions of certain of the defined terms used in the following subsections, See "--Related Definitions" below.

    AVAILABLE COLLECTION AMOUNT. Distributions on the Notes on each Distribution Date will be made from the Available Collection Amount. The Servicer will calculate the Available Collection Amount on the fourteenth calendar day of each month or, if such day is not a Business Day, then the immediately preceding Business Day (each such day, a "Determination Date"). With respect to each Distribution Date, the "Available Collection Amount" is the sum of (i) all amounts received on the Loans or required to be paid by Cityscape or the Transferor during the related Due Period (exclusive of amounts not required to be deposited by the Servicer in the Collection Account and amounts permitted to be withdrawn by the Indenture Trustee from the Collection Account) as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code; (ii) with respect to the final Distribution Date or an early redemption or termination of the Notes pursuant to the Sale and Servicing Agreement, the Termination Price; (iii) the Purchase Price paid for any Loans required to be purchased and the Substitution Adjustment to be deposited to the Collection Account in connection with any substitution, in each case prior to the related Determination Date; and (iv) the Capitalized Interest Requirement (as defined herein), if any, with respect to such Distribution Date.

    Distributions of Interest. Interest on the Class Principal Balance of each Class of Notes will accrue thereon at the applicable per annum Note Interest Rate, and will be payable to the holders of such Class of Notes monthly on each Distribution Date, commencing in July 1997. Interest on the Class A-1 Notes with respect to a given Distribution Date will accrue based on the actual number of days included in the period commencing on the immediately preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) and ending on the day immediately preceding such given Distribution Date and will be calculated based on a 360-day year. Interest on each Class of Notes other than the Class A-1 Notes will be calculated on the basis of a 360-day year of twelve 30-day months (or, in the case of the first Distribution Date, a 360-day year and 28 days' accrued interest).

    With respect to any Distribution Date, interest distributions on the Notes will be made from the Available Collection Amount (plus, if applicable, the amount, if any, of Pre-Funding Earnings and, on the Distribution Date relating to the Due Period in which the termination of the Pre-Funding Period occurred, the amount on deposit in the Pre-Funding Account at such time) net of the Trust Fees and Expenses (the "Available Distribution Amount"). Interest payments will be made, first, to the Classes of Senior Notes, pro rata, based on the amount of interest distributable in respect of each such Class calculated at the related Note Interest Rate, second, to the Classes of Mezzanine Notes, sequentially, in the order of their numerical Class designation, and then to the Class B Notes. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on all Classes of Notes on any Distribution Date. In such event, each affected Class will receive its ratable share (based upon the aggregate amount of interest due to such Class) of the remaining amount available to be distributed as interest after the payment of all interest due on each Class having a higher interest payment priority. In addition, any such interest deficiency will be carried forward as a Noteholders' Interest Carry-Forward Amount for such Class and will be distributed to holders of each such Class of Notes on subsequent Distribution Dates to the extent that sufficient funds are available. Any such interest deficiency could occur, for example, if delinquencies or losses realized on the Loans were exceptionally high or were concentrated in a particular month. No interest will accrue on any Noteholders' Interest Carry-Forward Amount for any Class.

    Distributions of Principal. Principal distributions will be made to the holders of the Notes on each Distribution Date in an amount generally equal to the sum of (i) the Regular Principal Distribution Amount (less, in certain circumstances, the excess of the Overcollateralization Amount over the
Overcollateralization Target Amount) and (ii) to the extent of the Overcollateralization Deficiency Amount, any Excess Spread for such Distribution Date.

    Distribution Priorities.

    A. On each Distribution Date, the Regular Distribution Amount will be distributed in the following order of priority:

         (i) to the holders of the Senior Notes, the Senior Noteholders' Interest Distributable Amount for such Distribution Date allocated to each Class of Senior Notes, pro rata, based on the amount interest distributable in respect of each such Class based on the related Note Interest Rate;

         (ii) sequentially, to the holders of the Class M-1 and Class M-2 Notes, in that order, the Class M-1 Noteholders' Interest Distributable Amount and the Class M-2 Noteholders' Interest Distributable Amount, respectively, for such Distribution Date;

         (iii)    to  the  holders  of   the  Class  B  Notes,  the  Class   B
    Noteholders' Interest Distributable Amount for such Distribution Date;

         (iv) if with respect to such Distribution Date the Pre-Funding Pro Rata Distribution Trigger has occurred, the amount on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be distributed as principal to all Classes of Notes and the Residual
    Interest (which initially is represented by the Overcollateralization Amount on the Closing Date), pro rata, based on the Original Class Principal Balances thereof and the Residual Interest in relation to the sum of the Original Pool Principal Balance and the Original Pre-Funded Amount;

         (v) first, to the Class A-6 Notes, an amount equal to the Class A-6 Priority Principal Distribution Amount until the Class Principal Balance of the Class A-6 Notes is reduced to zero; and, second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, in an amount necessary to reduce the aggregate Class Principal Balance of the Senior Notes to the Senior Optimal Principal Balance for such Distribution Date,

         (vi) sequentially, to the holders of the Class M-1 and the Class M-2 Notes, in that order, in an amount necessary to reduce the Class Principal Balances thereof to the Class M-1 Optimal Principal Balance and the Class M-2 Optimal Principal Balance, respectively, for such Distribution Date;

         (vii) to the holders of the Class B Notes, in an amount necessary to reduce the Class Principal Balance thereof to zero;

         (viii)   sequentially,  to  the  Class M-1,  Class  M-2  and  Class B
    Notes,  in  that  order,  until   their  respective  Loss   Reimbursement
    Deficiencies have been paid in full; and

         (ix)     any  remaining  amount  to  the   holders  of  the  Residual
    Interest.

    B. On each Distribution Date, the Indenture Trustee shall distribute the Excess Spread, if any, in the following order of priority (in each case after giving effect to all payments specified in paragraph A. above):

         (i) in an amount equal to the Overcollateralization Deficiency Amount, if any, as follows:

             (A) first, to the Class A-6 Notes, an amount equal to the Class A-6 Priority Excess Spread Distribution Amount, until the Class Principal Balance of the Class A-6 Notes is reduced to zero and second, sequentially, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, in an amount necessary to reduce the aggregate Class Principal Balance of the Senior Notes to the Senior Optimal Principal Balance for such Distribution Date;

             (B) sequentially, to the holders of the Class M-1 and Class M-2 Notes, in that order, until the respective Class Principal Balances thereof have been reduced to the Class M-1 Optimal Principal Balance and Class M-2 Optimal Principal Balance, respectively, for such Distribution Date; and

             (C) to the holders of the Class B Notes until the Class Principal Balance thereof has been reduced to zero; and

         (ii)     sequentially,  to  the Class  M-1,  Class  M-2 and  Class  B
    Notes,  in  that  order,  until   their  respective  Loss   Reimbursement
    Deficiencies, if any, have been paid in full; and

         (iii)    any  remaining  amount  to  the   holders  of  the  Residual
    Interest.

    Notwithstanding the priorities specified above, on any Distribution Date as to which the Class Principal Balances of each of the Class M-1, Class M-2 and Class B Notes and the Overcollateralization Amount have been reduced to zero, distributions of principal on the Classes of Senior Notes on such Distribution Date will be applied to such Classes pro rata based on their respective Class Principal Balances.

RELATED DEFINITIONS

    For purposes hereof, the following terms shall have the following meanings:

    Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

    Class A Excess Spread Distribution Amount: With respect to any Distribution Date, the least of (i) the excess of (x) the Class Principal Balance of all Senior Notes (after giving effect to all distributions specified in A. above) over (y) the Senior Optimal Principal Balance for such Distribution Date, (ii) the Overcollateralization Deficiency Amount for such Distribution Date, and (iii) the Excess Spread for such Distribution Date.

    Class A Principal Distribution Amount: With respect to any Distribution Date, the lesser of (i) the Regular Principal Distribution Amount and (ii) the excess of (x) the aggregate Class Principal Balance of all Senior Notes (prior to giving effect to distributions on such Distribution Date, other than any distributions in respect of the Pre-Funded Amount on the Distribution Date on which a Pre-Funding Pro Rata Distribution Trigger has occurred) over (y) the Senior Optimal Principal Balance for such Distribution Date.

    Class A-6 Priority Excess Spread Distribution Amount: With respect to any Distribution Date, the lesser of (A) the product of (x) the applicable Class A-6 Priority Percentage for such Distribution Date and (y) the Class A-6 Pro Rata Excess Spread Distribution Amount for such Distribution Date and
(B) the Class A Excess Spread Distribution Amount.

    Class A-6 Pro Rata Excess Spread Distribution Amount: With respect to any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the Class Principal Balance of the Class A-6 Notes immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Principal Balances of the Classes of Senior Notes immediately prior to such Distribution Date and (y) the Class A Excess Spread Distribution Amount.

    Class A-6 Priority Percentage:   With respect to each Distribution  Date,
the percentage specified below:

             Distribution Date         Priority Percentage

             July 1997-June 2000       0%
             July 2000-June 2002       45%
             July 2002-June 2003       80%
             July 2003-June 2004       100%
             July 2004 and thereafter  300%

    Class A-6 Priority Principal Distribution Amount: With respect to any Distribution Date, the lesser of (A) the product of (x) the applicable Class A-6 Priority Percentage for such Distribution Date and (y) the Class A-6 Pro Rata Principal Distribution Amount for such Distribution Date and (B) the Class A Principal Distribution Amount.

    Class A-6 Pro Rata Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the Class Principal Balance of the Class A-6 Notes immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balances of the Classes of Senior Notes immediately prior to such Distribution Date and (y) the Class A Principal Distribution Amount.

    Class B Noteholders' Interest Carry-Forward Amount: With respect to any Distribution Date and the Class B Notes, the excess of (A) the Class B
Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class B Noteholders' Interest Carry-Forward Amount for preceding Distribution Date over (B) the amount in respect of interest that is actually distributed to such Notes on such preceding Distribution Date.

    Class B Noteholders' Interest Distributable Amount: With respect to any Distribution Date and the Class B Notes, the sum of the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Class B Noteholders' Interest Carry-Forward Amount for such Distribution Date.

    Class B Noteholders' Monthly Interest Distributable Amount: With respect to each Distribution Date (other than the first Distribution Date) and the Class B Notes, the aggregate amount of interest accrued during the related Interest Period at the Class B Note Interest Rate on the Class
Principal Balance of the Class B Notes immediately preceding such Distribution Date. With respect to the first Distribution Date, twenty-eight
(28) days' accrued interest at the Class B Note Interest Rate on the Class Principal Balance of the Class B Notes on the Closing Date.

    Class M-1 Noteholders' Interest Carry-Forward Amount: With respect to any Distribution Date and the Class M-1 Notes, the excess of (A) the Class M-1 Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class M-1 Noteholders' Interest Carry-Forward Amount for preceding Distribution Date over (B) the amount in respect of interest that is actually distributed to such Notes on such preceding Distribution Date.

    Class M-1 Noteholders' Interest Distributable Amount: With respect to any Distribution Date and the Class M-1 Notes, the sum of the Class M-1 Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Class M-1 Noteholders' Interest Carry-Forward Amount for such Distribution Date.

    Class M-1 Noteholders' Monthly Interest Distributable Amount: With respect to each Distribution Date (other than the first Distribution Date) and the Class M-1 Notes, the aggregate amount of interest accrued during the related Interest Period at the Class M-1 Note Interest Rate on the Class Principal Balance of the Class M-1 Notes immediately preceding such Distribution Date. With respect to the first Distribution Date, twenty-eight
(28) days' accrued interest at the Class M-1 Note Interest Rate on the Class Principal Balance of the Class M-1 Notes on the Closing Date.

    Class M-1 Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; and with respect to any other
Distribution Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes (after taking into account distributions made on such Distribution Date in reduction of the Class Principal Balances of the Classes of Senior Notes made prior to such determination) and (ii) the greater of (x) the sum of (1) 24.5% of the Pool Principal Balance as of the preceding Determination Date and (2) the Overcollateralization Target Amount for such Distribution Date (calculated without giving effect to the proviso in the definition thereof) and (y) 0.50% of the Maximum Collateral Amount; provided, however, that the Class M-1 Optimal Principal Balance shall never be less than zero or greater than the Original Class Principal Balance of the Class M-1 Notes.

    Class M-2 Noteholders' Interest Carry-Forward Amount: With respect to any Distribution Date and the Class M-2 Notes, the excess of (A) the Class M-2 Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class M-2 Noteholders' Interest Carry-Forward Amount for preceding Distribution Date over (B) the amount in respect of interest that is actually distributed to such Notes on such preceding Distribution Date.

    Class M-2 Noteholders' Interest Distributable Amount: With respect to any Distribution Date and the Class M-2 Notes, the sum of the Class M-2 Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Class M-2 Noteholders' Interest Carry-Forward Amount for such Distribution Date.

    Class M-2 Noteholders' Monthly Interest Distributable Amount: With respect to each Distribution Date (other than the first Distribution Date) and the Class M-2 Notes, the aggregate amount of interest accrued during the related Interest Period at the Class M-2 Note Interest Rate on the Class Principal Balance of the Class M-2 Notes immediately preceding such Distribution Date. With respect to the first Distribution Date, twenty-eight
(28) days' accrued interest at the Class M-2 Note Interest Rate on the Class Principal Balance of the Class M-2 Notes on the Closing Date.

    Class M-2 Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; and with respect to any other Distribution Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (i) the aggregate Class Principal Balance of the Senior Notes (after taking into account any distributions made on such Distribution Date in reduction of the Class Principal Balances of the Classes of Senior Notes made prior to such determination) plus the Class Principal Balance of the Class M-1 Notes (after taking into account any distributions made on such Distribution Date in reduction of the Class Principal Balance of the Class M-1 Notes prior to such determination) and (ii) the greater of
(x) the sum of (1) 9.0% of the Pool Principal Balance as of the preceding Determination Date and (2) the Overcollateralization Target Amount for such Distribution Date (without giving effect to the proviso in the definition thereof) and (y) 0.50% of the Maximum Collateral Amount; provided, however, that the Class M-2 Optimal Principal Balance shall never be less than zero or greater than the Original Class Principal Balance of the Class M-2 Notes.

    Excess Spread: With respect to any Distribution Date, the excess of (a) the Available Distribution Amount over (b) the Regular Distribution Amount.

    Insurance Proceeds: With respect to any Loan, the proceeds paid to the Servicer by any insurer pursuant to any insurance policy covering a Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Loan, net of any expenses which are incurred by the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Servicer, but excluding the proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with accepted loan servicing procedures.

    Interest  Period:   With respect  to  the Class  A-1  Notes  for a  given
Distribution Date, the actual number of days included in the period commencing on the immediately preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) and ending on the day immediately preceding such given Distribution Date calculated based on a 360-day year. With respect to the Classes of Notes other than the Class A-1 Notes for a given Distribution Date, the calendar month preceding the month of such Distribution Date based on a 360-day year consisting of twelve 30-day months (or, in the case of the first Distribution Date, a 360-day year and 28 days' accrued interest).

    Liquidated Loan: With respect to any date of determination and any Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earlier of: (a) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, (b) the Servicer's determination in accordance with customary accepted practices that no further amounts are collectible from the Loan or (c) any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

    Loss Reimbursement Deficiency: As of any date of determination and as to the Class M-1 Notes, Class M-2 Notes or Class B Notes, the amount of Allocable Loss Amounts, together with interest thereon, applied to the reduction of the Class Principal Balance of such Class and not reimbursed pursuant to the Sale and Servicing Agreement.

    Net Delinquency Calculation Amount: With respect to any Distribution Date, the excess, if any, of (x) the product of 2.5 and the Six-Month Rolling Delinquency Average over (y) the aggregate of the amounts of Excess Spread for the three preceding Distribution Dates.

    Net Liquidation Proceeds: With respect to any Distribution Date, any cash amounts received from Liquidated Loans during the related Due Period, whether through trustee's sale, foreclosure sale, disposition of Mortgaged Properties or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties from Defaulted Loans, in each case, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Compensation and Servicing Advances (including nonrecoverable Servicing Advances) made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Loans or Mortgaged Properties pursuant to the Sale and Servicing Agreement.

    Note Interest Rate: With respect to each Class of Notes, the per annum rate set forth or described below:

         Class A-1:   The  lesser of (a)  One-Month LIBOR plus  0.13% and (b)
12.00%./*/
         Class A-2:   7.37%.
         Class A-3:   7.31%.
         Class A-4:   7.57%.
         Class A-5:   7.89%./**/
         Class A-6:   7.41%.
         Class M-1:   7.68%.
         Class M-2:   7.84%.
         Class B:     8.17%.

/*/For the first Distribution Date, the Class A-1 Note Interest Rate shall be 5.8175%.
/**/On any Distribution Date after the Distribution Date on which the holders of the Residual Interest are permitted to effect an early termination of the Trust as described herein under "--Optional Termination of the Trust," the
Note Interest Rate for the Class A-5 Notes shall be 8.39%.

    Noteholders' Interest Carry-Forward Amount: With respect to any Distribution Date, any of the Senior Noteholders' Interest Carry-Forward Amount, the Class M-1 Interest Carry-Forward Amount, the Class M-2 Interest Carry-Forward Amount or the Class B Interest Carry-Forward Amount.

    Noteholders' Interest Distributable Amount: With respect to any Distribution Date, the sum of the Senior Noteholders' Interest Distributable Amount, the Class M-1 Interest Distributable Amount, the Class M-2 Interest Distributable Amount and the Class B Interest Distributable Amount.

    Overcollateralization Amount: With respect to any Distribution Date, the amount equal to the excess of (a) the sum of the Pool Principal Balance and the Pre-Funded Amount, each as of the end of the preceding Due Period, over (b) the aggregate of the Class Principal Balances of the Classes of Notes (after giving effect to distributions on the Notes and the Residual Interest on such Distribution Date).

    Overcollateralization Deficiency Amount: With respect to any date of determination, the excess, if any, of the Overcollateralization Target Amount over the Overcollateralization Amount (such Overcollateralization Amount to be calculated after giving effect to all payments on the Notes and the Residual Interest on such Distribution Date as specified in A. above).

    Overcollateralization Target Amount: (A) With respect to any Distribution Date occurring prior to the Stepdown Date, an amount equal to the greater of (x) 8.0% of the Maximum Collateral Amount and (y) the Net
Delinquency Calculation Amount; and (B) with respect to any other Distribution Date, an amount equal to the greater of (x) 16.0% of the Pool Principal Balance as of the end of the related Due Period and (y) the Net Delinquency Calculation Amount; provided, however, that the Overcollateralization Target Amount shall in no event be less than 0.50% of the Maximum Collateral Amount.

    Regular Distribution Amount: With respect to any Distribution Date, the lesser of (a) the Available Distribution Amount and (b) the sum of (i) the aggregate of the Noteholders' Interest Distributable Amounts, (ii) the Regular Principal Distribution Amount and (iii) if such Distribution Date relates to the Due Period in which the Pre-Funding Period ended and at the termination of such Pre-Funding Period a Pre-Funding Pro Rata Distribution Trigger had occurred, the amount on deposit in the Pre-Funding Account on such date.

    Regular  Principal Distribution Amount:   On  each Distribution  Date, an
amount equal to the lesser of:

    (A) the sum of (i) each payment of principal collected by the Servicer during the related Due Period, (ii) all partial and full principal prepayments applied by the Servicer during such related Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period,
(iv) that portion of the purchase price of any repurchased Loan which represents principal, (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date, (vi) on the Distribution Date in which the Trust is to be terminated pursuant to the Sale and Servicing Agreement, that portion of the Termination Price to be applied to the payment of principal of the Notes and (v) if such Distribution Date relates to the Due Period in which the Pre-Funding Period ended and at the termination of such Pre-Funding Period a Pre-Funding Pro Rata Distribution Trigger had not occurred, the amount on deposit in the Pre-Funding Account on such date; and

    (B) the aggregate of the Class Principal Balances of the Classes of Notes immediately prior to such Distribution Date.

    Released Mortgaged Property Proceeds: With respect to any Distribution Date, the proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, accepted mortgage servicing procedures and the Sale and Servicing Agreement.

    Senior Noteholders' Interest Carry-Forward Amount: With respect to any Distribution Date and the Senior Notes, the excess of (A) the Senior
Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Senior Noteholders' Interest Carry-Forward Amount for preceding Distribution Date over (B) the amount in respect of interest that is actually distributed to such Notes on such preceding Distribution Date.

    Senior Noteholders' Interest Distributable Amount: With respect to any Distribution Date and the Senior Notes, the sum of the Senior Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Senior Noteholders' Interest Carry-Forward Amount for such Distribution Date.

    Senior Noteholders' Monthly Interest Distributable Amount: With respect to each Distribution Date (other than the first Distribution Date) and the Classes of Senior Notes, the aggregate amount of interest accrued during the related Interest Period at the respective Note Interest Rates on the Class Principal Balances of the Classes of Senior Notes immediately preceding such Distribution Date. With respect to the first Distribution Date and the Class A-1 Notes, forty-two (42) days' accrued interest at the related Note Interest Rate on the Original Class Principal Balance of the Class A-1 Notes. With respect to the first Distribution Date and each Class of Senior Notes other than the Class A-1 Notes, twenty-eight (28) days' accrued interest at the related Note Interest Rate on the Original Class Principal Balance of such Class of Senior Notes.

    Senior Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; with respect to any other Distribution
Date, an amount equal to the Pool Principal Balance as of the preceding Determination Date minus the greater of (a) the sum of (1) 47.0% of the Pool Principal Balance as of the preceding Determination Date and (2) the Overcollateralization Target Amount for such Distribution Date (without giving effect to the proviso in the definition thereof) and (b) 0.50% of the Maximum Collateral Amount; provided, however, that the Senior Optimal Principal Balance shall never be less than zero or greater than aggregate Class Principal Balance of the Senior Notes as of the Closing Date.

    Six-Month Rolling Delinquency Average: With respect to any Distribution Date, the average of the applicable 60-Day Delinquency Amounts for each of the six immediately preceding Due Periods, where the 60-Day Delinquency Amount for any Due Period is the aggregate of the Principal Balances of all Loans that are 60 or more days delinquent, in foreclosure or REO Property as of the end of such Due Period.

    Stepdown Date: The first Distribution Date occurring after June 2000 as to which all of the following conditions exist:

    (1) the Pool Principal Balance has been reduced to an amount less than or equal to 50% of the Maximum Collateral Amount;

    (2) the Net Delinquency Calculation Amount is less than 8% of the Maximum Collateral Amount; and

    (3) the aggregate Class Principal Balance of the Senior Notes (after giving effect to distributions of principal on such Distribution Date) will be able to be reduced on such Distribution Date (such determination to be made by the Indenture Trustee prior to making actual distributions on such Distribution Date) to the excess of (i) the Pool Principal Balance as of the preceding Determination Date over (ii) the greater of (a) the sum of (1) 47.0% of the Pool Principal Balance as of the preceding Determination Date and (2) the Overcollateralization Target Amount for such Distribution Date (such Overcollateralization Target Amount calculated without giving effect to the proviso in the definition thereof and calculated pursuant only to clause
(B) in  the  definition thereof)  and  (b) 0.50%  of  the Maximum  Collateral
Amount.

CALCULATION OF ONE-MONTH LIBOR

    On the second LIBOR Business Day (as defined below) preceding the commencement of each Interest Period (each such date, an "Interest Determination Date"), the Indenture Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Interest Period for the Class A-1 Notes on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); and "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market
(i) with an established place of business in London, (ii) whose quotations appear on the Telerate Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or under common control with, the Depositor, Cityscape or any successor Servicer.

    On each Interest Determination Date, One-Month LIBOR for the related Interest Period for the Class A-1 Notes will be established by the Indenture Trustee as follows:

         (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

         (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Period will be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Indenture Trustee can determine no such arithmetic mean, (ii) the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

    The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Class A-1 Notes for the related Interest Period will (in the absence of manifest error) be final and binding.

APPLICATION OF ALLOCABLE LOSS AMOUNTS

    Following any reduction of the Overcollateralization Amount to zero, any Allocable Loss Amounts will be applied, sequentially, in reduction of the Class Principal Balances of the Class B, Class M-2 and Class M-1 Notes, in that order, until their respective Class Principal Balances have been reduced to zero. The Class Principal Balances of the Classes of Senior Notes will not be reduced by any application of Allocable Loss Amounts. The reduction of the Class Principal Balance of any applicable Class of Notes by the application of Allocable Loss Amounts entitles such Class to reimbursement in an amount equal to the Loss Reimbursement Deficiency. Each such Class of Notes will be entitled to receive its Loss Reimbursement Deficiency, or any portion thereof, in accordance with the payment priorities specified herein. Payment in respect of Loss Reimbursement Deficiencies will not reduce the Class Principal Balance of each related Class. The Loss Reimbursement
Deficiency with respect to any Class will remain outstanding until the earlier of (x) the payment in full of such amount to the holders of such Class and (y) the occurrence of the applicable Final Maturity Date (although there is no guarantee that such amounts will be paid on such date).

PRE-FUNDING ACCOUNT

    On the Closing Date, $47,301,988.20 (the "Original Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account"), which account will be in the name of the Indenture Trustee and shall be part of the Trust and which amount will be used to acquire Subsequent Loans. During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account (net of investment earnings thereon) (the "Pre-Funded Amount") will be reduced by the amount thereof used to purchase Subsequent Loans in accordance with the Sale and Servicing Agreement. The "Pre-Funding Period" is the period commencing on the Closing Date and ending generally on the earlier to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (net of any investment earnings thereon) are less than $100,000 and (ii) August 31, 1997. On the Distribution Date following the Due Period in which the termination of the Pre-Funding Period occurs, if the Pre-Funded Amount at the end of the Pre-Funding Period is less than $100,000, any such Pre-Funded Amount will be distributed to holders of the Classes of Notes then entitled to receive principal on such Distribution Date in reduction of the related Class Principal Balances, thus resulting in a partial redemption of the related Notes on such date. On the Distribution Date following the Due Period in which the termination of the Pre-Funding Period occurs, if the Pre-Funded
Amount at the end of the Pre-Funding Period is greater than or equal to $100,000 (such event, a "Pre-Funding Pro Rata Distribution Trigger"), such Pre-Funded Amount will be distributed to the holders of all Classes of Notes and the Residual Interest (which initially is represented by the Overcollateralization Amount on the Closing Date), pro rata, based on the Original Class Principal Balances thereof and the Residual Interest in relation to the sum of the Original Pool Principal Balance and the Original Pre-Funded Amount.

    Amounts on deposit in the Pre-Funding Account will be invested in eligible investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Note Distribution Account.

CAPITALIZED INTEREST ACCOUNT

    On the Closing Date, a portion of the sales proceeds of the Notes will be deposited in an account (the "Capitalized Interest Account") for application by the Indenture Trustee on the Distribution Dates in July 1997, August 1997 and September 1997 to cover shortfalls in interest on the Notes that may arise due to the utilization of the Pre-Funding Account as described herein. Any amounts remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be paid to Cityscape.

OPTIONAL TERMINATION OF THE TRUST

    The holders of an aggregate percentage interest in the Residual Interest in excess of 50% (the "Majority Residual Interestholders") may, at their option, effect an early termination of the Trust on or after any Distribution Date on which the Pool Principal Balance declines to 10% or less of the Maximum Collateral Amount, by purchasing all of the Loans at a price equal to or greater than the Termination Price. The "Termination Price" shall be an amount equal to the sum of (i) the then outstanding Principal Balances of the Loans plus all accrued and unpaid interest thereon, (ii) any Trust Fees and Expenses due and unpaid on such date and (iii) any unreimbursed Servicing Advances including such Servicing Advances deemed to be nonrecoverable. The proceeds from such sale will be distributed in the order and priority set forth above under "--Distribution Priorities".


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes certain terms of the Indenture, Sale and Servicing Agreement, the Administration Agreement, the Custodial Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of certain of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "The Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF THE LOANS

    On  the Closing  Date,  the Depositor  will  sell, convey,  transfer  and assign the Loans to the Trust. The Trust concurrently with the sale, conveyance, transfer and assignment of the Loans, will deliver (or cause to be delivered), the Notes to the Depositor in exchange for the Loans. The Trust will pledge and assign the Loans to the Indenture Trustee in exchange for the Notes. Each Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement delivered to the Indenture Trustee (the "Loan Schedule").

    In addition, the Depositor will deliver (or cause to be delivered), as to each Loan, to the Indenture Trustee or to the Custodian, the related Note endorsed in blank or to the order of the Indenture Trustee, without recourse, any assumption and modification agreements and the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or in the name of the Indenture Trustee, in recordable form, and any intervening assignments of the Mortgage (each, an "Indenture Trustee's Loan File"). Assignments to the Indenture Trustee of the Mortgages will be recorded in order to protect the Trust and the Indenture Trustee's interest in the Loans against the claims of certain creditors of Cityscape or subsequent purchasers. Cityscape will deliver or cause to be delivered to the Indenture Trustee after recordation the assignments of the Mortgages and the Mortgages. In the event that Cityscape cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the conveyance thereof under the Sale and Servicing Agreement because it has or they have not yet been returned by the public recording office or because such office retains the original thereof, then Cityscape will deliver or cause to be delivered to the Indenture Trustee or the Custodian a certified true photocopy of such Mortgage or assignment. Cityscape will deliver or cause to be delivered to the Indenture Trustee or the Custodian any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Indenture Trustee or the Custodian will agree, for the benefit of the holders of the Notes, to review (or cause to be reviewed) each Indenture Trustee's Loan File within 10 days after the conveyance of the related Loan to the Trust to ascertain that all required documents have been executed and received, subject to the applicable cure period in the Transfer and Servicing Agreements.

TRUST FEES AND EXPENSES

    As  compensation for  its services  pursuant to  the  Sale and  Servicing
Agreement, the Servicer is entitled to the Servicing Fee and additional servicing compensation and reimbursement as described under "Servicing" below. As compensation for their services pursuant to the applicable Transfer and Servicing Agreements, the Indenture Trustee is entitled to the Indenture Trustee Fee and the Owner Trustee is entitled to the Owner Trustee Fee.

SERVICING

    In consideration for the performance of the daily loan servicing functions for the Loans, the Servicer is entitled to a monthly fee (the "Servicing Fee") equal to 0.50% (50 basis points) per annum (the "Servicing Fee Rate") of the Pool Principal Balance as of the first day of the immediately preceding Due Period. See "Risk Factors--Dependence on Servicer for Servicing Loans" herein. The Servicer will pay the fees of any Subservicer out of the amounts it receives as the Servicing Fee. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, late payment charges and any other servicing-related penalties and fees (collectively such additional compensation and Servicing Fee, the "Servicing Compensation").

    In the event of a delinquency or a default with respect to a Loan, the Servicer will have no obligation to advance scheduled monthly payments of principal or interest with respect to such Loan. However, the Servicer will make reasonable and customary expense advances with respect to the Loans (each, a "Servicing Advance") in accordance with their servicing obligations under the Sale and Servicing Agreement and will be entitled to receive reimbursement for such Servicing Advances as described herein. For example, with respect to a Loan, such Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any Servicing Advances previously made and determined by the Servicer to be nonrecoverable, in accordance with accepted servicing procedures will be reimbursable from amounts in the Collection Account prior to distributions to Noteholders.

COLLECTION ACCOUNT,  NOTE DISTRIBUTION ACCOUNT  AND CERTIFICATE  DISTRIBUTION
ACCOUNT

    The  Servicer  is required  to  use  its best  efforts  to deposit  in an
Eligible Account (the "Collection Account"), within two Business Days of receipt, all payments received after the Cut-Off Date on account of principal and interest, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, post liquidation proceeds, any amounts payable in connection with the repurchase or substitution of any Loan and any amount required to be deposited in the Collection Account in connection with the termination of the Notes. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Loans on or before the applicable Cut-Off Date. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement (including the payment of Servicing Compensation). The Collection Account may be maintained at any depository institution which satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement.

    The Servicer will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account for distribution to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the "Note Distribution Account").

    On the Business Day prior to each Distribution Date, the Indenture Trustee will deposit into the Note Distribution Account the Available Collection Amount by making the appropriate withdrawals from the Collection Account. On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account for application of the amounts specified below in the following order of priority:

         (i) to provide for the payment of certain fees of the Trust in the following order: (a) to the Indenture Trustee, an amount equal to the Indenture Trustee Fee and all unpaid Indenture Trustee Fees from prior Due Periods and (b) to the Servicer on behalf of the Owner Trustee, an amount equal to the Owner Trustee Fee and all unpaid Owner Trustee Fees from prior Due Periods; and

         (ii) to provide for the payments to the holders of the Notes, the Residual Interestholders and the Servicer of the amounts specified herein under "Description of the Notes--Distributions on the Notes."

INCOME FROM ACCOUNTS

    So long as no Event of Default will have occurred and be continuing, amounts on deposit in the Note Distribution Account (together with the Collection Account, the "Accounts") will be invested by the Indenture Trustee, as directed by the Servicer, in one or more Permitted Investments (as defined in the Sale and Servicing Agreement) bearing interest or sold at a discount. No such investment in any Account will mature later than the Business Day immediately preceding the next Distribution Date. All income or other gain from investments in any Account will be deposited in such Account immediately on receipt, unless otherwise specified herein.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

    The Indenture Trustee, at the direction of the Servicer shall make the following withdrawals from the Collection Account, in no particular order of priority: (i) to withdraw any amount not required to be deposited in the Collection Account or deposited therein in error; (ii) on each Distribution Date, to pay to the Servicer any accrued and unpaid Servicing Compensation not otherwise withheld as permitted by the Sale and Servicing Agreement;
(iii) on each Distribution Date, to pay to the Servicer any unreimbursed Servicing Advances; provided, however, that the Servicer's right to
                      --------    -------
reimbursement for unreimbursed Servicing Advances shall be limited to late collections on the related Loans, including, without limitation, late collections constituting Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds, post liquidation proceeds and such other amounts as may be collected by the Servicer from the related Obligor or otherwise relating to the Loan in respect of which such unreimbursed amounts are owed; (iv) on each Distribution Date, to reimburse the Servicer for any Servicing Advances determined by the Servicer in good faith to have become nonrecoverable Servicing Advances; and (v) make payments as set forth in the Sale and Servicing Agreement.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

    The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and the Indenture Trustee by the Sale and Servicing Agreement and the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, respectively.

    The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Servicer may remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, or becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

    The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by the Transferor or Cityscape, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement, the Indenture or the Sale and Servicing Agreement, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

    The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes or of any Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Loans, or the investment of any monies by the Servicer before such monies are deposited into the Accounts. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement which failure constitutes an Event of Default unless the Owner Trustee obtains actual knowledge of such failure as will be specified in the Trust Agreement or the Sale and Servicing Agreement.

    The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than the execution and authentication thereof) or of any Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the Loans, or the investment of any monies by the Servicer before such monies are deposited into any of the Accounts. So long as no Event of Default under the Indenture has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture or the Sale and Servicing Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, Sale and Servicing Agreement or Administration Agreement which failure constitutes an Event of Default under the Indenture unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture or the Sale and Servicing Agreement.

    The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) Noteholders evidencing not less than 25% of the voting interests of each Class of Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings.


                     PREPAYMENT AND YIELD CONSIDERATIONS

    Except as otherwise provided herein, no principal distributions will be made on any Class of Senior Notes until the Class Principal Balance of each Class of Senior Notes having a lower numerical designation has been reduced to zero, and no principal distributions will be made on the Mezzanine Notes until all required principal distributions have been made in respect of the Senior Notes. In addition, except as otherwise provided, no distributions of principal with respect to the Class B Notes will be made until the required principal distributions have been made in respect of all Classes of Senior Notes and Mezzanine Notes. See "Description of the Notes--Distributions on
the Notes" herein. As the rate of payment of principal of each Class of Notes depends primarily on the rate of payment (including prepayments) of the Loans, final payment of any Class of Notes could occur significantly earlier than the Final Maturity Date. Holders of the Notes will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes. No prediction can be made as to the rate of prepayments on the Loans in either stable or changing interest rate environments. Any reinvestment risk resulting from the rate of prepayment of the Loans and the distribution of such payments to the holders of the Notes will be borne entirely by the holders of the Notes.

    The subordination of the Class B Notes to the Senior Notes and Mezzanine Notes will provide limited protection to the holders of the Senior and Mezzanine Notes against losses on the Loans. Accordingly, the yield on the Class B Notes will be extremely sensitive to the delinquency and loss experience of the Loans and the timing of any such delinquencies and losses as well as the amount of Excess Spread from time to time. If the actual rate and amount of delinquencies and losses experienced by the Loans exceed the rate and amount of such delinquencies and losses assumed by an investor, the yield to maturity on the Class B Notes may be lower than anticipated.

    The effective yield to the holders of any Class of Notes (other than the Class A-1 Notes) will be lower than the yield otherwise produced by the applicable Note Interest Rate, because the distribution of the interest accrued during each Interest Period (a calendar month consisting of thirty days) will not be made until the Distribution Date occurring in the month following such Due Period. See "Description of the Notes--Distributions on the Notes" herein. This delay will result in funds being passed through to the holders of the Notes (other than the Class A-1 Notes) approximately 25 days after the end of the monthly accrual period, during which 25-day period no interest will accrue on such funds. As discussed in greater detail below, greater than anticipated distributions of principal can also affect the yield on Notes purchased at a price greater or less than par.

    The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity on the Notes will be directly related to and affected by the rate and timing of principal reductions on the Loans, the application of Excess Spread to reduce the Class Principal Balances of the Notes to the extent described herein under "Description of Credit Enhancement--Overcollateralization," and, under certain circumstances, the delinquency rate experienced by the Loans. The principal reductions on such Loans may be in the form of scheduled amortization  payments or  unscheduled  payments  or  reductions,  which  may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other dispositions. On or after any Distribution Date on which the Pool Principal Balance declines to 10% or less of the Maximum Collateral Amount, the Majority Residual Interestholders may effect an early termination of the Trust, resulting in a redemption of the Notes. See "Description of the Notes--Optional Termination of the Trust" herein.

    The "weighted average life" of a Note refers to the average amount of time that will elapse from June 17, 1997 (the "Settlement Date") to the date each dollar in respect of principal of such Note is repaid. The weighted average lives of the Notes will be influenced by, among other factors, the rate at which principal reductions occur on the Loans, the extent to which high rates of delinquencies on the Loans during any Due Period result in interest collections on the Loans in amounts less than the amount of interest distributable on the Notes, the rate at which Excess Spread is distributed to holders of the Notes as described herein, and the extent to which any reduction of the Overcollateralization Amount is paid to the holders of the Residual Interest as described herein. If substantial principal prepayments on the Loans are received from unscheduled prepayments, liquidations or repurchases, then the distributions to the holders of the Notes resulting from such prepayments may significantly shorten the actual average lives of the Notes. If the Loans experience delinquencies and certain defaults in the payment of principal, then the holders of the Notes will similarly experience a delay in the receipt of principal distributions attributable to such delinquencies and default which in certain instances may result in a longer actual average lives of the Notes than would otherwise be the case. However, to the extent that the Principal Balances from Liquidated Loans are included in the principal distributions on the Notes, then the holders of the Notes will experience an acceleration in the receipt of principal distributions which in certain instances may result in shorter actual average lives of the Notes than would otherwise be the case. Interest shortfalls on the Loans due to principal prepayments in full and in part and any resulting shortfall in amounts distributable on the Notes will be covered to the extent of amounts available from the credit enhancement provided for the Notes. See "Risk Factors--Adequacy of Credit Enhancement" herein.

    The rate and timing of principal reductions on the Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for such loans. Each of the Loans may be assumed, with the Servicer's consent, upon the sale of the
Mortgaged Property. Certain of the Loans are subject to prepayment penalties, which may reduce the amount or the likelihood of prepayments on such Loans. The remaining Loans may be prepaid in full or in part at any time without penalty. As with fixed rate obligations, generally, the rate of prepayment on a pool of loans is affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the respective Loan Rates on the Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the respective Loan Rates on the Loans, the rate of prepayment on the Loans would be expected to decrease. In addition, depending on prevailing market interest rates, the future outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, if any, to meet cash flow needs or to make other investments. In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for Federal income tax purposes may result in a higher rate of prepayment on the Loans. Cityscape makes no representations as to the particular factors that will affect the prepayment of the Loans, as to the relative importance of such factors, or as to the percentage of the Principal Balances of the Loans that will be paid as of any date.

    Distributions of principal to holders of the Notes at a faster rate than anticipated will increase the yields on Notes purchased at discounts but will decrease the yields on Notes purchased at premiums, which distributions of principal may be attributable to scheduled payments and prepayments of principal as a result of repurchases and liquidations or write-offs due to default, casualty or insurance on the Loans and to the application of Excess Spread. The effect on an investor's yield due to distributions of principal to the holders of the Notes (including without limitation prepayments on the Loans) occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of such distributions of principal during any subsequent period.

    The rate of delinquencies and defaults on the Loans, and the recoveries, if any, on Defaulted Loans and foreclosed properties, will also affect the rate and timing of principal payments on the Loans, and accordingly, the weighted average lives of the Notes, and could cause a delay in the payment of principal or a slower rate of principal amortization to the holders of Notes. Certain factors may influence such delinquencies and defaults, including origination and underwriting standards, Combined Loan-to-Value Ratios and delinquency history. In general, defaults on home loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on home loans similar to the Loans. The rate of default on Loans with high Combined Loan-to-Value Ratios, secured by junior liens may be higher than that of home loans with lower Combined Loan-to-Value Ratios or secured by first liens on comparable properties. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located or the related borrower is residing. See "The Pool" herein. The risk of delinquencies and loss is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

    Because principal distributions generally are paid to certain Classes of Notes before other Classes, holders of the Class B Notes and, to a lesser extent, the Classes of Mezzanine Notes bear a greater risk of losses from delinquencies and defaults on the Loans than holders of the Classes of Notes having higher priorities for payment of principal. See "Description of Credit Enhancement--Subordination and Allocation of Losses" herein.

    Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans may differ in material respects from the Loans and such data may not be reflective of conditions applicable to the Loans. No prepayment history is generally available with respect to the types of Loans included in the Pool or similar types of loans, and there can be no assurance that the Loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the Pool may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the Principal Balance of the average Loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small Principal Balance may make refinancing a Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Pool include general economic conditions, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination a substantial majority of the Loans had combined loan-to-value ratios that exceeded 100%, the related borrowers for these Loans will generally have significantly less opportunity to refinance the indebtedness secured by the related Mortgaged Properties and, therefore, a lower prepayment rate may result from the Pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios less than 100%. Given these characteristics, the Loans may experience a higher or lower rate of prepayment than first-lien mortgage loans.

EXCESS SPREAD AND REDUCTION OF OVERCOLLATERALIZATION AMOUNT

    An overcollateralization feature has been designed to accelerate the principal amortization of the Notes relative to the principal amortization of the Loans. If on any Distribution Date, the Overcollateralization Target Amount exceeds the Overcollateralization Amount, any Excess Spread will be distributed to the holders of the Classes of Notes in the order and amounts specified herein under "Description of the Notes--Distributions on the Notes- -Distribution Priorities." If the Overcollateralization Amount equals the Overcollateralization Target Amount for such Distribution Date, Excess Spread otherwise distributable to the holders of the Notes as described above will instead be distributed in respect of Loss Reimbursement Deficiencies, if any, and thereafter to the holders of the Residual Interest. On the Stepdown Date and on each Distribution Date thereafter as to which the Overcollateralization Amount is or, after taking into account all other distributions to be made on such Distribution Date, would be at least equal to the Overcollateralization Target Amount, amounts otherwise distributable as principal to the holders of the Notes on such Distribution Date in reduction of their Class Principal Balances may, under certain circumstances, instead be distributed in respect of the applicable Classes in payment of their respective Loss Reimbursement Deficiencies and thereafter to the holders of the Residual Interest, thereby reducing the rate of and under certain circumstances delaying the principal amortization with respect to the Notes, until the Overcollateralization Amount is reduced to the Overcollateralization Target Amount.

    In particular, high rates of delinquencies on the Loans during any Due Period may cause the amount of interest received on the Loans during such Due Period to be less than the amount of interest distributable on the Notes on the related Distribution Date. Such an occurrence will cause the Class Principal Balances of the Notes to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. As described herein, the yield to maturity on a Note purchased at a premium or a discount will be affected by the extent to which any amounts are paid to the holders of the Residual Interest in lieu of payment to the holders of the Classes of Notes in reduction of their Class Principal Balances. If the actual distributions of any such amounts to the holders of the Residual Interest occur sooner than anticipated by an investor who purchases a Note at a discount, the actual yield to such investor may be lower than such investor's anticipated yield. If the actual distributions of any such amounts to the holders of the Residual Interest occur later than anticipated by an investor who purchases a Note at a premium, the actual yield to such investor may be lower than such investor's anticipated yield. The amount payable to the holders of the Residual Interest in reduction of the Overcollateralization Amount, if any, on any Distribution Date will be affected by the
Overcollateralization Target Amount, and by the actual default and delinquency experience of the Pool and the principal amortization of the Pool.

REINVESTMENT RISK

    The reinvestment risk with respect to an investment in the Notes will be affected by the rate and timing of principal payments (including prepayments) in relation to the prevailing interest rates at the time of receipt of such principal payments. For example, during periods of falling interest rates, holders of the Notes are likely to receive an increased amount of principal payments from the Loans at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Notes. Conversely, during periods of rising interest rates, holders of the Notes are likely to receive a decreased amount of principal prepayments from the Loans at a time when such holders may have an opportunity to reinvest such payments in investments having a higher yield than, and a comparable rating to, the Notes.

FINAL MATURITY DATES

    The "Final Maturity Date" for each Class of Notes as set forth in the "Summary of Terms" herein has been calculated as the thirteenth Distribution Date following the Due Period in which the latest maturing Loan is scheduled to mature. The actual maturity of any Class of Notes may be substantially earlier than the Final Maturity Date set forth herein.

WEIGHTED AVERAGE LIVES OF THE NOTES

    The following information is given solely to illustrate the effect of prepayments of the Loans on the weighted average lives of the Notes under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Notes will be influenced by the rate at which principal of the Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes reductions of principal, including without limitation those resulting from unscheduled full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties, insurance or other dispositions, substitutions and repurchases by or on behalf of the Transferor or Cityscape), the rate at which Excess Spread is distributed to holders of the Notes as described herein, the delinquency rate of the Loans from time to time and the extent to which any amounts are distributed to the holders of the Residual Interest as described herein.

    Prepayments on loans such as the Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 4.0% per annum of the outstanding principal balance of such loans in the first month of the life of the loans and an additional approximate 0.9091% (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the loans, a CPR of 14.0% each month is assumed. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments). Correspondingly, 75% Prepayment Assumption assumes prepayment rates equal to 75% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans. Neither the Transferor nor the Depositor makes any representations about the appropriateness of the Prepayment Assumption or the CPR model.

    MODELING ASSUMPTIONS.   For purposes of  preparing the tables below,  the
following assumptions (the "Modeling Assumptions") have been made:

         (i) all scheduled principal and interest payments on the Loans are timely received on the first day of a Due Period, which will begin on the first day of each month and end on the thirtieth day of the month (with the first Due Period commencing on June 3, 1997), no delinquencies or losses occur on the Loans and all Loans have a first payment date that occurs thirty (30) days after the origination thereof; it is assumed that the scheduled payments of interest include 30 days' accrued interest (except for the first Due Period for which payments contain 28 days' accrued interest);

         (ii)     the scheduled payments on the Loans have been calculated  on
    the  outstanding   Principal  Balance   (prior   to   giving  effect   to
    prepayments), the Loan Rate and the remaining term to stated maturity such that the Loans will fully amortize by their remaining term to stated maturity;

         (iii) all scheduled payments of interest and principal in respect of the Loans have been made through the applicable Cut-Off Date for purposes of calculating remaining term to stated maturity;

         (iv) all Loans prepay monthly at the specified percentages of the Prepayment Assumption, no optional or other early termination of the Notes occurs (except with respect to the calculation of the "Weighted Average Life -- To Call (Years)" figures in the following tables) and no substitutions or repurchases of the Loans occur;

         (v) all prepayments in respect of the Loans are received on the last day of each month commencing in the month of the Closing Date;

         (vi) the Settlement Date for the Notes is June 17, 1997 and each year will consist of 360 days;

         (vii) cash distributions are received by the holders of the Notes on the 25th day of each month, commencing in July 1997;

         (viii) the Overcollateralization Target Amount will be as defined herein;

         (ix) the Pre-Funding Pro Rata Distribution Trigger does not occur;

         (x) the Note Interest Rate for the Class A-1 Notes is and remains 5.8175% and the Note Interest Rate for each other Class of Notes is as set forth herein;

         (xi) the additional fees deducted from the interest collections in respect of the Loans include the Indenture Trustee Fee and the Servicing Fee;

         (xii) no reinvestment income from any Account is earned and available for distribution;

         (xiii) Sub-Pools 3 and 4 (specified in the table below) are transferred to the Trust in June 1997 with principal payments on such Loans being received by the Servicer in July 1997 and passed through to holders of the Notes on the Distribution Date in August 1997 and Sub-Pools 5 and 6 (specified in the table below) are transferred to the Trust in July 1997 with principal payments on such Loans being received by the Servicer in August 1997 and passed through to holders of the Notes on the Distribution Date in September 1997;

         (xiv) sufficient funds will be available in the Capitalized Interest Account to cover any shortfalls in interest due to the Pre-Funding Account and the transfer of Loans described in clause (xiii);

         (xv)     interest  will  accrue  on  the   Notes  for  each   related
    Distribution Date based on the related Interest Period; and

         (xvi)    the  Pool   consists   of   Loans   having   the   following
    characteristics:


                                     ASSUMED LOAN CHARACTERISTICS
                                                       Remaining          Original            Original
                                                        Term to           Term to           Amortization
  Sub-         Cut-Off Date             Loan           Maturity           Maturity              Term
  Pool       Principal Balance          Rate           (Months)           (Months)            (Months)
--------    --------------------     -----------     --------------     ------------       --------------
    1        $55,375,431.52           14.1376%             179               180                 1
    2         97,322,580.28           14.1938              238               240                 2
    3          6,527,640.77           14.1376              178               180                 2
    4         11,472,359.23           14.1938              237               240                 3
    5         10,626,269.60           14.1376              179               180                 1
    6         18,675,718.60           14.1938              239               240                 1



    The tables on the following pages indicate the weighted average lives of each Class of Notes corresponding to the specified percentages of the Prepayment Assumption.

    These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

           PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)



                                                Class A-1 Notes:  $50,100,000
                                 --------------------------------------------------------------
     Date                         0%         50%        75%        100%        150%       200%
    -------                      ----       ----       ----        ----        ----       ----
  Initial Percent . . . . .      100        100         100         100         100        100

June 1998 . . . . . . . . .       69         50          41          31          12          0

June 1999 . . . . . . . . .       60         15           0           0           0          0

June 2000 . . . . . . . . .       53          0           0           0           0          0

June 2001 . . . . . . . . .       45          0           0           0           0          0

June 2002 . . . . . . . . .       36          0           0           0           0          0

June 2003 . . . . . . . . .       26          0           0           0           0          0

June 2004 . . . . . . . . .       14          0           0           0           0          0

June 2005 . . . . . . . . .        4          0           0           0           0          0

June 2006 . . . . . . . . .        0          0           0           0           0          0
Weighted Average Life --
     To Maturity (Years)           3.62       1.19        0.96        0.83        0.68       0.60
     To Call (Years)               3.62       1.19        0.96        0.83        0.68       0.60


-------------------------
(1) The percentages  in this  table have  been rounded to  the nearest  whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

           PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                     Class A-2 Notes:  $28,400,000
                                 --------------------------------------------------------------
     Date                         0%           50%         75%           100%          150%          200%
    -------                      ----          ----        ----          ----           ----          ----
  Initial Percent . . . .         100          100         100            100           100            100

June 1998 . . . . . . . .         100          100         100            100           100             87

June 1999 . . . . . . . .         100          100          89             52             0              0

June 2000 . . . . . . . .         100           74          20              0             0              0

June 2001 . . . . . . . .         100           28           0              0             0              0

June 2002 . . . . . . . .         100            0           0              0             0              0

June 2003 . . . . . . . .         100            0           0              0             0              0

June 2004 . . . . . . . .         100            0           0              0             0              0

June 2005 . . . . . . . .         100            0           0              0             0              0

June 2006 . . . . . . . .          85            0           0              0             0              0

June 2007 . . . . . . . .          59            0           0              0             0              0

June 2008 . . . . . . . .          26            0           0              0             0              0

June 2009 . . . . . . . .           0            0           0              0             0              0
Weighted Average Life --
     To Maturity (Years)           10.25         3.59        2.63           2.10          1.53           1.24
     To Call (Years)               10.25         3.59        2.63           2.10          1.53           1.24



(1) The  percentages in  this table have  been rounded  to the  nearest whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

           PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)
                                                    Class A-3 Notes:  $22,000,000
                                 --------------------------------------------------------------
     Date                         0%           50%         75%          100%        150%         200%
    -------                      ----         ----        ----          ----        ----         ----
     Date                           0%         50%         75%          100%        150%         200%
  Initial Percent . . . . .        100         100        100           100         100          100

June 1998 . . . . . . . . .        100         100        100           100         100          100

June 1999 . . . . . . . . .        100         100        100           100          77            0

June 2000 . . . . . . . . .        100         100        100            61           0            0

June 2001 . . . . . . . . .        100         100         53             0           0            0

June 2002 . . . . . . . . .        100          79          0             0           0            0

June 2003 . . . . . . . . .        100          30          0             0           0            0

June 2004 . . . . . . . . .        100           0          0             0           0            0

June 2005 . . . . . . . . .        100           0          0             0           0            0

June 2006 . . . . . . . . .        100           0          0             0           0            0
June 2007 . . . . . . . . .        100           0          0             0           0            0

June 2008 . . . . . . . . .        100           0          0             0           0            0

June 2009 . . . . . . . . .         81           0          0             0           0            0

June 2010 . . . . . . . . .         17           0          0             0           0            0

June 2011 . . . . . . . . .          0           0          0             0           0            0
Weighted Average Life --
     To Maturity (Years)            12.55        5.67       4.11          3.20        2.25         1.76
     To Call (Years)                12.55        5.67       4.11          3.20        2.25         1.76



-------------------------
(1) The percentages  in this  table have  been rounded to  the nearest  whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

           PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                Class A-4 Notes:  $22,900,000
                                 --------------------------------------------------------------
     Date                          0%           50%        75%          100%         150%         200%
    -------                       ----         ----       ----          ----         ----         ----
  Initial Percent . . . . .        100         100        100           100          100           100

June 1998 . . . . . . . . .        100         100        100           100          100           100

June 1999 . . . . . . . . .        100         100        100           100          100            93

June 2000 . . . . . . . . .        100         100        100           100           46             0

June 2001 . . . . . . . . .        100         100        100            80           13             0

June 2002 . . . . . . . . .        100         100         88            39            0             0

June 2003 . . . . . . . . .        100         100         53            22            0             0

June 2004 . . . . . . . . .        100          86         37             8            0             0

June 2005 . . . . . . . . .        100          71         31             5            0             0

June 2006 . . . . . . . . .        100          59         22             0            0             0

June 2007 . . . . . . . . .        100          47         12             0            0             0

June 2008 . . . . . . . . .        100          33          2             0            0             0

June 2009 . . . . . . . . .        100          20          0             0            0             0

June 2010 . . . . . . . . .        100           6          0             0            0             0

June 2011 . . . . . . . . .         79           0          0             0            0             0

June 2012 . . . . . . . . .         49           0          0             0            0             0

June 2013 . . . . . . . . .         32           0          0             0            0             0

June 2014 . . . . . . . . .         13           0          0             0            0             0

June 2015 . . . . . . . . .          0           0          0             0            0             0
Weighted Average Life --
     To Maturity (Years)            15.31        9.79       7.02          5.11         3.25          2.33
     To Call (Years)                15.31        9.79       7.02          5.11         3.25          2.33



(1) The percentages in this table have been rounded to the nearest whole number.-------------------------
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

           PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                             Class A-5 Notes:  $13,600,000

                                 --------------------------------------------------------------
     Date                      0%         50%      75%          100%         150%         200%
    -------                   ----       ----      ----         ----         ----         ----
  Initial Percent . . .       100        100       100          100         100          100

June 1998 . . . . . . .       100        100       100          100         100          100

June 1999 . . . . . . .       100        100       100          100         100          100

June 2000 . . . . . . .       100        100       100          100         100           15

June 2001 . . . . . . .       100        100       100          100         100           15

June 2002 . . . . . . .       100        100       100          100          83            8

June 2003 . . . . . . .       100        100       100          100          60            0

June 2004 . . . . . . .       100        100       100          100          45            0

June 2005 . . . . . . .       100        100       100          100          45            0

June 2006 . . . . . . .       100        100       100           96          43            0

June 2007 . . . . . . .       100        100       100           82          35            0

June 2008 . . . . . . .       100        100       100           68          27            0

June 2009 . . . . . . .       100        100        85           54          20            0

June 2010 . . . . . . .       100        100        67           41          14            0

June 2011 . . . . . . .       100         86        51           30           9            0

June 2012 . . . . . . .       100         63        36           20           6            0

June 2013 . . . . . . .       100         49        27           15           3            0

June 2014 . . . . . . .       100         36        19           10           0            0

June 2015 . . . . . . .        86         24        12            6           0            0

June 2016 . . . . . . .        43         11         5            0           0            0

June 2017 . . . . . . .         0          0         0            0           0            0
Weighted Average Life --
     To Maturity (Years)       18.87      16.27     14.58        12.78        8.51         3.22
     To Call (Years)           18.54      15.13     13.24        11.33        7.13         3.21



-------------------------
(1) The percentages  in this  table have  been rounded to  the nearest  whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

           PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                             Class A-6 Notes:  $14,000,000
                                 --------------------------------------------------------------
     Date                      0%         50%        75%          100%         150%         200%
    -------                   ----       ----        ----         ----         ----         ----
  Initial Percent . . . .      100        100        100           100         100         100

June 1998 . . . . . . . .      100        100        100           100         100         100

June 1999 . . . . . . . .      100        100        100           100         100         100

June 2000 . . . . . . . .      100        100        100           100         100         100

June 2001 . . . . . . . .       98         93         89            84          88         100

June 2002 . . . . . . . .       97         85         78            75          79          95

June 2003 . . . . . . . .       93         72         63            64          63          72

June 2004 . . . . . . . .       88         56         55            53          48          50

June 2005 . . . . . . . .       70         32         34            29          26          34

June 2006 . . . . . . . .       54         22         21            16          11          23

June 2007 . . . . . . . .       38         14         12             8           4          16

June 2008 . . . . . . . .       24          9          7             4           2          10

June 2009 . . . . . . . .       13          5          3             2           1           7

June 2010 . . . . . . . .        5          3          2             1           0           4

June 2011 . . . . . . . .        2          1          1             0           0           0

June 2012 . . . . . . . .        1          0          0             0           0           0

June 2013 . . . . . . . .        1          0          0             0           0           0

June 2014 . . . . . . . .        0          0          0             0           0           0
Weighted Average Life --
     To Maturity (Years)         9.38       7.44       7.17          6.89        6.75        7.66
     To Call (Years)             9.38       7.44       7.16          6.87        6.63        6.42



(1) The  percentages in  this table have  been rounded  to the  nearest whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

           PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)


                                            Class M-1 Notes:  $22,500,000
                                ---------------------------------------------------------------
     Date                        0%         50%     75%          100%         150%         200%
    -------                     ----       ----     ----         ----         ----         ----
  Initial Percent . . . .       100        100      100          100         100          100

June 1998 . . . . . . . .       100        100      100          100         100          100

June 1999 . . . . . . . .       100        100      100          100         100          100

June 2000 . . . . . . . .       100        100      100          100         100          100

June 2001 . . . . . . . .       100        100      100          100          78           76

June 2002 . . . . . . . .       100        100      100           89          60           39

June 2003 . . . . . . . .       100        100       93           74          46           27

June 2004 . . . . . . . .       100        100       81           62          35           19

June 2005 . . . . . . . .       100         93       69           51          26           13

June 2006 . . . . . . . .       100         82       58           41          20            9

June 2007 . . . . . . . .       100         71       49           33          15            6

June 2008 . . . . . . . .       100         61       40           26          11            4

June 2009 . . . . . . . .       100         51       33           20           8            3

June 2010 . . . . . . . .       100         41       25           15           5            0

June 2011 . . . . . . . .        87         32       19           11           3            0

June 2012 . . . . . . . .        68         23       13            7           1            0

June 2013 . . . . . . . .        57         18       10            5           0            0

June 2014 . . . . . . . .        45         13        7            4           0            0

June 2015 . . . . . . . .        31          9        4            2           0            0

June 2016 . . . . . . . .        16          4        1            0           0            0

June 2017 . . . . . . . .         0          0        0            0           0            0
Weighted Average Life --
     To Maturity (Years)         16.61      12.54    10.60         8.99        6.63         5.54
     To Call (Years)             16.49      12.13    10.11         8.45        6.10         5.08



-------------------------
(1) The percentages  in this  table have  been rounded to  the nearest  whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

           PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)


                                                Class M-2 Notes:  $15,500,000
                                 --------------------------------------------------------------
     Date                          0%       50%        75%          100%       150%        200%
    -------                      ----      ----        ----         ----       ----        ----
  Initial Percent . . . . .      100        100       100          100         100          100

June 1998 . . . . . . . . .      100        100       100          100         100          100

June 1999 . . . . . . . . .      100        100       100          100         100          100

June 2000 . . . . . . . . .      100        100       100          100         100          100

June 2001 . . . . . . . . .      100        100       100          100          78           56

June 2002 . . . . . . . . .      100        100       100           89          60           39

June 2003 . . . . . . . . .      100        100        93           74          46           27

June 2004 . . . . . . . . .      100        100        81           62          35           19

June 2005 . . . . . . . . .      100         93        69           51          26           13

June 2006 . . . . . . . . .      100         82        58           41          20            9

June 2007 . . . . . . . . .      100         71        49           33          15            6

June 2008 . . . . . . . . .      100         61        40           26          11            4

June 2009 . . . . . . . . .      100         51        33           20           8            0

June 2010 . . . . . . . . .      100         41        25           15           5            0

June 2011 . . . . . . . . .       87         32        19           11           3            0

June 2012 . . . . . . . . .       68         23        13            7           0            0

June 2013 . . . . . . . . .       57         18        10            5           0            0

June 2014 . . . . . . . . .       45         13         7            3           0            0

June 2015 . . . . . . . . .       31          9         4            0           0            0

June 2016 . . . . . . . . .       16          4         0            0           0            0

June 2017 . . . . . . . . .        0          0         0            0           0            0
Weighted Average Life --
     To Maturity (Years)          16.61      12.54     10.59         8.96        6.61         5.27
     To Call (Years)              16.49      12.13     10.11         8.45        6.10         4.84


(1) The percentages in this table have been rounded to the nearest whole number.-------------------------
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.


           PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)


                                                 Class B Notes:  $9,000,000
                                --------------------------------------------------------------
     Date                        0%       50%        75%          100%       150%          200%
    -------                     ----     ----        ----         ----       ----          ----
  Initial Percent . . . .       100       100         100          100         100          100

June 1998 . . . . . . . .       100       100         100          100         100          100

June 1999 . . . . . . . .       100       100         100          100         100          100

June 2000 . . . . . . . .       100       100         100          100         100          100

June 2001 . . . . . . . .       100       100         100          100          39            0

June 2002 . . . . . . . .       100       100         100           70           0            0

June 2003 . . . . . . . .       100       100          82           29           0            0

June 2004 . . . . . . . .       100       100          46            0           0            0

June 2005 . . . . . . . .       100        79          14            0           0            0

June 2006 . . . . . . . .       100        49           0            0           0            0

June 2007 . . . . . . . .       100        19           0            0           0            0

June 2008 . . . . . . . .       100         0           0            0           0            0

June 2009 . . . . . . . .       100         0           0            0           0            0

June 2010 . . . . . . . .       100         0           0            0           0            0

June 2011 . . . . . . . .        63         0           0            0           0            0

June 2012 . . . . . . . .        10         0           0            0           0            0

June 2013 . . . . . . . .         0         0           0            0           0            0
Weighted Average Life --
     To Maturity (Years)         14.30      9.04        6.98         5.58        3.91         3.26
     To Call (Years)             14.30      9.04        6.98         5.58        3.91         3.26



-------------------------
(1) The percentages  in this  table have  been rounded to  the nearest  whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.


    The amortization scenarios for the Notes set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under "Prepayment and Yield Considerations"). As a result, there can be no assurance that any of the foregoing amortization scenarios and the Modeling Assumptions on which they were made will prove to be accurate or that the actual weighted average lives of the Notes will not vary from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is unlikely that the Loans will prepay at a constant rate or that all of the Loans will prepay at the same rate. Moreover, the Loans actually included in the Pool, the payment experience of such Loans and certain other factors affecting the distributions on the Notes will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the Loans will differ in many respects from such Modeling Assumptions. See "The Pool" herein. To the extent that the Loans actually included in the Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the Notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables. See "Risk Factors--Additional Prepayment and Yield Considerations" herein.

    In light of the uncertainties inherent in the foregoing paydown scenarios, the inclusion of the weighted average lives of the Notes in the foregoing tables should not be regarded as a representation by the Servicer, the Depositor, the Underwriters, the Transferor or any other person that such weighted average lives will be achieved or that any of the foregoing paydown scenarios will be experienced.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    In the opinion of Brown & Wood LLP, counsel to the Depositor and the Underwriters ("Tax Counsel"), for Federal income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "Certain Material Federal Income Tax Considerations" in the Prospectus for additional information concerning the application of Federal income tax laws to the Trust and the Notes.

    The Notes, depending on their issue prices, may be treated as having been issued with original issue discount. As a result, holders of the Notes may be required to recognize income with respect to the Notes somewhat in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for purpose of computing original issue discount for Federal income tax purposes is 100% of the Prepayment Assumption.


                            STATE TAX CONSEQUENCES

    In addition to the Federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes. State income tax law may differ substantially from the corresponding Federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.


                             ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to
Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Notes without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Notes. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

    Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

PLAN ASSET REGULATION

    The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Servicer and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. Brown & Wood LLP ("ERISA Counsel") has rendered its opinion that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. ERISA Counsel's opinion is based upon the terms of the Notes, the opinion of Tax Counsel that the Notes will be classified as debt instruments for Federal income tax purposes and the ratings which have been assigned to the Notes. However, if contrary to ERISA Counsel's opinion the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes.

    Without regard to whether the Notes are treated as an equity interest under the Plan Asset Regulation, the acquisition or holding of the Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if such Plan is deemed to be a prohibited loan to a party in interest with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; PTCE 96-23, regarding certain transactions effected by "in-house asset managers"; PTCE 91-38, regarding certain transactions entered into by bank collective investment funds; and PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers."

REVIEW BY PLAN FIDUCIARIES

    Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Notes, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Notes.


                            METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor, Greenwich (an affiliate of the Depositor) and Bear, Stearns & Co. Inc., the Depositor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase from the Depositor, the principal amount of the Notes set forth below opposite their respective names. Distribution of the Notes will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Notes, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.




                             CLASS A-1       CLASS A-2       CLASS A-3       CLASS A-4         CLASS A-5
      UNDERWRITER              NOTES           NOTES           NOTES            NOTES            NOTES
-----------------------     ------------   -------------   -------------     -------------     ------------
Greenwich Capital
Markets, Inc. . . . . .      $25,050,000     $14,200,000     $11,000,000       $11,450,000      $ 6,800,000
Bear, Stearns & Co.
Inc.  . . . . . . . . .       25,050,000      14,200,000      11,000,000        11,450,000        6,800,000
                            ------------   -------------   -------------     -------------     ------------
     Total  . . . . . .      $50,100,000     $28,400,000     $22,000,000       $22,900,000      $13,600,000
                            ============   =============   =============     =============     ============



                                 CLASS A-6       CLASS M-1       CLASS M-2
        UNDERWRITER                NOTES           NOTES           NOTES         CLASS B NOTES
--------------------------     -------------    ------------   --------------   ---------------
Greenwich Capital Markets,
Inc.  . . . . . . . . . .       $ 7,000,000     $11,250,000     $ 7,750,000         $4,500,000
Bear, Stearns & Co. Inc.          7,000,000      11,250,000       7,750,000          4,500,000
                               -------------    ------------   --------------   ---------------
     Total  . . . . . . .       $14,000,000     $22,500,000     $15,500,000         $9,000,000
                               =============    ============   ==============   ===============

    The Depositor has been advised by the Underwriters that they intend to make a market in the Notes; however, they have no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue.

    The Underwriters propose to offer the Notes in part directly to purchasers at the initial public offering prices set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such prices less concessions not to exceed 0.13%, 0.15%, 0.19%, 0.225%, 0.26%, 0.225%, 0.35%, 0.40% and 0.50% of the respective Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2 and Class B Notes. The Underwriters may allow, and such dealers may reallow, concessions not to exceed 0.104%, 0.12%, 0.152%, 0.18%, 0.208%, 0.18%, 0.28%, 0.32% and 0.40% of the respective Class
Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2 and Class B Notes to certain brokers and dealers. After the Notes are released for sale to the public, the offering price and other selling terms may be varied by the Underwriters.

    Until the distribution of the Notes, is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    After the initial public offering of the Notes, the public offering price and such concessions may be changed.

    The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    An affiliate of Greenwich and the Depositor has significant contractual relations with Cityscape and provides periodic funding of its origination of mortgage loans, including the Loans. Accordingly, a portion of the proceeds payable to Cityscape will be paid to such affiliate in connection with the sale of the Loans.


                           LEGAL INVESTMENT MATTERS

    The Notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because a substantial number of the Loans are secured by liens on real estate that are not first liens. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Notes.

    There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Notes constitute legal investments for such investors.

                                LEGAL MATTERS

    Certain legal matters will be passed upon for the Depositor and for the Underwriters by Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for Cityscape by Dewey Ballantine, New York, New York.


                                   RATINGS

    It is a condition to the issuance of the Notes that each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Notes be rated "AAA" by Standard & Poor's and DCR; and that the Class M-1 Notes be rated "AA" by Standard & Poor's and DCR, the Class M-2 Notes be rated "A" by Standard & Poor's and "A-" by DCR and the Class B Notes be rated "BBB+" by Standard & Poor's and "BBB" by DCR.

    The ratings on the Notes address the likelihood of the receipt by the holders of the Notes of all distributions on the Loans to which they are entitled. The ratings on the Notes also address the structural, legal and issuer-related aspects associated with the Notes, including the nature of the Loans. In general, the ratings on the Notes address credit risk and not prepayment risk. The ratings on the Notes do not represent any assessment of the likelihood that principal prepayments of the Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Notes do not address the possibility that holders of the Notes might suffer a lower than anticipated yield in the event of principal payments on the Notes resulting from rapid prepayments of the Loans or the application of Excess Spread as described herein, or in the event that the Trust is terminated prior to the Final Maturity Date of the Classes of Notes. The ratings on the Notes do not address the ability of the Trust to acquire Subsequent Loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

    The Depositor has not solicited ratings on the Notes with any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by the Rating Agencies.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings
initially  assigned   to  any  of  the  Notes  by  the  Rating  Agencies  are
subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Notes.

PROSPECTUS
                           ASSET BACKED SECURITIES
                             (ISSUABLE IN SERIES)
                       FINANCIAL ASSET SECURITIES CORP.
                                  DEPOSITOR

    This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and the Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series") by Financial Asset Securities Corp. (the "Depositor") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will evidence beneficial ownership of a trust fund (a "Trust Fund"). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the "Trust Fund Assets") which will primarily consist of (i) closed-end and/or revolving home equity loans (the "Home Equity Loans") secured primarily by subordinate liens onone-
 to four-family residential properties, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured primarily by subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and/or (iii) Private Asset Backed Securities (as defined herein). The Home Equity Loans and the Home Improvement Contracts are collectively referred to herein as the "Loans". The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, reserve accounts, reinvestment income, guaranties, obligations, agreements, letters of credit or other assets to the extent described in the related Prospectus Supplement.

    Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

    Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

    The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Trust Fund Assets in the related Trust Fund.

    The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the Trust Fund Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    If specified in a Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Material Federal Income Tax Consequences."

FOR  A  DISCUSSION  OF CERTAIN RISKS ASSOCIATED WITH AN  INVESTMENT IN  THE
 SECURITIES,  SEE  THE  INFORMATION UNDER "RISK FACTORS" ON PAGE 11. THE
  CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN, AND
   THE  NOTES  OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, THE RELATED
    TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS
     OF THE DEPOSITOR, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT
      TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT.
       NEITHER  THE  SECURITIES  NOR  THE  LOANS  ARE  INSURED OR
        GUARANTEED  BY  ANY GOVERNMENTAL AGENCY, EXCEPT  TO  THE
          EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY  THE  SECURITIES  AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS  OR  THE  RELATED PROSPECTUS
    SUPPLEMENT.  ANY REPRESENTATION TO  THE CONTRARY IS A CRIMINAL OFFENSE.

    Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement. Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Securities will be distributed by, or sold by underwriters managed by:


                       GREENWICH CAPITAL MARKETS, INC.



June 10, 1997

    Until  90 days after the  date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

             PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

    The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities and the Pass-Through Rate or method of determining the rate or the amount of interest, if any, to be passed through to each such class; (ii) the aggregate principal amount and Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Securities; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities;
(ix) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (xi) information as to the Trustee; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and
(xiii) information as to the Master Servicer.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") prior to the termination of the offering of Securities evidencing interests therein. Upon request by any person to whom this Prospectus is delivered in connection with the offering of one or more classes of Securities, the Depositor will provide or cause to be provided without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent such documents or reports relate to such classes of Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Paul D. Stevelman, Assistant Secretary, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2756. The Depositor has determined that its financial statements are not material to the offering of any Securities.

                            AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the Securities and Exchange Commission (the "Commission") maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                          REPORTS TO SECURITYHOLDERS

    Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under an Agreement to be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities-- Reports to Securityholders".

                               SUMMARY OF TERMS

    This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

Title of Securities            Asset Backed Certificates (the "Certificates")
                               and  Asset  Backed  Notes  (the  "Notes"  and,
                               together   with    the    Certificates,    the
                               "Securities"), which are issuable in Series.

Depositor                      Financial Asset  Securities Corp.,  a Delaware
                               corporation,  an   indirect  limited   purpose
                               finance  subsidiary  of  National  Westminster
                               Bank Plc and an affiliate of Greenwich Capital
                               Markets, Inc.  See "The Depositor" herein.

Trustee The trustee (the "Trustee") for each Series of Securities will be specified in the related Prospectus Supplement. See "The Agreements" herein for a description of the Trustee's rights and obligations.

Master Servicer                The  entity   or  entities   named  as  Master
                               Servicer  (the   "Master  Servicer")  will  be
                               specified   in    the    related    Prospectus
                               Supplement.    See   "The  Agreements--Certain
                               Matters Regarding the Master  Servicer and the
                               Depositor".

Trust Fund Assets              Assets  of  the  Trust  Fund for  a  Series of
                               Securities  will include  certain  assets (the
                               "Trust  Fund  Assets")  which  will  primarily
                               consist  of  (a)  Loans or  (b)  Private Asset
                               Backed Securities,  together with  payments in
                               respect  of such Trust Fund Assets and certain
                               other accounts,  obligations or agreements, in
                               each  case   as  specified   in  the   related
                               Prospectus  Supplement.    The  Loans will  be
                               collected in a pool (each, a "Pool") as of the
                               first day of the month of the  issuance of the
                               related  Series of  Securities  or  such other
                               date  specified in  the  Prospectus Supplement
                               (the "Cut-off Date").  Trust  Fund assets also
                               may include insurance policies, cash accounts,
                               reinvestment income,  guaranties,  letters  of
                               credit or other assets to the extent described
                               in  the related  Prospectus  Supplement.   See
                               "Credit Enhancement".   In  addition,  if  the
                               related Prospectus Supplement so provides, the
                               related Trust  Funds' assets  will include the
                               funds on deposit in an account (a "Pre-Funding
                               Account")  which  will  be  used  to  purchase
                               additional Loans  during the  period specified
                               in the  related Prospectus  Supplement.    See
                               "The Agreements--Pre-Funding Accounts".

A.  Loans                      The Loans will consist of (i) closed-end loans
                               (the "Closed-End Loans") and/or revolving home
                               equity loans or  certain balances therein (the
                               "Revolving Credit  Line Loans",  together with
                               the   Closed-End  Loans,   the   "Home  Equity
                               Loans"), and (ii) home improvement installment
                               sales   contracts    and   installment    loan
                               agreements (the "Home Improvement Contracts").
                               The Home Equity Loans and the Home Improvement
                               Contracts are  collectively referred to herein
                               as  the "Loans".    All Loans  will have  been
                               purchased by the Depositor, either directly or
                               through  an  affiliate,   from  one   or  more
                               Sellers.

                               As specified in the related Prospectus Supplement, the Home Equity Loans will, and the Home Improvement Contracts may, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property (the "Mortgaged Property"), which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties".

B. Private Asset-
  Backed Securities            Private  Asset Backed  Securities  may include
                               (a)  pass-through   certificates  representing
                               beneficial interests  in certain  loans and/or
                               (b) collateralized obligations secured by such
                               loans.   Private  Asset Backed  Securities may
                               include stripped  securities  representing  an
                               undivided interest in all or a part of  either
                               the  principal   distributions  (but  not  the
                               interest  distributions)   or   the   interest
                               distributions   (but    not   the    principal
                               distributions) or in some specified portion of
                               the principal  and interest distributions (but
                               not  all of  such  distributions)  on  certain
                               loans.  Although individual loans underlying a
                               Private Asset Backed  Security may  be insured
                               or  guaranteed  by the  United  States  or  an
                               agency or  instrumentality thereof,  they need
                               not  be,   and  the   Private   Asset   Backed
                               Securities  themselves will not be  so insured
                               or guaranteed.   Payments on the Private Asset
                               Backed Securities will be distributed directly
                               to  the Trustee  as  registered owner  of such
                               Private  Asset Backed  Securities.    See "The
                               Trust Fund--Private Asset Backed Securities".

Description of
  the Securities               Each  Security  will  represent  a  beneficial
                               ownership  interest in, or will  be secured by
                               the assets  of, a  Trust Fund  created by  the
                               Depositor pursuant to  an Agreement  among the
                               Depositor, the Master Servicer and the Trustee
                               for the related Series.  The Securities of any
                               Series may be issued in one or more classes as
                               specified   in    the    related    Prospectus
                               Supplement.    A   Series  of  Securities  may
                               include  one   or  more   classes  of   senior
                               Securities    (collectively,    the    "Senior
                               Securities")  and  one   or  more  classes  of
                               subordinate  Securities   (collectively,   the
                               "Subordinated Securities").  Certain Series or
                               classes  of  Securities   may  be  covered  by
                               insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.

                               One  or  more classes  of  Securities  of each
                               Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Securities of such Series throughout the lives of the Securities or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust Fund; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

Distributions on
  the Securities               Distributions  on   the  Securities   entitled
                               thereto will be made monthly or at such  other
                               intervals and  on the dates  specified in  the
                               related   Prospectus   Supplement   (each,   a
                               "Distribution  Date")   out  of  the  payments
                               received  in  respect  of  the  assets  of the
                               related Trust  Fund or  Funds or other  assets
                               pledged for the benefit  of the Securities  as
                               specified   in    the    related    Prospectus
                               Supplement.  The amount allocable to  payments
                               of principal and  interest on any Distribution
                               Date will  be determined  as specified  in the
                               related Prospectus Supplement.  Allocations of
                               distributions  among   Securityholders  of   a
                               single class shall be set forth in the related
                               Prospectus Supplement.

                               Unless otherwise specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities will not exceed the aggregate distributions allocable to principal that such Securities will be entitled to receive. If specified in the related Prospectus Supplement, the Securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Trust Fund Assets as of the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Loans (the "Loan Rate") and/or Private Asset Backed Securities, net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement (the "Pass-Through Rate"). If specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities and interest rates on the classes of Securities will be determined based on the cash flow on the Trust Fund Assets.

                               The rate at which interest will be passed through to holders of each class of Securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average, notional amount or other basis, in each case as described in the related Prospectus Supplement.

Compensating
  Interest If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to
                               (i)  the  excess,  if any,  of  (a)  30  days'
                               interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee or (ii) such other amount as described in the related Prospectus Supplement. See "Description of the Securities--Compensating Interest".

Credit Enhancement             The assets in  a Trust Fund or  the Securities
                               of one or  more classes in the  related Series
                               may have the  benefit of one or more  types of
                               credit enhancement as described in the related
                               Prospectus Supplement.  The protection against
                               losses afforded by any such credit support may
                               be  limited.   The  type,  characteristics and
                               amount   of   credit   enhancement   will   be
                               determined based on the characteristics of the Loans and/or Private Asset Backed Securities underlying or comprising the Trust Fund Assets and other factors and will be established on the basis of requirements of each Rating
                               Agency rating the  Securities of  such Series.
                               See "Credit Enhancement."

A. Subordination               The rights of the  holders of the Subordinated
                               Securities    of   a    Series    to   receive
                               distributions  with respect  to the  assets in
                               the related Trust Fund will be subordinated to
                               such  rights of  the  holders  of  the  Senior
                               Securities of  the same  Series to  the extent
                               described   in    the    related    Prospectus
                               Supplement.  This subordination is intended to
                               enhance the  likelihood of  regular receipt by
                               holders  of  Senior  Securities  of  the  full
                               amount of  monthly payments  of principal  and
                               interest due them.  The protection afforded to
                               the holders  of Senior Securities  of a Series
                               by means of the subordination feature will  be
                               accomplished by (i)  the preferential right of
                               such  holders   to  receive,   prior  to   any
                               distribution  being made  in  respect  of  the
                               related Subordinated  Securities, the  amounts
                               of interest and/or principal due them  on each
                               Distribution  Date out of the  funds available
                               for distribution  on such date in  the related
                               Security Account and, to  the extent described
                               in  the related Prospectus Supplement,  by the
                               right  of  such   holders  to  receive  future
                               distributions on  the assets  in  the  related
                               Trust  Fund that  would  otherwise  have  been
                               payable   to  the   holders   of  Subordinated
                               Securities;  (ii)   reducing   the   ownership
                               interest   of    the   related    Subordinated
                               Securities; (iii) a combination of clauses (i)
                               and (ii) above; or (iv) as otherwise described
                               in the  related Prospectus Supplement.   If so
                               specified   in    the    related    Prospectus
                               Supplement,  subordination may  apply  only in
                               the  event  of certain  types  of  losses  not
                               covered by other forms of credit support, such
                               as  hazard  losses  not  covered  by  standard
                               hazard  insurance policies, losses due  to the
                               bankruptcy  or  fraud of  the  borrower.   The
                               related Prospectus  Supplement will  set forth
                               information concerning,  among  other  things,
                               the  amount  of  subordination of  a  class or
                               classes  of   Subordinated  Securities   in  a
                               Series,  the   circumstances  in   which  such
                               subordination  will  be  applicable,  and  the
                               manner,  if  any,   in  which  the  amount  of
                               subordination will decrease over time.

B. Reserve Account             One or more reserve accounts (each, a "Reserve
                               Account")  may be  established  and maintained
                               for  each  Series.    The  related  Prospectus
                               Supplement will specify whether or not such Reserve Accounts will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related Reserve Accounts and the conditions under which the amounts in any such Reserve
                               Accounts will be used to make distributions to holders of Securities of a particular class or released from the related Reserve Account.

C. Special Hazard Insurance
    Policy Certain classes of Securities may have the benefit of a Special Hazard Insurance Policy. Certain physical risks that are not otherwise insured against by standard hazard insurance policies may be covered by a Special Hazard Insurance Policy or Policies. Each Special Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Insurance Policy as described in the related Prospectus Supplement.

D. Bankruptcy Bond             One   or  more   bankruptcy   bonds   (each  a
                               "Bankruptcy Bond") may be obtained covering certain losses resulting from action which may be taken by a bankruptcy court in connection with a Loan. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Prospectus
                               Supplement.

E. Loan Pool
   Insurance Policy            A mortgage pool  insurance policy  or policies
                               may  be  obtained  and  maintained  for  Loans
                               relating to any Series, which shall be limited
                               in scope,  covering defaults  on  the  related
                               Loans  in  an   initial  amount  equal  to   a
                               specified   percentage   of    the   aggregate
                               principal balance of all Loans included in the Pool as of the Cut-off Date.

F. FHA Insurance               If   specified  in   the   related  Prospectus
                               Supplement, (i) all or a portion of the  Loans
                               in  a  Pool  may be  insured  by  the  Federal
                               Housing Administration (the "FHA") and/or (ii)
                               all or a portion of the Loans may be partially
                               guaranteed  by  the  Department  of  Veterans'
                               Affairs  (the  "VA").     See  "Certain  Legal
                               Considerations--Title I Program".

G. Cross-Support               If   specified  in   the   related  Prospectus
                               Supplement,  the   beneficial   ownership   of
                               separate groups of  assets included in a Trust
                               Fund  may be evidenced by  separate classes of
                               the  related Series  of  Securities.   In such
                               case,  credit  support  may be  provided  by a
                               cross-support  feature  which   requires  that
                               distributions   be   made   with   respect  to
                               Securities evidencing beneficial  ownership of
                               one   or   more   asset    groups   prior   to
                               distributions   to   Subordinated   Securities
                               evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund.

                               If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

H.  Other Arrangements         Other arrangements as described in the related
                               Prospectus  Supplement   including,  but   not
                               limited to, one or more letters of credit, surety bonds, other insurance or third-party guarantees may be used to provide coverage for certain risks of defaults or various types of losses.

Advances The Master Servicer and, if applicable, each mortgage servicing institution that services a Loan in a Pool on behalf of the Master Servicer (a "Sub-Servicer") may be obligated to advance amounts (each, an "Advance") corresponding to delinquent interest and/or principal payments on such Loan until the date, as specified in the related Prospectus Supplement, following the date on which the related Property is sold at a foreclosure sale or the related Loan is otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Advances may be drawn from a cash account available for such purpose as described in such Prospectus Supplement.

                               Any such obligation of the Master Servicer or a Sub-Servicer to make Advances may be supported by the delivery to the Trustee of a support letter from an affiliate of the Master Servicer or such Sub-Servicer or an unaffiliated third party (a "Support Servicer") guaranteeing the payment of such Advances by the Master Servicer or Sub-Servicer, as the case may be, as specified in the related Prospectus Supplement.

                               In the event the Master Servicer, Support Servicer or Sub-Servicer fails to make a required Advance, the Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer, Support Servicer or Sub-Servicer. See "Description of the Securities--Advances."

Optional Termination           The  Master Servicer or the party specified in
                               the related  Prospectus Supplement,  including
                               the  holder  of  the  residual  interest in  a
                               REMIC, may  have the  option to  effect  early
                               retirement of  a Series  of Securities through
                               the  purchase  of the  Trust  Fund  Assets and
                               other  assets in the related  Trust Fund under
                               the circumstances and  in the manner described
                               in  "The   Agreements--Termination;   Optional
                               Termination"   herein  and   in   the  related
                               Prospectus Supplement.

Legal Investment               The  Prospectus Supplement for each  series of
                               Securities will specify which, if any,  of the
                               classes   of   Securities    offered   thereby
                               constitute "mortgage  related securities"  for
                               purposes  of  the  Secondary  Mortgage  Market
                               Enhancement Act of 1984 ("SMMEA").  Classes of
                               Securities that  qualify as  "mortgage related
                               securities"  will  be  legal  investments  for
                               certain  types of  institutional  investors to
                               the extent provided  in SMMEA, subject, in any
                               case,  to  any  other  regulations  which  may
                               govern  investments   by  such   institutional
                               investors.    Institutions   whose  investment
                               activities are subject to review by federal or
                               state  authorities should  consult  with their
                               counsel  or   the  applicable  authorities  to
                               determine   whether   an   investment   in   a
                               particular class of Securities (whether or not
                               such  class  constitutes  a  "mortgage related
                               security")     complies     with    applicable
                               guidelines, policy statements or restrictions.
                               See "Legal Investment."

Certain Material
  Federal Income Tax
  Consequences                 The material  federal income  tax consequences
                               to  Securityholders  will  vary  depending  on
                               whether  one or  more  elections are  made  to
                               treat  the Trust  Fund  or  specified portions
                               thereof as a  real estate  mortgage investment
                               conduit  ("REMIC") under the provisions of the
                               Internal Revenue Code of 1986, as amended (the
                               "Code").  The  Prospectus Supplement  for each
                               Series of Securities will specify whether such
                               an  election  will  be  made.    See  "Certain
                               Material Federal Income Tax Consequences".

ERISA Considerations           A fiduciary  of any  employee benefit  plan or
                               other retirement  plan or  arrangement subject
                               to the Employee Retirement Income Security Act
                               of  1974,  as amended  ("ERISA"), or  the Code
                               should   carefully  review   with   its  legal
                               advisors whether  the purchase  or holding  of
                               Securities  could give  rise to  a transaction
                               prohibited or  not otherwise permissible under
                               ERISA    or    the   Code.       See    "ERISA
                               Considerations".       Certain   classes    of
                               Securities may not  be transferred  unless the
                               Trustee and the Depositor are furnished with a
                               letter  of  representation  or  an opinion  of
                               counsel to the effect that such  transfer will
                               not result  in a  violation of  the prohibited
                               transaction provisions  of ERISA  and the Code
                               and  will   not  subject   the  Trustee,   the
                               Depositor or the Master Servicer to additional
                               obligations.      See   "Description   of  the
                               Securities-General"         and         "ERISA
                               Considerations".

                                 RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

    There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

LIMITED ASSETS

    The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

    The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the Seller or originator of such Loan, or (ii) from a Reserve Account or similar credit enhancement established to provide funds for such repurchases. The Master Servicer's servicing obligations under the related Agreement may include its limited obligation to make certain advances in the event of delinquencies on the Loans, but only to the extent deemed recoverable. To the extent described in the related Prospectus Supplement, the Depositor or Master Servicer will be obligated under certain limited circumstances to purchase or act as a remarketing agent with respect to a convertible Loan upon conversion to a fixed rate.

CREDIT ENHANCEMENT

    Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. See "Credit Enhancement".

PREPAYMENT AND YIELD CONSIDERATIONS

    The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans and, in the case of Private Asset Backed Securities, the underlying loans related thereto, comprising the Trust Fund, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. Prepayments of principal may also result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or the Master Servicer's representations and warranties, as applicable. The yield to maturity experienced by a holder of Securities may be affected by the rate of prepayment of the Loans comprising or underlying the Trust Fund Assets. See "Yield and Prepayment Considerations".

    Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities - Distributions of Interest".

BALLOON PAYMENTS

    Certain of the Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws.

NATURE OF MORTGAGES

    There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general.

    Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

    Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Since the mortgages and deeds of trust securing the Home Equity Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

    Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans".

ENVIRONMENTAL RISKS

    Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

    Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

    Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

    Under the laws of some states, and under CERCLA and the federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances. See "Certain Legal Aspects of the Loans--Environmental Risks."

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE LOANS

    The Loans may also be subject to federal laws, including:

         (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

         (ii)     the   Equal  Credit   Opportunity  Act   and   Regulation  B
    promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

         (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

         (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

    The Riegle Act. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

    The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to  withhold  payment if  the  work does  not  meet the  quality  and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

    Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of the Loans".

RATING OF THE SECURITIES

    It will be a condition to the issuance of a class of Securities that they be rated in one of the four highest rating categories by the Rating
Agency identified in the related Prospectus Supplement. Any such rating would be based on among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will respect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

    The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series. See "Rating".

BOOK-ENTRY REGISTRATION

    If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations ("Participants"), Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing the Securities.

    In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on the Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities--Book-Entry Registration of Securities".

PRE-FUNDING ACCOUNTS

    If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into the Pre-Funding Account. In no event shall the Pre-Funded Amount exceed 25% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the Closing Date to a date not more than three months after the Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders and/or Noteholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

LOWER CREDIT QUALITY TRUST FUND ASSETS

    Certain of the Trust Fund Assets underlying or securing, as the case may be, a Series of Securities may have been made to lower credit quality borrowers who have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks and other traditional sources of lenders, and customers with a derogatory credit report including a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans and garnishment of wages. The average interest rate charged on such Trust Fund Assets made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. The payment experience on loans made to these types of borrowers is likely to be different (i.e., greater likelihood of later payments or defaults, less likelihood of prepayments) from that on loans made to borrowers with higher credit quality, and is likely to be more sensitive to changes in the economic climate in the areas in which such borrowers reside. See "The Mortgage Pool" in the related Prospectus Supplement.

DELINQUENT TRUST FUND ASSETS

    No more than 5% (by principal balance) of the Trust Fund Assets for any particular Series of Securities will be between 30 and 59 days past due as of the related Cut-off Date.

OTHER CONSIDERATIONS

    There is no assurance that the market value of the Trust Fund Assets or any other assets of a Series will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.


--------------------

    /F1/ Whenever the terms "Pool", "Certificates" and "Notes" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain undivided interests in, or Notes secured by the assets of, a single trust fund (the "Trust Fund") consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates or Notes of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

                                THE TRUST FUND

    The Certificates of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans or Private Asset Backed Securities, in each case as specified in the related Prospectus Supplement, together with payments in respect of such Trust Fund Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement./F1/ The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

    The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "Sellers"), and conveyed by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program-Underwriting Standards" or as otherwise described in a related Prospectus Supplement. See "Loan Program--Underwriting Standards".

    The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series of Certificates, or a servicing agreement (each, a "Servicing Agreement") between the Trustee and the Servicer with respect to a Series of Notes, and will receive a fee for such services. See "Loan Program" and "The Pooling and Servicing Agreement". With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

    As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

    If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund.

    With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

    Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See "The Agreements-- Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program--Representations by Sellers; Repurchases" and "The Agreements--Sub-Servicing of Loans", "--Assignment of Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

    The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Fund Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

    General. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving Credit Line Loans". The real property which secures repayment of the Loans is referred to as "Properties". Unless otherwise specified in the related Prospectus Supplement, the Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Property, which may be subordinated to one or more senior liens on the related Properties, each as described in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA.

    The Properties relating to Loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("Single Family Properties") or Small Mixed-Used Properties (as defined herein) which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. Such Properties may include vacation and second homes, investment properties and leasehold interests. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

    The payment terms of the Loans to be included in a Trust Fund will be described in the related
Prospectus Supplement and may include any of the following features (or combination thereof) or other features, all as described above or in the related Prospectus Supplement:

         (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage (the "Loan Rate") for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the Seller of the Property or another source.

         (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

         (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

    As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loan will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

    The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

    The Loans may include fixed-rate, closed-end mortgage loans having terms to maturity of up to 30 years and secured by first-lien mortgages originated on Properties containing one to four residential units and no more than three income producing non-residential units ("Small Mixed-Use Properties"). At least 50% of the units contained in a Small Mixed-Use Property will consist of residential units. Income from such non-residential units will not exceed 40% of the adjusted gross income of the related borrower. The maximum Loan-to-Value Ratio on Small Mixed-Use Properties will not exceed 65%. Small Mixed-Use Properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase.

    Home Improvement Contracts. The Trust Fund Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interest in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

    Except as otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

    The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

    Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., one- to four-family houses, individual units in condominium apartment buildings, vacation and second homes or other real property), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, and (viii) the geographical location of the Loans on a state-by-state basis. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

    Except as otherwise specified in the related Prospectus Supplement, the "Combined Loan-to-Value Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

PRIVATE ASSET BACKED SECURITIES

    General. Private Asset Backed Securities may consist of (a) pass-through certificates or participation certificates evidencing an undivided interest in a pool of home equity or home improvement loans, or (b) collateralized mortgage obligations secured by home equity or home improvement loans. Private Asset Backed Securities may include stripped asset backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain home equity or home improvement loans. Private Asset Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PABS Agreement"). The seller/servicer of the underlying Loans will have entered into the PABS Agreement with the trustee under such PABS Agreement (the "PABS Trustee"). The PABS Trustee or its agent, or a custodian, will possess the loans underlying such Private Asset Backed Security. Loans underlying a Private Asset Backed Security will be serviced by a servicer (the "PABS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PABS Servicer. Except as otherwise specified in the related Prospectus Supplement, the PABS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Asset Backed Securities, approved by HUD as an FHA mortgagee.

    The issuer of the Private Asset Backed Securities (the "PABS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. The PABS Issuer shall not be an affiliate of the Depositor. The obligations of the PABS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Except as otherwise specified in the related Prospectus Supplement, the PABS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Asset Backed Securities issued under the PABS Agreement. Additionally, although the loans underlying the Private Asset Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Asset Backed Securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the Private Asset Backed Securities on the dates specified in the related Prospectus Supplement. The Private Asset Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Asset Backed Securities by the PABS Trustee or the PABS Servicer. The PABS Issuer or the PABS Servicer may have the right to repurchase assets underlying the Private Asset Backed Securities after a certain date or under other circumstances as specified in the related Prospectus Supplement.

    Underlying Loans. The home equity or home improvement loans underlying the Private Asset Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, buydown loans, adjustable rate loans, or loans having balloon or other special payment features. Such loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related Prospectus Supplement, the underlying loans will have the following characterizations: (i) no loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each single family loan secured by a mortgaged property that had a Loan-to-Value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PABS Agreement, (v) each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each loan (other than a cooperative loan or a contract secured by a manufactured home) will be covered by a title insurance policy.

    Credit Support Relating to Private Asset Backed Securities. Credit support in the form of reserve funds, subordination of other private certificates issued under the PABS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Asset Backed Securities themselves.

    Rating of Private Asset Backed Securities. The PABS upon their issuance will have been assigned a rating in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

    Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Asset Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Asset Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the loans which comprise the underlying assets for the Private Asset Backed Securities including (A) the payment features of such loans, (B) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the loans, and (D) the minimum and maximum stated maturities of the underlying loans at origination, (iii) the maximum original term-to-stated maturity of the Private Asset Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Asset Backed Securities, (v) the pass-through or certificate rate of the Private Asset Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Asset Backed Securities, (vii) the PABS Issuer, the PABS Servicer (if other than the PABS Issuer) and the PABS Trustee for such Private Asset Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Asset Backed Securities or to such Private Asset Backed Securities themselves, (ix) the term on which the underlying loans for such Private Asset Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Asset Backed Securities, (x) the terms on which loans may be
substituted   for  those  originally  underlying  the  Private  Asset  Backed
Securities and (xi) to the extent provided in a periodic report to the Trustee in its capacity as holder of the PABS, certain information regarding the status of the credit support, if any, relating to the PABS.

                               USE OF PROCEEDS

    The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                THE DEPOSITOR

    Financial Asset Securities Corp., the Depositor, is a Delaware corporation organized on August 2, 1995 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. It is an indirect limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc., a registered securities broker-dealer. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

    Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                 LOAN PROGRAM

    The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

    Each Seller will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

    Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, the borrower's income will be verified by the Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

    In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

    Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit exist.

QUALIFICATIONS OF SELLERS

    Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Seller will be a seller/servicer approved by either FNMA or FHLMC.

REPRESENTATIONS BY SELLERS; REPURCHASES OR SUBSTITUTIONS

    Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Except as otherwise specified in the related Prospectus Supplement, such representations and warranties include, among other things:
(i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower;
(iii) that each Loan constituted a valid lien on the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property;
(v) that no required payment on a Loan was more than thirty days' delinquent; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

    If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representationes and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

    The  Master Servicer  or  the Trustee,  if  the  Master Servicer  is  the
Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) to substitute for such Loan a replacement loan that satisfies certain requirements set forth in the Agreement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities--General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

    Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under "The Agreements--Assignment of Trust Fund Assets".

                        DESCRIPTION OF THE SECURITIES

    Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that mainly differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

GENERAL

    Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Notes of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will be secured by the pledge of the assets of the related Trust Fund and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to Security Account";
(iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

    Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Trust Fund Assets in the related Trust Fund or on a different basis, in each case as specified in the related Prospectus
Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

    The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

    Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

    As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Securityholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, to the extent set forth in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

    General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

    Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the distributions to any class of Securities will be made pro rata to all Securityholders of that class.

    Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

         (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus
    Supplement) and interest on the Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except

             (a)  all payments which were due on or before the Cut-off Date;

             (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments and all other proceeds of any Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after the interest accrual period;

             (c) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period relating to such Distribution Date;

             (d) amounts received on particular Loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers, Support Servicers or the Trustee);

             (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "Advances" below, for
         advances  made  by  the   Master  Servicer,  Sub-Servicers,  Support
         Servicers or the Trustee that were deposited into the Security Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

             (f) that portion of each collection of interest on a particular Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Loans purchased pursuant to the Agreement;

         (ii) the amount of any advance made by the Master Servicer, Sub Servicer, Support Servicer or Trustee as described under "Advances" below and deposited by it in the Security Account;

         (iii)    if applicable, amounts withdrawn from a Reserve Account;

         (iv) if applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party guaranties; and

         (v) if applicable, the amount of prepayment interest shortfall.

    Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Security
Principal Balance (or, in the case of Securities (i) entitled only to distributions allocable to interest, the aggregate notional principal balance or (ii) which, under certain circumstances, allow for the accrual of interest otherwise scheduled for payment to remain unpaid until the occurrence of certain events specified in the related Prospectus Supplement) of each class of Securities entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Security Principal Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Security. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

    Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

    With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Securities in the Trust Fund, as reflected in the aggregate Security Principal Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

    Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Security Principal Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities and
(ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

    If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securityholders will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by other Securities in the Trust Fund. Increasing the interests of the other Securities relative to that of certain Securities allocated by the principal prepayments is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement-Subordination".

    Unscheduled Distributions. The Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, the distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date, and with respect to Securities of the same class, unscheduled distributions of principal will be made on the same basis as such distributions would have been made on the next Distribution Date on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

    To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or Support Servicers or funds held in the Security Account for future distributions to the holders of such Securities), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

    In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer or a Support Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer or a Support Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

    The Master Servicer or Sub-Servicer may enter into an agreement (a "Support Agreement") with a Support Servicer pursuant to which the Support Servicer agrees to provide funds on behalf of the Master Servicer or Sub-Servicer in connection with the obligation of the Master Servicer or Sub-Servicer, as the case may be, to make Advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings then in effect on the Securities.

    Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer, a Sub-Servicer or a Support Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer, a Sub-Servicer or a Support Servicer is entitled to be reimbursed for Advances. See "Description of the Securities-- Distributions on Securities" herein.

COMPENSATING INTEREST

    If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee.

REPORTS TO SECURITYHOLDERS

    Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

         (i) the  amount  of  such   distribution  allocable  to   principal,
    separately identifying the aggregate amount of any Principal Prepayments and any applicable prepayment penalties included therein;

         (ii)     the amount of such distribution allocable to interest;

         (iii)    the amount of any Advance;

         (iv)     the  aggregate   amount  (a)  otherwise   allocable  to  the
    Subordinated  Securityholders   on  such   Distribution  Date,  and   (b)
    withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Securityholders;

         (v) the outstanding principal balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

         (vi)     the  percentage   of   principal  payments   on  the   Loans
    (excluding prepayments), if any, which such class will be entitled to receive on the following Distribution Date;

         (vii) the percentage of Principal Prepayments on the Loans, if any, which such class will be entitled to receive on the following Distribution Date;

         (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

         (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (B) in foreclosure and delinquent
    (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

         (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         (xi) if a class is entitled only to a specified portion of payments of interest on the Loans in the related Pool, the Pass-Through Rate, if adjusted from the date of the last statement, of the Loans expected to be applicable to the next distribution to such class;

         (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

         (xiii)   the  Pass-Through   Rate  as   of  the  day  prior   to  the
    immediately preceding Distribution Date;
    and

         (xiv)    any  amounts  remaining   under  letters  of  credit,   pool
    policies or other forms of credit enhancement.

    Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

    In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION OF SECURITIES

    As described in the Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe) if they are participants ("Participants") of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and the Brussels, Belgium branch of Morgan Guarantee Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

    Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and Participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

    Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

    Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in
CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of Notes--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

    Monthly and annual reports on the Trust will be provided to CEDE, as nominee of DTC, and may be made available by CEDE to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

    DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    None of the Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                              CREDIT ENHANCEMENT

GENERAL

    Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the Trust Fund Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-support feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered be credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of deficiencies.

SUBORDINATION

    Protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus
Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. Delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

    In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

    Various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross support mechanism or otherwise.

    As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

    A separate Special Hazard Insurance Policy may be obtained for the Pool and issued by the insurer (the "Special Hazard Insurer") named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from
(i) loss by reason of damage to Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Properties are located or under a flood insurance policy if the Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreements-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reactions, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the Loan have been kept in force and other protection and preservation expenses have been paid.

    Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to Property securing a foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the Property to the Special Hazard Insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such Property. If the unpaid principal balance of a Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Property. Any amount paid as the cost of repair of the Property will further reduce coverage by such amount.

    The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Securities in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such Rating Agency.

BANKRUPTCY BONDS

    A bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code may be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Securities. See "Certain Legal Aspects of the Loans-Anti-Deficiency Legislation and Other Limitations on Lenders".

RESERVE ACCOUNTS

    Credit support with respect to a Series of Securities may be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

    The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

    Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which may include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

    Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

    A separate pool insurance policy ("Pool Insurance Policy") may be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the
Pool Insurer on behalf of itself, the Trustee and the holders of the Securities. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

    Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled;
(ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

    Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to purchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

    Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid may include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

FHA INSURANCE; VA GUARANTEES

    Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Considerations -- Title I Program", certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured.

    The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

    Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

    Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Loan.

    The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

    With respect to a defaulted VA guaranteed Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Property.

    The amount payable under the guarantee will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Loan, interest accrued on the unpaid balance of the Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

CROSS-SUPPORT

    The beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

    The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

    A Trust Fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or
(iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                     YIELD AND PREPAYMENT CONSIDERATIONS

    The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. With respect to a Trust Fund which includes Private Asset Backed Securities, the possible effects of the amount and timing of principal payments received with respect to the underlying mortgage loans will be described in the related Prospectus Supplement. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. Unless otherwise specified in the related Prospectus Supplement, Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Loans in a Pool will affect the life of the related Series of Securities.

    The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses". The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

    Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

    Unless otherwise specified in the related Prospectus Supplement, the Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

    The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. If prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans may experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

    When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Unless the Master Servicer remits amounts otherwise payable to it as servicing compensation, see "Description of the Securities-Compensating Interest", the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through until the month following receipt.

    Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

    Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

    Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

    If  the  rate at  which  interest  is passed  through  to the  holders of
Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

    Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements--Termination; Optional Termination".

    Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

    The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                THE AGREEMENTS

    Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. Except as otherwise specified, the Agreement described herein contemplates a Trust Fund comprised of Loans. The provisions of an Agreement with respect to a Trust Fund which consists of or includes Private Asset Backed Securities may contain provisions similar to those described herein but will be more fully described in the related Prospectus Supplement.

ASSIGNMENT OF THE TRUST FUND ASSETS

    Assignment of the Loans. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the Loan, the Combined Loan-to-Value Ratios at origination and certain other information.

    Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

    Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

    The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within a specified number of days after receipt of such notice (or such other period as may be specified in the related Prospectus Supplement), the Seller will be obligated either (i) to purchase the related Loan from the Trust at the Purchase Price or (ii) to remove such Loan from the Trust Fund and substitute in its place one or more other Loans. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Loan Program-Representations by Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

    The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

    The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase or replace the Loan at the Purchase Price. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

    Assignment of Private Asset Backed Securities. The Depositor will cause Private Asset Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Asset Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Asset Backed Security. See "The Trust Fund-Private Asset Backed Securities" herein. Each Private Asset Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Asset Backed Security conveyed to the Trustee.

    Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

    Each Sub-Servicer servicing a Loan pursuant to a Sub-Servicing Agreement (as defined below under "-Sub-Servicing of Loans") will establish and maintain an account (the "Sub-Servicing Account") which meets the following requirements and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")) of the FDIC. If a Sub-Servicing Account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the Sub-Servicing Account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the Master Servicer within one business day of receipt. In addition, the Sub-Servicer must maintain a separate account for escrow and impound funds relating to the Loans. Each Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described below under "-Sub-Servicing of Loans" that are received by it in respect of the Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement, the Sub-Servicer will remit or cause to be remitted to the Master Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to Loans that are required to be so remitted. The Sub-Servicer may also be required to advance on the scheduled date of remittance an amount corresponding to any monthly installment of interest and/or principal, less its servicing or other compensation, on any Loan for which payment was not received from the mortgagor. Unless otherwise specified in the related Prospectus Supplement, any such obligation of the Sub-Servicer to advance will continue up to and including the first of the month following the date on which the related Property is sold at a foreclosure sale or is acquired on behalf of the Securityholders by deed in lieu of foreclosure, or until the related Loan is liquidated.

    The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF,
(iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other high-quality investments ("Permitted Investments"). A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

    The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund on a daily basis, to the extent applicable and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

         (i) all payments on account of principal, including Principal Prepayments and any applicable prepayment penalties, on the Loans;

         (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

         (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Sub-Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

         (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Loan Program-Representations by Sellers; Repurchases" or "-Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "-Termination; Optional Termination" below;

         (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

         (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account; and

         (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

PRE-FUNDING ACCOUNT

    If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

SUB-SERVICING OF LOANS

    Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

    With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Loan; processing assumptions or substitutions, although, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Properties under certain circumstances; maintaining accounting records relating to the Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of interest and/or principal on Loans, as described more fully above under "-Payments on Loans; Deposits to Security Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

    As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the Mortgage Note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Loans if the Sub-Servicer elects to release the servicing of such Loans to the Master Servicer. See "-Servicing and Other Compensation and Payment of Expenses".

    Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

    Each Sub-Servicer will be required to service each Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer in the manner specified in such Sub-Servicing Agreement.

    The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Loans or enter into new Sub-Servicing Agreements with other Sub-Servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Seller or meet the standards for becoming a Seller or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Depositor. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

    The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Both the Sub-Servicer and the Master Servicer may be obligated to make Advances during any period of such an arrangement.

    Except as otherwise specified in the related Prospectus Supplement, in any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Loan may not be changed.

HAZARD INSURANCE

    Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

    The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement-Special Hazard Insurance Policies".

    If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

    Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds in an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since
Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement".

REALIZATION UPON DEFAULTED LOANS

    Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

    Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Loan will consist of the insured percentage of the unpaid principal amount of the covered Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

    Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including
(i) fraud or negligence in origination or servicing of the Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Loans; (ii) failure to construct the Property subject to the Loan in accordance with specified plans; (iii) physical damage to the Property; and (iv) the related Master Servicer or Sub-servicer not being approved as a servicer by the Primary Insurer.

    Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Property, to have the Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Property.

    In those cases in which a Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Securityholders, will present claims to the Primary Insurer, and all collection thereunder will be deposited in the Sub-Servicing Account. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

    If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    If recovery on a defaulted Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, except as otherwise specified in the Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's primary servicing compensation with respect to a Series of Securities will come from the monthly payment to it, out of each interest payment on a Loan, of an amount equal to the percentage per annum specified in the related Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Loan, such amounts will decrease as the Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers may be entitled to retain all assumption fees and late payment charges, to the extent collected from borrowers, and, if so provided in the related Prospectus Supplement, any prepayment penalties and any interest or other income which may be earned on funds held in the Security Account or any Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

    In addition to amounts payable to any Sub-Servicer, the Master Servicer will, unless otherwise specified in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Loans, including, without limitation, payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related Prospectus Supplement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

    Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Audit Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans or Private Asset Backed Securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

    Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

    Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

    The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

    Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

    Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance or gross negligence in the performance of duties thereunder or by reasons of reckless disregard of obligations and duties thereunder. To the extent provided in the related Agreement, the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor may be entitled to indemnification by the related Trust Fund and may be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

    Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    Pooling and Servicing Agreement; Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the aggregate Percentage Interests evidenced by such class; (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

    If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

    So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of
Securities of any class evidencing not less than 51% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of its rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

    No Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

    Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for five (5) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

    If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have a Pass-Through Rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

    If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 662/3% of the Percentage Interests of the Notes of such Series.

    Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

    Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATIONS; OPTIONAL TERMINATION

    Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Material Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

    Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

    Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

    In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

    The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                      CERTAIN LEGAL ASPECTS OF THE LOANS

    The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

    The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

    Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming.
After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

    Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

    Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

    When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees".

ENVIRONMENTAL RISKS

    Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks, and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

    Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

    In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

    Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act ("SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

    A regulation  promulgated by  the  U.S.  Environmental Protection  Agency
("EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

    On September 30, 1996, Congress amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the 1996 amendments specify the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

    Generally, the amendments state that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender
(i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or
(ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for
(x) overall management of the facility encompassing daily-decision making with respect to environmental compliance or (y) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The amendments also specify certain activities that are not considered to be "participation in management", including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

    The 1996 amendments also specify that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator", even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

    The CERCLA and SWDA lender liability amendments specifically address the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Home Equity Loans and the Home Improvement Contracts. The amendments do not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract, such as the Trust Fund does in connection with the Installment Contracts.

    If a lender (including a lender under an Installment Contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans (or at a property subject to an Installment Contract), would be imposed on the Trust Fund, and thus occasion a loss to the Securityholders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

    The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

DUE-ON-SALE CLAUSES

    Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

    In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.


ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

    In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

    Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board (the "FHLBB") prohibit the imposition of a prepayment penalty or equivalent fee in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Loans.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1993 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE HOME IMPROVEMENT CONTRACTS

    General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

    Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

    Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

    Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

    Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

    The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

    The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

    To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

    The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

    Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

    The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

    General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

    The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

    There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

    Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

    Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

    Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

    Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

    Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I Loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

    The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

    FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a fee (the "Premium"). For loans having a maturity of 25 months or less, the FHA bills the lender for the entire Premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a Premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the Premium paid for such year.

    Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

    The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

    Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

    Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

    When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than 9 months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

    Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

    The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

OTHER LEGAL CONSIDERATIONS

    The Loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the Loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and in addition could subject the Sellers to damages and administrative enforcement.

              CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

    The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

    The federal income tax consequences to holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES

    Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

    Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

    Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

    The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

    Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

    Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

    Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

    The Internal Revenue Services (the "IRS") recently issued regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

    The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

    The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of
(a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that Loans will be prepaid at that rate or at any other rate.

    The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

    Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

    A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

    Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

    Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust-- Discount or Premium on Pass-Through Securities."

    Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

    Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

    Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

    Premium. In the opinion of Tax Counsel, a holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

    Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

    General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

    Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in clause (i) or (ii) above, then a Security will qualify for the tax treatment described in clause (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

    As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

    General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

    Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

    Prohibited  Transactions  and  Contributions  Tax.    The  REMIC  will be
subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

    In the opinion of Tax Counsel, the holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

    In the opinion of Tax Counsel, the holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

    Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

    Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

    Sale or Exchange. In the opinion of Tax Counsel, a holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

    Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. An exception applies to organizations to which Code Section 593 applies (generally, certain thrift institutions); however, such exception will not apply if the aggregate value of the Residual Interest Securities is not considered to be "significant," as described below. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

    Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

    If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

    Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

    Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently released proposed regulations (the "Proposed Mark-to-Market Regulations") which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. The Proposed Mark-to-Market Regulations change the temporary regulations discussed below which allowed a REMIC Residual Interest Security to be marked-to-market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The temporary regulations released on December 28, 1993 (the "Temporary Mark to Market Regulations") provided that for purposes of this mark-to-market requirement, a "negative value" REMIC residual interest is not treated as a security and thus may not be marked to market. In addition, a dealer was not required to identify such REMIC Residual Interest Security as held for investment. In general, a REMIC Residual Interest Security has negative value if, as of the date a taxpayer acquires the REMIC Residual Interest Security, the present value of the tax liabilities associated with holding the REMIC Residual Interest Security exceeds the sum of (i) the present value of the expected future distributions on the REMIC Residual Interest Security, and (ii) the present value of the anticipated tax savings associated with holding the REMIC Residual Interest Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings were all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with OID,
(ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents and (iii) a discount rate equal to the "applicable Federal rate" (as specified in Section 1274(d)(1)) that would have applied to a debt instrument issued on the date of acquisition of the REMIC Residual Interest Security. Furthermore, the Temporary Mark to Market Regulations provided the IRS with the authority to treat any REMIC Residual Interest Security having substantially the same economic effect as a "negative value" residual interest. The IRS could issue subsequent regulations, which could apply retroactively, providing additional or different requirements with respect to such deemed negative value residual interests. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Proposed Mark to Market Regulations.

ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

    General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

    In the opinion of Tax Counsel, each holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

    Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

    The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

    In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

    Stripped  Securities.   A  Stripped Security  may  represent a  right  to
receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

    Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

    The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent
Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

    Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

    In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

    Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

    Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

    Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

    Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

    Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or
(iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

    Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including
OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

    Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

    Payments  to  holders of  Residual  Interest Securities  who are  foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest
Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-- Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

    Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

    If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

    Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

    Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

    In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the
Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

    In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

    The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

    If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    Section 708 Termination. In the opinion of Tax Counsel, under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

    Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

    Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies .

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i)  the name, address and taxpayer  identification number of the nominee and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

    The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

    Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                           STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "Certain Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                             ERISA CONSIDERATIONS

    The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

    ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

    On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

    In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code
Section 4975 unless a statutory or administrative exemption applies.

    In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

    The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i)
Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of Trust Securities; provided that the Securities in the case of clause
(i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

    PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

    Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc., an individual exemption (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374, 55 Fed. Reg. 36724) (the "Underwriter Exemption") which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

    The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust", however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and
(iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

    The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

    All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

    There may be other restrictions on the ability of certain investors, including depositors institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                            METHOD OF DISTRIBUTION

    The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as underwriter with other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

    Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by GCM acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Securities, GCM will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Trust Fund Assets as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Securities as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

    The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

    In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's loans or private asset backed securities, pending the sale of such loans or private asset backed securities, or interests therein, including the Securities.

    The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                LEGAL MATTERS

    The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York 10048.

                            FINANCIAL INFORMATION

    A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

    It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

    Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

    The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.


     No dealer, salesman or other person has
been authorized to  give any information  or                       CITYSCAPE HOME LOAN
to make any representations other than those                       OWNER TRUST 1997-3
contained in or incorporated by reference in
this Prospectus Supplement or the Prospectus
and, if  given or made,  such information or
representations  must  not  be  relied upon.                     $50,100,000  Class A-1,
This Prospectus Supplement and the  Prospec-           Variable Rate Home Loan Asset Backed Notes
tus do  not constitute an offer to sell or a
solicitation   of  an   offer  to   buy  any                     $28,400,000  Class A-2,
securities other than the securities offered               7.37% Home Loan Asset Backed Notes
hereby, nor  an offer of  the securities  in
any state  or jurisdiction  in which,  or to                     $22,000,000  Class A-3,
any  person  to whom,  such  offer would  be               7.31% Home Loan Asset Backed Notes
unlawful. The  delivery  of this  Prospectus
Supplement  or the  Prospectus  at any  time                     $22,900,000  Class A-4,
does not  imply that  information herein  or               7.57% Home Loan Asset Backed Notes
therein is correct as of any time subsequent
to its date.                                                     $13,600,000  Class A-5,
                                                           7.89% Home Loan Asset Backed Notes
              TABLE OF CONTENTS
                                        Page                     $14,000,000  Class A-6
            PROSPECTUS SUPPLEMENT                          7.41% Home Loan Asset Backed Notes
Incorporation   of   Certain   Documents  by
Reference . . . . . . . . . . . . . . . . ii                     $22,500,000  Class M-1,
Summary of Terms  . . . . . . . . . . .  S-1               7.68% Home Loan Asset Backed Notes
Risk Factors  . . . . . . . . . . . . . S-11
The Trust . . . . . . . . . . . . . . . S-16                     $15,500,000  Class M-2,
The Pool  . . . . . . . . . . . . . . . S-17               7.84% Home Loan Asset Backed Notes
Cityscape Corp. . . . . . . . . . . . . S-25
Description of Credit Enhancement . . . S-29                      $9,000,000  Class B,
Description of the Notes  . . . . . . . S-31               8.17% Home Loan Asset Backed Notes
Description   of   Transfer   and  Servicing
Agreements  . . . . . . . . . . . . . . S-41
Prepayment and Yield Considerations . . S-45                         FINANCIAL ASSET
Certain Federal Income Tax Consequences S-60                        SECURITIES CORP.
State Tax Consequences  . . . . . . . . S-60                           (DEPOSITOR)
ERISA Considerations  . . . . . . . . . S-60
Method of Distribution  . . . . . . . . S-62
Legal Investment Matters  . . . . . . . S-63
Legal Matters . . . . . . . . . . . . . S-63                      PROSPECTUS SUPPLEMENT
Ratings . . . . . . . . . . . . . . . . S-63

                 PROSPECTUS                                         GREENWICH CAPITAL

                                                                        MARKETS, INC.
Prospectus  Supplement or Current  Report on
Form 8-K  . . . . . . . . . . . . . . . .   2
Incorporation  of  Certain   Information  by                    BEAR, STEARNS & CO. INC.
Reference . . . . . . . . . . . . . . . .   2
Available Information . . . . . . . . . .   2
Reports to Securityholders  . . . . . . .   3                          June 10, 1997
Summary of Terms  . . . . . . . . . . . .   4
Risk Factors  . . . . . . . . . . . . . .  11
The Trust Fund  . . . . . . . . . . . . .  16
Use of Proceeds . . . . . . . . . . . . .  22
The Depositor . . . . . . . . . . . . . .  22
Loan Program  . . . . . . . . . . . . . .  22
Description of the Securities . . . . . .  24
Credit Enhancement  . . . . . . . . . . .  34
Yield and Preypayment Considerations  . .  40
The Agreements  . . . . . . . . . . . . .  42
Certain Legal Aspects of the Loans  . . .  55
Certain Material Federal Income Tax
  Consequences  . . . . . . . . . . . . .  67
State Tax Considerations  . . . . . . . .  87
ERISA Considerations .  . . . . . . . . .  87
Legal Investment  . . . . . . . . . . . .  89
Method of Distribution  . . . . . . . . .  90
Legal Matters . . . . . . . . . . . . . .  91
Financial Information . . . . . . . . . .  91
Rating  . . . . . . . . . . . . . . . . .  91
